EXHIBIT 10.1

                                                           EXECUTION COPY

                                  $350,000,000

                                CREDIT AGREEMENT

                                      among

                           PENN NATIONAL GAMING, INC.,

                                  as Borrower,

                               The Several Lenders

                        from Time to Time Parties Hereto,

                              LEHMAN BROTHERS INC.,

                   as Lead Arranger and Book-Running Manager,

                            CIBC WORLD MARKETS CORP.,

                as Co-Lead Arranger and Co-Book-Running Manager,

                          LEHMAN COMMERCIAL PAPER INC.,

                              as Syndication Agent,

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                             as Administrative Agent

                                       and

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,

              FIRST UNION NATIONAL BANK and WELLS FARGO BANK, N.A.,

                             as Documentation Agents

                           Dated as of August 8, 2000

                                TABLE OF CONTENTS

                                                                        PAGE
SECTION 1. DEFINITIONS                                                  1
1.1      Defined Terms.                                                 1
1.2      Other Definitional Provisions.                                 31
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS                              32
2.1      Term Loan Commitments.                                         32
2.2      Procedure for Term Loan Borrowing.                             32
2.3      Repayment of Term Loans.                                       32
2.4      Revolving Credit Commitments.                                  34
2.5      Procedure for Revolving Credit Borrowing.                      34
2.6      Swing Line Commitment.                                         35
2.7      Procedure for Swing Line Borrowing; Refunding of Swing
         Line Loans.                                                    35
2.8      Repayment of Loans; Evidence of Indebtedness.                  37
2.9      Commitment Fees, etc.                                          38
2.10     Termination or Reduction of Revolving Credit Commitments.      38
2.11     Optional Prepayments.                                          38
2.12     Mandatory Prepayments and Commitment Reductions.               39
2.13     Conversion and Continuation Options.                           41
2.14     Minimum Amounts and Maximum Number of Eurodollar Tranches.     41
2.15     Interest Rates and Payment Dates.                              41
2.16     Computation of Interest and Fees.                              42
2.17     Inability to Determine Interest Rate.                          42
2.18     Pro Rata Treatment and Payments.                               43
2.19     Requirements of Law.                                           46
2.20     Taxes.                                                         47
2.21     Indemnity.                                                     49
2.22     Illegality.                                                    49
2.23     Change of Lending Office; Etc.                                 49
2.24     Replacement of Lenders.                                        50
SECTION 3. LETTERS OF CREDIT                                            51
3.1      L/C Commitment.                                                51
3.2      Procedure for Issuance of Letter of Credit.                    51
3.3      Fees and Other Charges.                                        52
3.4      L/C Participations.                                            52
3.5      Reimbursement Obligation of the Borrower.                      53
3.6      Obligations Absolute.                                          54
3.7      Letter of Credit Payments.                                     54
3.8      Applications.                                                  54
3.9      Indemnification; Nature of Issuing Lenders' Duties             54
SECTION 4. REPRESENTATIONS AND WARRANTIES                               55
4.1      Financial Condition.                                           56
4.2      No Change                                                      56
4.3      Corporate Existence; Compliance with Law.                      56
4.4      Corporate Power; Authorization; Enforceable Obligations.       57
4.5      No Legal Bar.                                                  57
4.6      No Material Litigation.                                        57
                                       i
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4.7      No Default.                                                    58
4.8      Ownership of Property; Liens.                                  58
4.9      Intellectual Property.                                         58
4.10     Taxes.                                                         58
4.11     Federal Regulations.                                           58
4.12     Labor Matters.                                                 59
4.13     ERISA.                                                         59
4.14     Investment Company Act; Other Regulations.                     59
4.15     Subsidiaries.                                                  59
4.16     Use of Proceeds.                                               60
4.17     Environmental Matters.                                         60
4.18     Accuracy of Information, etc.                                  61
4.19     Security Documents.                                            61
4.20     Solvency.                                                      62
4.21     Senior Indebtedness.                                           63
4.22     Regulation H.                                                  63
4.23     [Intentionally omitted].                                       63
4.24     Insurance.                                                     63
4.25     Real Estate.                                                   63
4.26     Acquisition Documentation.                                     65
4.27     Permits.                                                       65
4.28     Leases.                                                        66
4.29     New Jersey Joint Venture                                       67
4.30     Consent Solicitation.                                          67
SECTION 5. CONDITIONS PRECEDENT                                         67
5.1      Conditions to Initial Extension of Credit.                     67
5.2      Conditions to Each Extension of Credit.                        74
SECTION 6. AFFIRMATIVE COVENANTS                                        74
6.1      Financial Statements.                                          74
6.2      Certificates; Other Information.                               75
6.3      Payment of Obligations.                                        77
6.4      Conduct of Business and Maintenance of Existence, etc.         77
6.5      Maintenance of Property; Insurance.                            78
6.6      Inspection of Property; Books and Records; Discussions.        79
6.7      Notices.                                                       79
6.8      Environmental Laws.                                            81
6.9      Interest Rate Protection.                                      81
6.10     Additional Collateral, etc.                                    81
6.11     ERISA Documents.                                               83
6.12     Use of Proceeds.                                               84
6.13     Post-Closing Deliverables and Undertakings.                    84
6.14     Further Assurances.                                            84
6.15     Gaming Facilities.                                             84
6.16     Registration of Barges.                                        84
SECTION 7. NEGATIVE COVENANTS                                           84
7.1      Financial Condition Covenants.                                 84
7.2      Limitation on Indebtedness.                                    88
7.3      Limitation on Liens.                                           89
7.4      Limitation on Fundamental Changes.                             90
7.5      Limitation on Disposition of Property.                         91

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7.6      Limitation on Restricted Payments.                             91
7.7      Limitation on Capital Expenditures.                            92
7.8      Limitation on Investments.                                     92
7.9      Limitation on Optional Payments and Modifications of
         Indebtedness.                                                  96
7.10     Limitation on Transactions with Affiliates.                    96
7.11     Limitation on Sales and Leasebacks.                            96
7.12     Limitation on Changes in Fiscal Periods.                       96
7.13     Limitation on Negative Pledge Clauses.                         97
7.14     Limitation on Restrictions on Subsidiary Distributions, etc.   97
7.15     Limitation on Lines of Business.                               97
7.16     Limitation on Amendments to Acquisition Documentation.         97
7.17     Limitation on Hedge Agreements.                                97
7.18     Restriction on Leases.                                         97
SECTION 8. EVENTS OF DEFAULT                                            98
SECTION 9. THE AGENTS; THE ARRANGERS                                    102
9.1      Appointment.                                                   102
9.2      Delegation of Duties.                                          102
9.3      Exculpatory Provisions.                                        102
9.4      Reliance by Agents.                                            103
9.5      Notice of Default.                                             103
9.6      Non-Reliance on Agents and Other Lenders.                      104
9.7      Indemnification.                                               104
9.8      Arrangers and Agents in Their Individual Capacities.           105
9.9      Successor Agents.                                              105
9.10     Authorization to Release Liens.                                105
9.11     The Arrangers and the Documentation Agents.                    106
SECTION 10. MISCELLANEOUS                                               106
10.1     Amendments and Waivers.                                        106
10.2     Notices.                                                       107
10.3     No Waiver; Cumulative Remedies.                                110
10.4     Survival of Representations and Warranties                     110
10.5     Payment of Expenses.                                           110
10.6     Successors and Assigns; Participations and Assignments.        111
10.7     Adjustments; Set-off.                                          114
10.8     Counterparts.                                                  115
10.9     Severability.                                                  115
10.10    Integration.                                                   115
10.11    GOVERNING LAW.                                                 115
10.12    Submission To Jurisdiction; Waivers.                           115
10.13    [Intentionally omitted].                                       116
10.14    Acknowledgments.                                               116
10.15    Confidentiality.                                               116
10.16    Release of Collateral and Guarantee Obligations.               116
10.17    Accounting Changes.                                            117
10.18    Delivery of Lender Addenda.                                    117
10.19    Construction.                                                  117
10.20    WAIVERS OF JURY TRIAL.                                         118

ANNEXES:

A                                       Pricing Grid


SCHEDULES:

1.1               Mortgaged Properties

4.4               Consents, Authorizations, Filings and Notices
4.15(a)           Subsidiaries
4.15(b)           Outstanding Subscriptions, etc.
4.17              Environmental Matters
4.19(a)-1         Uniform Commercial Code Filing Jurisdictions - Collateral
4.19(a)-2         Uniform Commercial Code Financing Statements to Remain on File
4.19(a)-3         Uniform Commercial Code Financing Statements to be Terminated
4.19(b)           Mortgage Filings Jurisdictions
4.19(c)           Uniform Commercial Code Filing Jurisdictions -
                  Intellectual Property
4.19(d)           Collateral
                  Ship Mortgage Filing Locations

4.25              Real Estate
4.25(g)           Structural Defects
4.25(h)           Possessory Interest in Real Estate
4.26              Acquisition Documentation
4.29(a)           New Jersey Joint Venture Ownership Structure
4.29(b)           New Jersey Joint Venture Contingent Obligations
5.1(s)(iv)        Foreign Qualifications
6.5(d)            Vessel and Barge Insurance
6.13              Post-Closing Deliverables and Undertakings
7.2(d)            Existing Indebtedness
7.3(f)            Existing Liens
8(g)(i)           Required Payments to Employee Welfare Benefit Plans
8(g)(ii)          Required Payments to Multiemployer Plans

A                 Form of Guarantee and Collateral Agreement
B                 Form of Compliance Certificate
C                 Form of Closing Certificate
D                 Form of Mortgage---(INTENTIONALLY OMITTED)
E                 Form of Assignment and Acceptance
F                 Form of Legal Opinion of Morgan, Lewis & Bockius LLP
                  (INTENTIONALLY OMITTED)
G-1               Form of Term Note
G-2               Form of Revolving Credit Note
G-3               Form of Swing Line Note
H                 Form of Prepayment Option Notice
I                 Form of Exemption Certificate
J                 Form of Lender Addendum
K                 Form of Solvency Certificate

L                 Form of Subordinated Intercompany Note
M                 Form of Notice of Borrowing
N                 Form of Ship Mortgage
O                 Form of Estoppel
P                Form of Subordination, Non-Disturbance and Attornment Agreement

     CREDIT AGREEMENT, dated as of August 8, 2000, among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as lead arranger and book-running manager (in such capacity, the "Lead Arranger"), CIBC WORLD MARKETS CORP., as co-lead arranger and co-book-running manager (in such capacity, the "Co-Lead Arranger" and together with the Lead Arranger, the "Arrangers"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent (in such capacity, the "Administrative Agent"), and THE CIT GROUP/EQUIPMENT FINANCING, INC., FIRST UNION NATIONAL BANK and WELLS FARGO BANK, N.A., each as documentation agent (in such capacity, the "Documentation Agents").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has agreed to acquire, directly or indirectly, from Pinnacle Entertainment, Inc. (formerly known as Hollywood Park, Inc.), the assets of the Bay St. Louis Casino in Bay St. Louis, Mississippi and the Boomtown Casino in Biloxi, Mississippi pursuant to the Acquisition Agreements;

     WHEREAS, the Acquisition will be consummated for an aggregate purchase price not exceeding $195,000,000 (plus any adjustment pursuant to Section 3.3.2 of each Acquisition Agreement), plus fees and expenses;

     WHEREAS, the Borrower has requested that the Lenders make credit facilities available to the Borrower:

(i)  in order to finance the acquisition of the Acquired Business;

(ii) in order to refinance approximately $97,000,000 of existing debt of the Borrower and its Subsidiaries (including a tender offer for all of the Borrower's existing 105/8% Senior Notes due 2004); and

(iii)for the other purposes set forth herein, including, without limitation, financing the working capital needs of the Borrower and its Subsidiaries;

     WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.                    DEFINITIONS

1.1  Defined Terms. As used in this Agreement,  the terms listed in this Section
     1.1 shall have the respective meanings set forth in this Section 1.1.

     "Accepting Lender": as defined in Section 2.18(d).

     "Acknowledgement and Consent": the Acknowledgement and Consent of each Issuer (as defined in the Guarantee and Collateral Agreement) that is not also a Grantor (as defined in the Guarantee and Collateral Agreement) or otherwise excluded, substantially in the form of Exhibit A to the Guarantee and Collateral Agreement.

     "Acquired Business": collectively, the Bay St. Louis Casino and the Boomtown Casino.


     "Acquisition": the Borrower's acquisition of the Acquired Business pursuant to the Acquisition Agreements.


     "Acquisition Agreements": collectively, the two asset purchase agreements which BSL, Inc. and BTN, Inc., respectively, entered into on December 9, 1999, each with a separate wholly-owned subsidiary of Pinnacle Entertainment, Inc. (formerly known as Hollywood Park, Inc.), Casino Magic Corporation and Boomtown, Inc., respectively, to acquire all of the assets comprising the Acquired Business, as each may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "Acquisition Documentation": collectively, the Acquisition Agreements and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented, replaced or otherwise modified from time to time.

     "Administrative Agent": as defined in the preamble hereto.

     "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Affiliated Fund": means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Agents":   the  collective   reference  to  the  Syndication   Agent,  the
Administrative Agent and the Documentation Agents.

     "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

     "Aggregate Exposure Percentage" with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

     "Aggregate Required Lenders": means, at any time, the Required Revolving Credit Lenders, the Required Tranche A Term Loan Lenders and the Required Tranche B Term Loan Lenders, each voting as a separate class.

     "Agreement": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:


                                                 Base Rate         Eurodollar
                                                 Loans             Loans

                 Revolving Credit Loans          2.25%             3.25%
                 Swing Line Loans                2.25%             N/A
                 Tranche A Term Loans            2.25%             3.25%
                 Tranche B Term Loans            3.00%             4.00%

provided, that on and after the date that is six months after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans, Tranche A Term Loans and Tranche B Term Loans will be determined pursuant to the Pricing Grid.

     "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

     "Arrangers": as defined in the preamble hereto.

     "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c) or (d) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value (as determined by the Administrative Agent) in the case of other non-cash proceeds) in excess of $50,000.

     "Assignee": as defined in Section 10.6(c).


     "Assignor": as defined in Section 10.6(c).


     "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

     "Barges": means (i) the Casino Magic barge, #Patco 300, (ii) Entertainment barge, hull number 1931 (one of two barges comprising the entertainment complex at the Bay St. Louis Casino), (iii) Entertainment barge, hull number 1973 (one of two barges comprising the entertainment complex at the Bay St. Louis Casino),
(iv) Driveway barge, Y250 Work Barge and (v) any other barge or barges, all of which are located at the Bay St. Louis Casino in Bay St. Louis, Mississippi.

     "Base Rate": at any time, the higher of (x) the Reference Rate, or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

     "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.


     "Bay St. Louis Casino": the Gaming Facility known as "The Casino Magic Bay St. Louis Casino" owned immediately prior to the Closing Date by Mardi Gras Casino Corporation, a wholly-owned subsidiary of Pinnacle Entertainment, Inc. (formerly known as Hollywood Park, Inc.), located in Bay St. Louis, Mississippi.

     "Benefited Lender": as defined in Section 10.7.

     "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).


     "Boomtown Casino": the Gaming Facility known as "The Boomtown Biloxi Casino" owned immediately prior to the Closing Date by Mississippi - I Gaming, L.P., a wholly-owned subsidiary of Pinnacle Entertainment, Inc. (formerly known as Hollywood Park, Inc.), located in Biloxi, Mississippi.

     "Borrower": as defined in the preamble hereto.


     "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lender(s) to make Loans hereunder.


     "Business Day": (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with Eurodollar Loans, any day that (a) is a Business Day described in clause (i) above, and (b) which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

     "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

     "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP ("Capital Leases"), and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "Capital   Leases":   as  defined  in  the  definition  of  "Capital  Lease
Obligations."

     "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing no more than nine months from the date of creation thereof; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

     "Casino Rama": the Gaming Facility known as the "Casino Rama" managed by CRC and located in Ontario, Canada.


     "Casino Rouge": the Gaming Facility known as the "Casino Rouge" owned immediately prior to the CRC Closing Date by LCCI and located in Baton Rouge, Louisiana.

     "Charles Town Gaming Facility": the Gaming Facility known as "The Charles Town Races at the Charles Town Entertainment Complex," located in Charles Town, West Virginia.

     "Closing  Date":  the date on which the  conditions  precedent set forth in
Section 5.1 shall have been satisfied, which date shall not be later than August 9, 2000.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.


     "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, including, without limitation, the Intellectual Property Collateral.

     "Commitment":  as to  any  Lender,  the  sum  of the  Tranche  A Term  Loan
Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

     "Commitment Fee Rate": 1/2 of 1% per annum.


     "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

     "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

     "Confidential   Information   Memorandum":   the  Confidential  Information
Memorandum dated July 2000, as supplemented from time to time, and furnished to the initial Lenders.

     "Consolidated EBITDA": of any Person for any period of four consecutive fiscal quarters, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans and Letters of Credit), (c) depreciation expense, (d) amortization expense, (e) any pre-opening expenses, (f) any non-recurring non-cash charges, (g) any cash dividends or distributions actually paid to such Person and its Subsidiaries by joint ventures and (h) any customary and reasonable transaction costs directly related to the negotiation and consummation of the CRC Acquisition, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense) and (b) any non-recurring, non-cash income, all as determined on a consolidated basis; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries (i) for the period ending September 30, 2000, the Consolidated EBITDA attributable to the Charles Town Gaming Facility shall be twice the sum of the Consolidated EBITDA for such facility for the fiscal quarters ending (x) June 30, 2000 and (y) September 30, 2000 and (ii) for the period ending December 31, 2000, the Consolidated EBITDA attributable to the Charles Town Gaming Facility shall be the sum of the Consolidated EBITDA for such facility for the fiscal quarters ending (x) June 30, 2000, (y) September 30, 2000 and (z) December 31, 2000, multiplied by 4/3.

     "Consolidated  Fixed Charge Coverage Ratio":  for any period,  the ratio of
(a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period minus Maintenance Capital Expenditures for such period to (b) Consolidated Fixed Charges for such period.

     "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period plus capitalized interest of the Borrower and its Subsidiaries for such period minus interest income of the Borrower and its Subsidiaries for such period, (b) provision for income tax expense of the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans).

     "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided that Consolidated Interest Expense shall not in any event include capitalized interest.

     "Consolidated Lease Occupancy Cost Payments": for any period, the aggregate of all amounts paid or payable by the Borrower and its Subsidiaries on a consolidated basis during such period according to any occupancy cost formula in any Operating Leases of real property to which the Borrower or any of its Subsidiaries is a party as lessee.

     "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period (after giving pro forma effect to any acquisitions and/or Asset Sales or other Dispositions during such period).

     "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any Period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries,
(b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

     "Consolidated Net Worth": at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders' equity at such date.

     "Consolidated Rental Payments": for any period, the aggregate amount of all base rents paid or payable by the Borrower and its Subsidiaries on a consolidated basis during such period under all Operating Leases of real property to which the Borrower or any of its Subsidiaries is a party as lessee; provided, that such amount shall not include Consolidated Lease Occupancy Cost Payments.

     "Consolidated Senior Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Total Debt on such day minus all unsecured subordinated Indebtedness of the Borrower and its Subsidiaries at such date to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period (after giving pro forma effect to any acquisitions and/or Asset Sales or other Dispositions during such period).

     "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date of the types described in clauses (a), (c), (e), (f), (h) (other than to the extent involving Indebtedness of the types referred to in clauses (d) or (g))) and (i) of the definition of "Indebtedness" in this Section, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors": as to any Person, the directors of such Person on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of such Person is recommended by at least 75% of the then Continuing Directors or such other director receives the vote of each of the shareholders of such Person on the Closing Date in his or her election by the shareholders of such Person.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

     "Control Agreement": each Control Agreement to be executed and delivered by each Loan Party thereto, substantially in the form of Exhibit C, Exhibit D or Exhibit E, as the case may be, to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "CRC":  CRC  Holdings,   Inc.,  a  Florida  corporation,   which  (i)  owns
approximately 59% of LCCI and (ii) manages Casino --- Rama pursuant to a management contract with a term through 2011.

     "CRC Acquired Business": collectively, CRC and LCCI.


     "CRC Acquisition": the acquisition by the Borrower of CRC and approximately 41% of LCCI, in accordance with all of the terms and conditions set forth in
Section 7.8(e), pursuant to that certain Agreement and Plan of Merger, dated July 31, 2000, by and among CRC, the Borrower, Casino Holdings, Inc., a Delaware corporation, and Sherwood Weiser and Donald E. Lefton, each a shareholder.

     "CRC Closing Date": the date on which all of the conditions precedent set forth in Section 7.8(e) shall have been satisfied.

     "Debt Service Maintenance Agreement": that certain Debt Service Maintenance Agreement among the Borrower, Backside, Inc., The Downs Racing, Inc., Mill Creek Land, Inc., Mountainview Thoroughbred Association, Northeast Concessions, Inc., PNGI Pocono, Inc., Penn National Gaming of West Virginia, Inc., Penn National GSFR, Inc., Penn National Holding Company, Penn National Speedway, Inc., Pennsylvania National Turf Club, Inc., Sterling Aviation Inc., Tennessee Downs, Inc. and Wilkes-Barre Downs, Inc. for the benefit of Commerce Bank, N.A., dated as of July 29, 1999, as amended or otherwise modified from time to time in accordance with this Agreement.

     "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Derivatives Counterparty": as defined in Section 7.6.

     "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

     "Disqualified Stock": any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock).

     "Documentation Agents": as defined in the preamble hereto.

     "Dollars" and "$": dollars in lawful currency of the United States of America.

     "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

     "Eligible Assignee": any Person that is (I) to the extent required under applicable Gaming Laws, registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Authorities, and (II)(A)(i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof; provided that such financial institution has a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; (iii) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and investment funds and any Affiliated Funds thereof; or (iv) any other Person approved by the Administrative Agent and the Borrower or (B) any Lender or any Affiliate, Control Investment Affiliate or Affiliated Fund of any Lender; provided that no Affiliate of the Borrower shall be an Eligible Assignee.

     "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

     "Environmental  Permits":  any  and  all  permits,   licenses,   approvals,
registrations, notifications, exemptions and any other authorization required under any Environmental Law.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Estoppels": collectively, (i) that certain Lessor Consent and Estoppel Certificate executed by Raphael Skrmetta in connection with the Boomtown Casino,
(ii) that certain Lessor Consent and Estoppel Certificate executed by the Secretary of State of the State of Mississippi, on behalf on the State of Mississippi in connection with the Boomtown Casino, (iii) that certain Lessor Consent and Estoppel Certificate executed by Martha Peresich McDermott or her successor or assign in connection with the Boomtown Casino, (iv) that certain Lessor Consent and Estoppel Certificate executed by Gary Gollott, Tommy Gollott and Tyrone Gollott in connection with the Boomtown Casino, (v) that certain Lessor Consent and Estoppel Certificate executed by Andrew Cvitanovich and Anthony C. Cvitanovich in connection with the Boomtown Casino, (vi) that certain Lessor Consent and Estoppel Certificate executed by Joseph A. Suarez, Jr. and Mary Ellen Suarez in connection with the Boomtown Casino, (vii) that certain Lessor Consent and Estoppel Certificate executed by R.A. Fayard Seafood Co., Inc. in connection with the Boomtown Casino, (viii) that certain Lessor Consent and Estoppel Certificate executed by James A. Desporte and Linda L. Desporte in connection with the Boomtown Casino, (ix) that certain Lessor Consent and Estoppel Certificate executed by Marilyn C. Hille in connection with the Bay St. Louis Casino, and (x) that certain Lessor Consent and Estoppel Certificate executed by L.D. Lang, Jr. in connection with the Bay St. Louis Casino, each of which Lessor Consents and Estoppels shall be substantially in the form attached hereto as Exhibit O.

     "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the stated maximum rate (expressed as a percentage) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such day to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, (x) the rate of interest equal to (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on page 3750 of the Telerate screen at or about 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, or (b) if such a rate does not appear on page 3750 of the Telerate screen, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent in the interbank Eurodollar market as at or about 11:00 A.M. (New York City time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Eurodollar Loan and for a period approximately equal to such Interest Period.

     "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

     "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in material adverse tax consequences to the Loan Parties, taken as a whole; provided, however, that a Foreign Subsidiary that is treated as a pass-through entity for United States federal income tax purposes shall not be an Excluded Foreign Subsidiary while so treated.

     "Existing Credit Facilities": (a) that certain Second Amended and Restated Credit Agreement among the Borrower, various banks and First Union National Bank, as agent, dated as of January 28, 1999, and (b) that certain Senior Secured Multiple Draw Term Loan Agreement among Penn National Gaming of West Virginia, Inc., as borrower, the Borrower, as guarantor, the lenders referred to therein and Bank of America, N.A., as administrative agent, dated as of December 13, 1999, each as may be amended, supplemented, replaced or otherwise modified from time to time.

     "Existing Notes": the Borrower's existing 10 5/8% Senior Notes due 2004.


     "Extraordinary Receipts": any cash or Cash Equivalents received by or paid to or for the account of any Loan Party from pension plan reversions, indemnities, warranties, purchase price adjustments or amounts received in settlement of or in respect of litigation, including, without limitation, indemnity payments and purchase price adjustments under the Acquisition Agreements and the other Acquisition Documentation.

     "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

     "Federal Funds Effective Rate": means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal

Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fee Letter": the Fee Letter, dated June 12, 2000, among the Borrower, the Agents and the Arrangers, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.


     "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower. (e.g., FQ3 2000 means the third fiscal quarter of the Borrower's 2000 fiscal year, which ends September 30, 2000).

     "Funded Debt": as to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

     "Funding   Office":   the  office  specified  from  time  to  time  by  the
Administrative Agent as its funding office by notice to the Borrower and the Lenders.

     "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

     "Gaming Approval" means any and all approvals, authorizations, consents, rulings, orders or directives of any Governmental Authority (i) necessary to enable the Borrower or any of its Subsidiaries to engage in the casino, gambling, horse racing or gaming business or otherwise continue to conduct its business as it is conducted on the Closing Date, (ii) required by any Gaming Authority or under any Gaming Law or (iii) necessary to accomplish the financing and other transactions contemplated hereby.

     "Gaming Authority" means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or any Gaming Facility (including, without limitation, the Mississippi Gaming Commission, the Pennsylvania State Horse Racing Commission , the Pennsylvania State Harness Racing Commission, the West Virginia Racing Commission, the West Virginia Lottery Commission, the New Jersey Racing Commission and the New Jersey Casino Control Commission), or with regulatory, licensing or permitting authority or jurisdiction over any gaming operation (or proposed gaming
operation)   owned,   managed  or  operated  by  the  Borrower  or  any  of  its
Subsidiaries.

     "Gaming Facility" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including, without limitation, any casinos, hotels, resorts, race tracks, off-track wagering sites, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment.

     "Gaming Laws" means all applicable provisions of all:

(i) constitutions, treaties, statutes or laws governing gaming operations or Gaming Facilities (including, without limitation, card club casinos and pari mutuel race tracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or Gaming Facility activities conducted by the Borrower or any of its Subsidiaries within its jurisdiction,

(ii) Gaming Approvals and

(iii)orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

     "Governing Documents": collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of such Person.

     "Governmental Acts": as defined in Section 3.9.


     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any Gaming Authority).

     "Ground Leases": collectively, (i) that certain Ground Lease between Raphael Skrmetta, as landlord, and BTN, Inc., successor in interest to Mississippi-I Gaming, L.P., as tenant, dated as of October 19, 1993, in connection with the Boomtown Casino (the "Skrmetta Lease"), (ii) that certain Public Trust Tidelands Lease entered into by the Secretary of State of the State of Mississippi, on behalf of the State of Mississippi, as landlord, and BTN, Inc., successor in interest to Mississippi-I Gaming, L.P., as tenant, dated as of August 15, 1994, in connection with the Boomtown Casino (the "Tidelands Lease"), (iii) that certain Lease Agreement between Martha Peresich McDermott, as landlord, and BTN, Inc., successor in interest to Mississippi-I Gaming, L.P., as tenant, dated as of June 2, 1995, in connection with the Boomtown Casino (the "McDermott Lease"), (iv) that certain Lease Agreement between Gary Gollott, Tommy Gollott and Tyrone Gollott, collectively, as landlord, and BTN, Inc., successor in interest to Mississippi-I Gaming, L.P., as tenant, dated as of

September 22, 1994, in connection with the Boomtown Casino (the "Gollott Lease"), (v) that certain Lease Agreement between Andrew Cvitanovich and Anthony
C. Cvitanovich, together, as landlord, and BTN, Inc., successor in interest to Mississippi-I Gaming, L.P., as tenant, dated as of March 3, 1994, in connection with the Boomtown Casino (the "Cvitanovich Lease"), (vi) that certain Lease Agreement between Joseph A. Suarez, Jr. and Mary Ellen Suarez, together, as landlord, and BTN, Inc., successor in interest to Mississippi-I Gaming, L.P., as tenant, dated as of May 9, 1994, in connection with the Boomtown Casino (the "Suarez Lease"), (vii) that certain Lease Agreement between R.A. Fayard Seafood Co., Inc., as landlord, and BTN, Inc., successor in interest to Mississippi-I Gaming, L.P., as tenant, dated as of May 9, 1994, in connection with the Boomtown Casino (the "Fayard Lease"), (viii) that certain Lease Agreement between James A. Desporte and Linda L. Desporte, together, as landlord, and BTN, Inc., successor in interest to Mississippi-I Gaming, L.P., as tenant, dated as of June 25, 1998, in connection with the Boomtown Casino (the "Desporte Lease"),
(ix) that certain Lease Agreement between Marilyn C. Hille, as landlord, and BSL, Inc., successor in interest to Casino Advertising, Inc., as tenant, dated as of July 10, 1992, in connection with the Bay St. Louis Casino (the "Hille Lease") and (x) that certain Lease with Option to Purchase between L.D. Lang, Jr., as landlord, and BSL, Inc., successor in interest to Mardi Gras Casino Corp., as tenant, dated as of March 30, 1994, in connection with the Bay St. Louis Casino (the "Lang Lease"), each as it may be or may have been amended, supplemented, replaced or otherwise modified from time to time.

     "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guarantors": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.


     "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

     "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

     "Indemnified Liabilities": as defined in Section 10.5.

     "Indemnitee": as defined in Section 10.5.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.

     "Insurance Requirements": all material terms of any insurance policy required pursuant to this Agreement or any Security Document and all material regulations and then current standards applicable to or affecting any Mortgaged Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any Mortgaged Property, or any other body exercising similar functions.

     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, patents, trademarks, service-marks, technology, know-how and processes, recipes, formulas, trade secrets, or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Intellectual Property Collateral": all Intellectual Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Intellectual Property Security Agreements or the Guarantee and Collateral Agreement.

     "Intellectual  Property  Security  Agreements":  the Intellectual  Property
Security Agreements to be executed and delivered by certain Loan Parties, substantially in the form of Exhibit C to the Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "Interest Payment Date" (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

     "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business

     Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii)no Interest Period with respect to any portion of any Type of Term Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal of such Type of Term Loans unless the sum of
     (a) the aggregate principal amount of such Type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such Type of Term Loans that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Type of Term Loans on such date; and

(iv) in the event the Borrower fails to specify an Interest Period for any Eurodollar Loan in the applicable Notice of Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month.

     "Investments": as defined in Section 7.8.

     "Issuing Lender": Canadian Imperial Bank of Commerce, in its capacity as issuer of any Letter of Credit and any other Lender which agrees or is otherwise obligated to issue a Letter of Credit, determined as provided in Section 3.4.

     "L/C Commitment": $10,000,000.

     "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

     "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

     "LCCI": Louisiana Casino Cruises, Inc., a Louisiana corporation.

     "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.18.

     "Lenders": as defined in the preamble hereto and includes the Issuing Lender and the Swing Line Lender.

     "Letters of Credit": as defined in Section 3.1(a).

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "Loan": any loan made by any Lender pursuant to this Agreement.

     "Loan Documents": this Agreement, the Security Documents, the Fee Letter, the Applications and the Notes.

     "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document (including pursuant to Section 6.10).

     "Maintenance Capital Expenditures": Capital Expenditures for maintenance, repair, upkeep and renovation.


     "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans or the Tranche B Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit
Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

     "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

     "Material Adverse Effect": a material adverse effect on or affecting (a) the Acquisition, (b) the business, assets, liabilities, property, condition (financial or otherwise), results of operations, prospects, value or management of the Loan Parties taken as a whole, (c) the validity or enforceability of this Agreement or any of the other Loan Documents, (d) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, or
(e) the rights or remedies of any Secured Party hereunder or under any of the other Loan Documents.

     "Material Environmental Amount": an amount or amounts payable by the Borrower and/or any of its Subsidiaries, in the aggregate in excess of $1,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Materials of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), fines, and penalties pursuant to any Environmental Law.

     "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive substances, and any other substances included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

     "MGC Loan Report": The report required to be filed with the Mississippi Gaming Commission within 30 days after the Closing Date pursuant to MGC Reg. II.
I. Section 11.

     "Moody's": Moody's Investors Service, Inc.


     "Mortgaged Properties": the real properties and leasehold estates listed on
Schedule 1.1, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

     "Mortgages": each of the (i) mortgages or deeds of trust and (ii) leasehold mortgages or deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "Multiemployer  Plan":  a Plan that is a  multiemployer  plan as defined in
Section 3(37) or 4001(a)(3) of ERISA.

     "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable and customary attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith.

     "New Jersey Joint Venture": The joint venture between Greenwood Racing, Inc. (and its successors and assigns) and Penn National Holding Company (and its successors and assigns) comprising Pennwood.

     "Non-Excluded Taxes": as defined in Section 2.20(a).


     "Non-U.S. Lender": as defined in Section 2.20(f).

     "Notes": the collective reference to the Revolving Credit Notes, the Term Notes and the Swing Line Notes, if any, evidencing Loans.

     "Notice of Borrowing": a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit M.

     "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to any Arranger, to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to any Arranger, to any Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto or to any other Loan Document) or otherwise; provided, that (i) Obligations of the Borrower or any other Loan Party under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

     "Operating Gaming Facility": each of (i) Penn National Race Course, (including the Penn National Off-Track Wagering Facilities), (ii) Pocono Downs Race Course (including the Pocono Downs Off-Track Wagering Facilities), (iii) the Charles Town Gaming Facility, (iv) Bay St. Louis Casino, (v) Boomtown Casino and (vi) any other Gaming Facility acquired or opened by the Borrower or any of its Subsidiaries after the date of this Agreement, including, if the CRC Acquisition is consummated, the Casino Rouge Gaming Facility and the Casino Rama Gaming Facility.

     "Operating Leases": as applied to any Person, any leases (including any leases that may be terminated by the lessor at any time) of any Property that are not Capital Leases.

     "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Participant": as defined in Section 10.6(b).


     "Payment Amount": as defined in Section 3.5.


     "Payment  Office":  the office of the  Administrative  Agent  specified  in
Section 10.2 or as otherwise specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "Penn National Race Course": the Gaming Facility known as "Penn National Race Course", located in Grantville, Pennsylvania.

     "Penn National Off-Track Wagering Facilities": collectively, the owned Gaming Facilities known as (i) Williamsport Off-Track Wagering Facility", located in Muncy, Pennsylvania, and (ii) "Chambersburg Off-Track Wagering Facility", located in Chambersburg, Pennsylvania.

     "Pennwood": collectively, Pennwood Racing, Inc., a Delaware corporation, and its subsidiaries, including, without limitation, GS Park Services, L.P., FR Park Services, L.P., GS Park Racing, L.P. and FR Park Racing, L.P.

     "Permits": the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals (including, without limitation, Gaming Approvals), notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

     "Permitted Investors": the collective reference to the issue of Peter D. Carlino.

     "Permitted Liens": the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

     "Permitted Vessel Liens": maritime Liens on ships, barges or other vessels for wages of a stevedore, when employed directly by a Person listed in 46 U.S.C. ss.31341, crew's wages, salvage and general average, whether now existing or hereafter arising and other maritime Liens which arise by operation of law during normal operations of such ships, barges or other vessels which are paid in the ordinary course of business and which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings.

     "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, ------ trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at a particular time, any employee benefit plan that is covered by ERISA and which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which the Borrower or any Commonly Controlled Entity could incur any liability.

     "Pledged  Stock":  as defined in the  Guarantee and  Collateral  Agreement.

     "Pocono Downs Race Course": the Gaming Facility known as "Pocono Downs Race Course", located in Wilkes Barre, Pennsylvania.

     "Pocono Downs Off-Track Wagering Facilities": collectively, the owned Gaming Facilities known as (i) "Erie Off-Track Wagering Facility", located in
Erie, Pennsylvania, (ii) "Lehigh Off-Track Wagering Facility", located in Allentown, Pennsylvania, and (iii) "Carbondale Off-Track Wagering Facility", located in Carbondale, Pennsylvania.

     "Prepayment Option Notice": a notice executed by a Responsible Officer of the Borrower substantially in the form of Exhibit H.

     "Pricing Grid": the pricing grids attached hereto as Annex A.

     "Pro Forma Balance Sheet": as defined in Section 4.1(a).

     "Pro Rata Prepayment Amount": as defined in Section 2.18(d).

     "Projections": as defined in Section 6.2(c).

     "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock, Vessels and Barges.

     "Real Estate": all real Property used by the Borrower or any of its Subsidiaries which the Borrower or such Subsidiary owns in fee or in which it has a leasehold interest.

     "Recovery Event": any settlement of or payment in excess of $50,000 in respect of any property or casualty insurance claim or any condemnation proceeding (or series of related claims or proceedings) relating to any asset (or series of related assets) of the Borrower or any of its Subsidiaries.

     "Reference Rate": the rate that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time.

     "Refunded Swing Line Loans": as defined in Section 2.7(b).

     "Refunding Date": as defined in Section 2.7(c).

     "Register": as defined in Section 10.6(d).

     "Regulation D": Regulation D of the Board as in effect from time to time (and any successor to all or a portion thereof).

     "Regulation H": Regulation H of the Board as in effect from time to time (and any successor to all or a portion thereof).

     "Regulation T": Regulation T of the Board as in effect from time to time (and any successor to all or a portion thereof).

     "Regulation U": Regulation U of the Board as in effect from time to time (and any successor to all or a portion thereof).

     "Regulation X": Regulation X of the Board as in effect from time to time (and any successor to all or a portion thereof).

     "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

     "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

     "Reinvestment Notice": a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary to the extent otherwise permitted hereunder) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its or such Subsidiary's business.

     "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

     "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and
(b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's or the applicable Subsidiary's business with all or any portion of the relevant Reinvestment Deferred Amount.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Replaced Lender": as defined in Section 2.24.


     "Replacement Lender": as defined in Section 2.24.


     "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

     "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii)
the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of
Credit then outstanding (unless at such time any two Lenders and their Affiliates, collectively, hold more than 35% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding, in which case "Required Lenders" shall mean the Supermajority Facility Lenders).

     "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

     "Required Revolving Credit Lenders": means, at any time, the Revolving Credit Lenders holding in the aggregate more than 50% of the outstanding Revolving Credit Loans.

     "Required Tranche A Term Loan Lenders": means, at any time, the Tranche A Term Loan Lenders holding in the aggregate more than 50% of the outstanding Tranche A Term Loans.

     "Required Tranche B Term Loan Lenders": means, at any time, the Tranche B Term Loan Lenders holding in the aggregate more than 50% of the outstanding Tranche B Term Loans.

     "Requirement of Law": as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation (including, without limitation, any Gaming Law) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Responsible Officer": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Borrower.

     "Restricted Payments": as defined in Section 7.6.


     "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and/or participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

     "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

     "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

     "Revolving Credit Loans": as defined in Section 2.4.

     "Revolving Credit Notes": as defined in Section 2.8(e).

     "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal and/or face amount of such Lender's Revolving Credit Extensions of Credit then outstanding constitutes of the aggregate principal and/or face amount of the Total Revolving Extensions of Credit then outstanding).

     "Revolving Credit Termination Date": the fifth (5th) anniversary of the Closing Date.

     "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

     "S&P": Standard & Poor's Ratings Services.

     "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

     "Secured Parties": collectively, the Arrangers, the Agents, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Collateral Agreement as if it were a party thereto and by the provisions of Section 9 hereof as if it were a Lender party hereto.

     "Securities Act": means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, the Control Agreements, the Mortgages, the Ship Mortgages and all other pledge and security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

     "Senior Subordinated Notes": senior subordinated notes of the Borrower issued on customary market terms and conditions, with a maturity date at least six months after the final maturity of the Facilities and in substance otherwise reasonably satisfactory to the Agents.

     "Ship Mortgage": means a security instrument pertaining to each Vessel (whether designated as a first preferred ship mortgage or by any similar title) executed and delivered by the applicable Loan Party, substantially in such form as may be approved by the Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by the Administrative Agent's or the Borrower's local counsel based on customary first preferred ship mortgage practices, to be filed in the National Vessel Documentation Center of the United States Coast Guard, as such security instrument may be amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit N. "Ship Mortgages" means all such instruments, collectively.

     "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Skrmetta  Lease":  as  defined  in  the  definition  of  "Ground  Leases".

     "Solvency Certificate": the Solvency Certificate to be executed and delivered by the chief financial officer of the Borrower and a duly authorized officer of each other Loan Party (such officer to be familiar with the financial condition and operations of such Loan Party), substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

     "Solvent": when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

     "Specified Hedge Agreement": any Hedge Agreement (a) entered into by (i) Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof, as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent and the Syndication Agent not later than 90 days after the execution and delivery thereof by the Borrower or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

     "Subordinated Intercompany Note": the Subordinated Intercompany Note to be executed and delivered by the Borrower and each of its Subsidiaries, substantially in the form of Exhibit L, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

     "SNDAs": as defined in Section 4.28(f).

     "Subsidiary": (i) as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and (ii) as to the Borrower, including, without limitation, both before and after the Acquisition, the Acquired Business. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Supermajority Facility Lenders": collectively, the holders of more than 66 2/3% of the aggregate unpaid principal amount of the Tranche A Term Loans, the Tranche B Term Loans and the Total Revolving Extensions of Credit outstanding under each such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 66 2/3% of the Total Revolving Credit Commitments).

     "Supplemental Accepting Lenders": as defined in Section 2.18(d).

     "Supplemental Prepayment Amount": as defined in Section 2.18(d).

     "Surviving Debt Instruments": collectively, (a) Turf Debt and (b) the Debt Service Maintenance Agreement.

     "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

     "Swing Line Lender": CIBC Inc., in its capacity as the lender of Swing Line Loans.

     "Swing Line Loans": as defined in Section 2.6.

     "Swing Line Notes": as defined in Section 2.8(e).

     "Swing  Line   Participation   Amount":   as  defined  in  Section  2.7(c).

     "Synthetic Lease Obligations":  all monetary  obligations of a Person under
(a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

     "Taking": a taking or voluntary conveyance during the term of this Agreement of all or part of any Mortgaged Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Mortgaged Property or any portion thereof, whether or not the same shall have actually been commenced.

     "Term Loan Facilities": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

     "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

     "Term Loans": the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

     "Term Notes": as defined in Section 2.8(e).

     "Title Insurance Company": as defined in Section 5.1(w).

     "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect; provided that the amount of the Total Revolving Credit Commitments on the Closing Date shall be $75,000,000.

     "Total Revolving  Extensions of Credit":  at any time, the aggregate amount
of  the  Revolving   Extensions  of  Credit  of  the  Revolving  Credit  Lenders
outstanding at such time.

     "Trackpower Warrant": the Borrower's right to purchase 5,000,000 shares of common stock of Trackpower, Inc. (formerly known as American Digital Communications, Inc.), pursuant to that certain Warrant by and between the Borrower and American Digital Communications, Inc., dated April 29, 1999.

     "Tranche A Term Loan": as defined in Section 2.1.

     "Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche A Term Loan Commitments is $75,000,000.

     "Tranche A Term Loan Lender": each Lender that has a Tranche A Term Loan Commitment or is the holder of a Tranche A Term Loan.

     "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time prior to the Closing Date, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding.

     "Tranche B Term Loan": as defined in Section 2.1.

     "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche B Term Loan Commitments is $200,000,000.

     "Tranche B Term Loan Lender": each Lender that has a Tranche B Term Loan Commitment or which is the holder of a Tranche B Term Loan.

     "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time prior to the Closing Date, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding; provided, that solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Term Loan Lender pursuant to Section 2.3(b), such Term Loan Lender's Tranche B Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Loan Lender's Tranche B Term Loans which shall have been declined by such Term Loan Lender (or, in the case of any Term Loan Lender which shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

     "Transferee": as defined in Section 10.15.

     "Turf Debt": Pennsylvania National Turf Club, Inc.'s monetary obligations, equaling approximately $200,000, which it owes to its former shareholders in lieu of fractional shares resulting from a reverse stock split which took place in 1986.

     "Type":  as to any Loan,  its  nature  as a Base Rate Loan or a  Eurodollar
Loan.

     "Vessels": shall mean (a) the BOOMTOWN and the BOOMTOWN II, each located at the Boomtown Casino in Biloxi, Mississippi, and (b) the Barges to the extent such Barges are documented vessels with the United States Coast Guard.

     "Wholly Owned Guarantor": any Guarantor that is a Wholly Owned Subsidiary of the Borrower.

     "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

1.2 Other Definitional Provisions.(a) (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section
     1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

(f) The words "including" and "includes" and words of similar import when used in this Agreement shall not be limiting and shall mean "including without limitation" or "includes without limitation", as the case may be.

SECTION 2.                 AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount equal to the amount of the Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount equal to the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

2.2 Procedure for Term Loan Borrowing.(a) (a) The Borrower shall give the Administrative Agent irrevocable notice in a Notice of Borrowing (which notice must be received by the Administrative Agent not later than 11:00 A.M., New York City time, at least one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan prior to the date which is 14 days after the Closing Date. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 P.M., New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in like funds.

(b) The Borrower shall notify the Administrative Agent prior to the funding of any Term Loans in the event that any of the matters to which the Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the Closing Date, and the acceptance by the Borrower of the proceeds of any Term Loan shall constitute a re-certification by the Borrower, as of the Closing Date, as to the matters to which the Borrower is required to certify in the applicable Notice of Borrowing.

2.3 Repayment of Term Loans.(a) (a) The Tranche A Term Loan of each Tranche A Term Loan Lender shall mature in 20 consecutive quarterly installments, commencing on September 30, 2000, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment.

      Installment                                        Principal Amount
      -----------                                        ----------------
      September 30, 2000                                         $1,875,000
      December 31, 2000                                          $1,875,000
      March 31, 2001                                             $1,875,000
      June 30, 2001                                              $1,875,000
      September 30, 2001                                         $2,812,500
      December 31, 2001                                          $2,812,500
      March 31, 2002                                             $2,812,500
      June 30, 2002                                              $2,812,500
      September 30, 2002                                         $3,750,000
      December 31, 2002                                          $3,750,000
      March 31, 2003                                             $3,750,000
      June 30, 2003                                              $3,750,000
      September 30, 2003                                         $4,687,500
      December 31, 2003                                          $4,687,500
      March 31, 2004                                             $4,687,500
      June 30, 2004                                              $4,687,500
      September 30, 2004                                         $5,625,000
      December 31, 2004                                          $5,625,000
      March 31, 2005                                             $5,625,000
      Fifth anniversary of Closing Date                          $5,625,000
                                                               ------------
                                         Total:                 $75,000,000


(b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 24 consecutive quarterly installments, commencing on September 30, 2000, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

     Installment                                      Principal Amount
     -----------                                      ----------------
     September 30, 2000                                         $500,000
     December 31, 2000                                          $500,000
     March 31, 2001                                             $500,000
     June 30, 2001                                              $500,000
     September 30, 2001                                         $500,000
     December 31, 2001                                          $500,000
     March 31, 2002                                             $500,000
     June 30, 2002                                              $500,000
     September 30, 2002                                         $500,000
     December 31, 2002                                          $500,000
     March 31, 2003                                             $500,000
     June 30, 2003                                              $500,000
     September 30, 2003                                         $500,000
     December 31, 2003                                          $500,000

     March 31, 2004                                             $500,000
     June 30, 2004                                              $500,000
     September 30, 2004                                         $500,000
     December 31, 2004                                          $500,000
     March 31, 2005                                             $500,000
     June 30, 2005                                              $500,000
     September 30, 2005                                      $47,500,000
     December 31, 2005                                       $47,500,000
     March 31, 2006                                          $47,500,000
     Sixth anniversary of Closing Date                       $47,500,000
                                                            -------------
                                         Total:             $200,000,000

2.4 Revolving Credit Commitments.(a) (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan with an Interest Period ending beyond the Revolving Credit Termination Date.

(b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

2.5 Procedure for Revolving Credit Borrowing.(a) (a) The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice in a Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent not later than 11:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (A) the amount and Type of Revolving Credit Loans to be borrowed, (B) the requested Borrowing Date and (C) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans , and no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan prior to the date which is 14 days after the Closing Date. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

(b) The Borrower shall notify the Administrative Agent prior to the funding of any Revolving Credit Loans in the event that any of the matters to which the Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Borrowing Date, and the acceptance by the Borrower of the proceeds of any Revolving Credit Loan shall constitute a re-certification by the Borrower, as of the applicable Borrowing Date, as to the matters to which the Borrower is required to certify in the applicable Notice of Borrowing.

2.6 Swing Line Commitment.(a) (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

(b) The Borrower shall repay all outstanding Swing Line Loans no later than the earlier to occur of (i) the fifth Business Day after the drawing thereof and
(ii) the Revolving Credit Termination Date.

2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 11:00 A.M., New York City time, on the proposed Borrowing
Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $250,000 or a whole multiple of $250,000 in excess thereof. Not later than 1:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in immediately available funds.

(b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 11:00 A.M., New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 1:00 P.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

(c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

(d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Revolving Credit Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.
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

(e) Each Revolving  Credit Lender's  obligation to make the Loans referred to in
Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other
Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.8 Repayment of Loans; Evidence of Indebtedness.(a) (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8),
(ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

(d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.
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

(e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount (such notes, respectively, "Term Notes", Revolving Credit Notes" and "Swing Line Notes"). The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment and Acceptance, substantially in the form of Exhibit E, effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent as provided in Section 10.6. Any request, authorization or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.9 Commitment Fees, etc.(a) (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

(b) The Borrower agrees to pay to the Syndication Agent and the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Syndication Agent and the Administrative Agent including, without limitation, pursuant to the Fee Letter.

2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

2.11 Optional Prepayments.(a) (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall (i) designate whether the Borrower is prepaying Revolving Credit Loans, Tranche A Term Loans and/or Tranche B Term Loans (subject to Section 2.11(b) and (c)) and (ii) specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21.

Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans (unless all Revolving Credit Loans are being repaid and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b) Each optional prepayment in respect of the Tranche B Term Loans shall be accompanied by a prepayment premium sufficient so that the prepayment amount shall be equal to (i) if such prepayment is made on or prior to the first anniversary of the Closing Date, 102% of the principal amount of such prepayment and (ii) if such prepayment is made after the first anniversary of the Closing Date and through the second anniversary to the Closing Date, 101% of the principal amount of such prepayment.

(c) Subject to Section 2.18, amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied, first, to the prepayment of the Swing Line Loans, second, to the prepayment of Revolving Credit Loans and, third, to the prepayment of the Term Loans. The application of any prepayment pursuant to this Section 2.11 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this
Section 2.11 and Section 2.12 (except in the case of Revolving Credit Loans (unless the Revolving Credit Loans are being repaid in full and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid.

2.12 Mandatory Prepayments and Commitment Reductions.(a) (a) Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if any Capital Stock shall be issued by the Borrower or any of its Subsidiaries (excluding amounts (not in excess of $1,000,000 per calendar year) received in connection with the exercise of certain employee stock options) or if any Funded Debt (excluding any Funded Debt incurred in accordance with Section 7.2(a) through (e) as in effect on the date of this Agreement and the initial $200,000,000 of the Senior Subordinated Notes to the extent used as provided in clauses (A)(i) or (A)(ii)(y) of Section 7.2(f)) shall be incurred by the Borrower or its Subsidiaries, an amount equal to (i) in the case of Capital Stock issued, 50% or (ii) in the case of Funded Debt, 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(e)

(b) Unless the Required  Prepayment  Lenders shall otherwise  agree,  subject to
Section 2.18(d), if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or any Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in
Section 2.12(e); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year of the Borrower, (ii) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of the Borrower, and (iii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(e).

(c) Unless the Required  Prepayment  Lenders shall otherwise  agree,  subject to
Section 2.18(d), if, on any date, the Borrower or any of its Subsidiaries shall receive any Extraordinary Receipts, the Borrower shall apply or shall cause the applicable Subsidiary to apply, on such date, the amount of such Extraordinary Receipts toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(e).

(d)      [Intentionally omitted].

(e) Subject to Section 2.18, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, first, to the prepayment of the Term Loans, second, to reduce permanently the Revolving Credit Commitments, third, to the payment of any other outstanding Obligations then due and owing and, fourth, to the Borrower or such other Person as shall be lawfully entitled thereto. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of the Total Revolving Credit Commitments as so reduced (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in immediately available funds in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all L/C Obligations from time to time outstanding and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the amount of such excess, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) the amount of such excess over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. The application of any prepayment pursuant to this Section 2.12 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 and this Section 2.12 (except in the case of Revolving Credit Loans (unless the Revolving Credit Loans are being repaid in full and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid.
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

2.13 Conversion and Continuation Options.(a) (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice not later than 11:00 A.M. (New York City time) at least three Business Days prior to the desired dated of such conversion, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice not later than 11:00 A.M. (New York City time) at least three Business Days prior to the desired dated of such conversion (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.15 Interest Rates and Payment Dates.(a) (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.0% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.16 Computation of Interest and Fees.(a) (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Reference Rate, the interest thereon shall be calculated on the basis of a 365-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.18 Pro Rata Treatment and Payments.(a) (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Subject to Section 2.18(c), each payment (other than prepayments) in respect of principal or interest in respect of the Loans, and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders. The application of any prepayment pursuant to this Section 2.18 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.

(b) (i) Each mandatory prepayment required by Section 2.12 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each mandatory payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments.

(ii) Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each optional payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments, provided that the Borrower, at its option, may apply such optional prepayments first to reduce the immediately succeeding two scheduled installments of principal of Term Loans (ratably as between the Term Loan Facilities) and, second, to the extent of any remaining portion of any such optional prepayment, to reduce the scheduled installments of principal of the Term Loans pro rata based on the remaining outstanding principal amount of such installments of Term Loans under such Facilities.

(iii)    Amounts prepaid on account of the Term Loans may not be reborrowed.

(c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

(d)  Notwithstanding  anything to the contrary in Sections  2.11 or 2.12 or this
Section 2.18, so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any mandatory payment applicable to the Tranche B Term Loans of such Tranche B Term Loan Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 2.12 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in the case of any mandatory prepayment required to be made pursuant to Section 2.12, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in Sections 2.12(e) and 2.18(b), on the date specified in Section 2.12 for such prepayment,
(x) deposit such amount in a cash collateral account opened by the Administrative Agent pending application of such amount in accordance with this
Section 2.18(d), and (y) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a Prepayment Option Notice as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Tranche B Term Loans of such Tranche B Term Loan Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans (the "Pro Rata Prepayment Amount") plus (if requested by such Tranche B Term Loan Lender by completing and returning the Prepayment Option Notice to the Administrative Agent within the time period specified below), if any, such Tranche B Term Loan Lender's proportionate share of the portion of the Tranche B Prepayment Amount declined by other Tranche B Term Loan Lenders (the "Supplemental Prepayment Amount"). Any Tranche B Term Loan Lender which desires to decline the prepayment of all or a portion, as applicable, of its Tranche B Term Loans or to accept any Supplemental Prepayment Amount (with the understanding that such Supplemental Prepayment Amount will not be determined until other Tranche B Term Loan Lenders have accepted or rejected all or a portion of their Pro Rata Prepayment Amount), shall so notify the Administrative Agent no later than 11:00 A.M. (New York City time) on or prior to the fifth Business Day prior to the Prepayment Date and any Tranche B Term Loan Lender who does not so respond shall be deemed to have accepted the applicable Pro Rata Prepayment Amount and declined any Supplemental Prepayment Amount. On the Prepayment Date, (i) the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this Section

2.18(d) the aggregate amount necessary to prepay that portion of the outstanding Tranche B Term Loans in respect of which Tranche B Term Loan Lenders have accepted prepayment as described above (each such Tranche B Term Loan Lender, an "Accepting Lender"), and such amount shall be applied to reduce the Tranche B Prepayment Amounts with respect to each Accepting Lender, (ii) the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this Section 2.18(d) an amount equal to the Supplemental Prepayment Amount to the proportionate prepayment of the Tranche B Term Loans of Tranche B Term Loan Lenders who have requested payment from the Supplemental Prepayment Amount (the "Supplemental Accepting Lenders") based on the amount of Tranche B Term Loans held by such Supplemental Accepting Lenders immediately before such prepayment, (iii) after application of all amounts provided for in clauses (i) and (ii) above, the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this
Section 2.18(d) any remaining amounts to the prepayment of the Tranche A Term Loans, to the extent still outstanding, and (iv) after application of all amounts provided for in clauses (i), (ii) and (iii) above, the Administrative Agent shall pay to the Borrower from the amount deposited in such cash collateral pursuant to this Section 2.18(d) any remaining amounts; provided that if the amount held in such cash collateral account is less than the total amount required to be paid pursuant to clauses (i), (ii) and (iii) of this sentence, the Borrower shall pay to the Administrative Agent, on the Prepayment Date, in immediately available funds an amount equal to the difference between such amounts. The Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all Obligations from time to time outstanding.

(e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower. Nothing in this
Section 2.18(f) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(g) Subject to Section 2.18(d), unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.19 Requirements of Law.(a) (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender (including the Issuing Lender) with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender (including the Issuing Lender) shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20 Taxes.(a) (a) All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Arranger, any Agent or any Lender as a result of a present or former connection between such Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Arranger's, such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Arranger, any Agent or any Lender hereunder, the amounts so payable to such Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to such Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts that would have been received hereunder had such withholding not been required; provided, however, that the Borrower or a Guarantor shall not be required to increase any such amounts payable to any Arranger, any Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Arranger's, such Agent's or such Lender's failure to comply with the requirements of paragraph
(f) of this Section, or (ii) that are United States withholding taxes imposed on amounts payable to such Arranger, such Agent or such Lender at the time such Arranger, such Agent or such Lender becomes a party to this Agreement, except to the extent that the imposition of such withholding taxes was due to a change in the United States tax law or interpretation thereof that became effective after the date of this Agreement or such Arranger's, such Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or a Guarantor with respect to such Non-Excluded Taxes pursuant to this Section 2.20(a). The Borrower or the applicable Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

(b) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) The Borrower shall indemnify each Arranger, each Agent and any Lender for the full amount of Non-Excluded Taxes or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by such Arranger, such Agent or Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within ten days from the date any Arranger, any Agent or any Lender or any of their respective Affiliates makes written demand therefor.

(d) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Arranger or the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt showing payment thereof.

(e) The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(f) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall, to the extent it is legally able to do so, deliver to the Borrower and the Administrative Agent (and, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit I to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such
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forms  promptly  upon the  obsolescence  or  invalidity  of any form  previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

2.21 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

2.23 Change of Lending Office; Etc. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to take such reasonable action, including designating another lending office for any Loans affected by such event, to avoid or mitigate the consequences of such event; provided, that such action or designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer
                                       49
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no economic,  legal or  regulatory  disadvantage,  and provided,  further,  that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

2.24 Replacement of Lenders. If the Borrower receives a notice from any applicable Gaming Authority that a Lender is no longer qualified to make Loans to the Borrower under applicable Gaming Laws (and such Lender is notified by the Borrower and the Administrative Agent in writing of such disqualification), the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 2.24, the Replacement Lender shall enter into one or more Assignments and Acceptances, substantially in the form of Exhibit E, pursuant to Section 10.6 (and with all fees payable pursuant to such Section 10.6 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of
(A) an amount equal to the principal of all outstanding Loans of the Replaced Lender and (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender,
(y) the appropriate Issuing Lender an amount equal to such Replaced Lender's pro rata share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) the Swing Line Lender an amount equal to such Replaced Lender's pro rata share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including, without limitation, all such amounts, if any, owing under Section 2.21 of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. All accrued but unpaid interest, commitment fees and letter of credit fees and other amounts payable to the Replaced Lender shall be paid pursuant to an Assignment and Acceptance, substantially in the form of Exhibit
E. Upon the execution and delivery of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of any applicable Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification and confidentiality provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification and confidentiality provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary set forth above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender or the cancellation and return of such outstanding Letter of Credit) have been made with respect to such outstanding Letters of Credit.
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SECTION 3.                      LETTERS OF CREDIT

3.1 L/C Commitment.(a) (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above); provided further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such Business Day.

(b) The Borrower shall notify the applicable Issuing Lender (and the Administrative Agent, if the Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which the Borrower is required to certify in the applicable Application is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit the Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which the Borrower is required to certify in such Application.

(c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letter of Credit.(a) (a) The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.
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

Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of any Letter of Credit issued by it (including the amount thereof).

(b) Upon  receipt by the  Administrative  Agent of an  Application  pursuant  to
Section 3.2(a) requesting the issuance of a Letter of Credit, in the event the Administrative Agent elects to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Borrower, and the Administrative Agent shall be the Issuing Lender with respect thereto. In the event that the Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, the Administrative Agent shall promptly so notify the Borrower, whereupon the Borrower may request any other Revolving Credit Lender to issue such Letter of Credit by delivering to such Revolving Credit Lender a copy of the Application. Any Revolving Credit Lender so requested to issue such Letter of Credit shall promptly notify the Borrower and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Credit Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of the Administrative Agent not to issue such Letter of Credit, the Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the use of such Letter of Credit and with the use of all other Letters of Credit issued by the Administrative Agent, when aggregated with the Administrative Agent's outstanding Revolving Credit Loans and Swing Line Loans, may exceed the Administrative Agent's Revolving Credit Commitment then in effect.

3.3 Fees and Other Charges.(a) (a) The Borrower will pay a fee on the aggregate face amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee on the aggregate face amount of each outstanding Letter of Credit of 1/4 of 1% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

3.4 L/C Participations.(a) (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each such Issuing Lender's obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by it for which each Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C
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

Participant shall pay to such Issuing Lender, regardless of the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand, at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed; provided, however, that L/C Participants shall not be obligated to pay such Issuing Lender if such Issuing Lender acted with gross negligence or willful misconduct when issuing the applicable Letter of Credit.

(b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the applicable Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the applicable Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by it and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of
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the applicable  drawing,  Section 2.15(b) and (ii) thereafter,  Section 2.15(c).
Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section
2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such Letter of Credit.

3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the applicable Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's
Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of an Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9 Indemnification; Nature of Issuing Lenders' Duties(a) . (a) In addition to amounts payable as provided in Section 10.5, the Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

(b) As between the Borrower and any Issuing Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions set forth in Section 3.9(a), any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower.

(d) Notwithstanding anything to the contrary contained in this Section 3.9, the Borrower shall retain any and all rights it may have against any Issuing Lender for any liability to the extent arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

SECTION 4.               REPRESENTATIONS AND WARRANTIES

     To induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Arranger, each Agent and each Lender that:
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

4.1 Financial Condition.(a) (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1999 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at December 31, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 1999, December 31, 1998 and December 31, 1997, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from BDO Seidman, LLP, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2000, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1999, to and including the date hereof there has been no Disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or Property.

4.2 No Change. Since December 31, 1999, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, including, without limitation, all Gaming Laws, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No Pennsylvania Gaming Authority currently has any grounds under any Pennsylvania Gaming Law to revoke any Pennsylvania Gaming Approval or any other license or permit applicable to any Loan Party.

4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and Acquisition Documentation to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority (including, without limitation, any Gaming Authority) or any other Person is required in connection with the Acquisition and the borrowings hereunder, with the execution, delivery, performance, validity or enforceability of this Agreement, any of the Loan Documents or any Acquisition Documentation or with the granting by the Loan Parties of Liens pursuant to the Security Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section
     4.19 and (iii) the filing of the MGC Loan Report with the Mississippi Gaming Commission within 30 days after the Closing Date. Each Loan Document and the Acquisition Documentation has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document and Acquisition Documentation upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the other Loan Documents and the Acquisition Documentation, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof and the granting of Liens by the Loan Parties pursuant to the Security Documents will not violate any Requirement of Law (including, without limitation, any Gaming Law) or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Contractual Obligation applicable to the Borrower or any of its
     Subsidiaries could reasonably be expected to have a Material Adverse Effect. No Requirement of Law applicable to the Borrower or any of its Subsidiaries could, as of the date this representation is deemed made or remade, reasonably be expected to have a Material Adverse Effect.

4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
     (a)  with  respect  to  any  of  the  Loan  Documents  or  the  Acquisition

     Documentation or any of the transactions contemplated hereby or thereby, or
     (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries is the sole owner of, legally and beneficially, and has good, marketable and insurable title in fee simple to, or a valid leasehold interest in, all its Real Estate, and good title to, or a valid leasehold interest in, all its other Property, in each case to the extent necessary for the conduct of its business as currently conducted. None of such Property is subject to any claims, liabilities, obligations, changes or restrictions of any kind, nature or description, or to any Lien except for any Permitted Lien. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

4.10 Taxes. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); the contents of all such material tax returns are correct and complete in all material respects, no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of the Loans or Letters of Credit will be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No indebtedness being reduced or retired out of the proceeds of the Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U). Following application of the proceeds of the Loans and Letters of Credit, "margin stock" (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans and Letters of Credit) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

4.12 Labor Matters. There are no strikes, stoppages, slowdowns or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with all applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation
     X) which limits or conditions its ability to incur Indebtedness.

4.15 Subsidiaries.(a) (a) The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the Borrower as of the Closing Date after giving effect to the Acquisition. Schedule 4.15(a) sets forth as of the Closing Date and after giving effect to the Acquisition, the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by the Borrower and its Subsidiaries.

(b) Except as set forth on Schedule 4.15(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any of its Subsidiaries. None of the Borrower or any of its Subsidiaries has issued, or authorized the issuance of, any Disqualified Stock.

4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance the Acquisition, to repay and retire certain existing indebtedness of the Borrower and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used, in part, to finance the Acquisition, to repay and retire certain existing indebtedness of the Borrower, to pay related fees and expenses and for general corporate purposes.

4.17 Environmental Matters. Other than exceptions to any of the following set forth on Schedule 4.17 that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental
     Amount:

(a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; and (ii) reasonably believe that compliance with all applicable Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

(b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

(c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened.

(d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

(e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arrangers, the Administrative Agent, the Syndication Agent, the Documentation Agents or the Lenders or any of them, by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptionsbelieved by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and written statements furnished to the Arrangers, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 Security Documents.(a) (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a)-1 (which financing statements have been duly completed and executed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement are made (all of which filings have been duly completed and executed and delivered to the Administrative
                                       61

     Agent), the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens). Schedule 4.19(a)-2 lists each Uniform Commercial Code financing statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 4.19(a)-3 lists each Uniform Commercial Code financing statement that (i) names any Loan Party or Mississippi-I Gaming, L.P. or Mardi Gras Casino Corp. as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed Uniform Commercial Code termination statements, signed by the relevant secured party, in respect of each such Uniform Commercial Code financing statement.

(b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the Mortgaged Properties described, and as defined, therein and proceeds thereof, and when the Mortgages are filed (and indexed, if applicable) in the offices specified on Schedule 4.19(b), each such Mortgage shall constitute a first priority Lien on, and security interest in, all Mortgaged Properties and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person, but subject to Permitted Liens.

(c) Each of the Intellectual Property Security Agreements is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Intellectual Property Collateral described therein and proceeds thereof. Upon the filing of (i) the Intellectual Property Security Agreements in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks (within three (3) months after the Closing Date), and the United States Copyright Office relative to copyrights (within thirty (30) days after the Closing Date), together with provision for payment of all requisite fees, and
(ii) financing statements in appropriate form for filing in the offices specified on Schedule 4.19(c) (which financing statements have been duly completed and executed and delivered to the Administrative Agent) each such Intellectual Property Security Agreements shall constitute a fully perfected
Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).

(d) Each of the Ship Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the Vessels described, and as defined, therein and the proceeds thereof, and when the Ship Mortgages are filed in the offices specified on Schedule 4.19(d), each such Ship Mortgage shall constitute a "first preferred ship mortgage" and a first priority Lien on, and security interest in, the respective Vessel and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person.

4.20 Solvency. Each Loan Party is, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection with the Loan Documents and the Acquisition will be and will continue to be, Solvent.

4.21 4.21 Senior Indebtedness. The Obligations (including, without limitation, the guarantee obligations of each Guarantor under the Guarantee and Collateral Agreement) will constitute "Senior Debt," "Designated Senior Debt" and "Permitted Debt" under and as to be defined in the indenture governing the Senior Subordinated Notes.

4.22 Regulation H. Except for (i) Real Estate located in Biloxi, Mississippi and demised pursuant to the Tidelands Lease, doing business as Boomtown Casino, as amended, and (ii) Real Estate located in Bay St. Louis, Mississippi and described as the B, FI, FII, FIV, FV BSL and Lang Parcels in the title policy delivered to the Lenders pursuant to Section 5.1(w) hereof, no Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

4.23     [Intentionally omitted].
         -----------------------

4.24 Insurance. The Borrower and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Borrower or any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

4.25     Real Estate.

(a) Schedule 4.25 sets forth a true, complete and correct list of all Real Estate used or occupied by the Borrower or any of its Subsidiaries as of the date hereof, including a brief description thereof, including, in the case of leases, the street address, square footage, landlord name, rent amount, lease date and lease expiration date. The Borrower has delivered to the Administrative Agent true, complete and correct copies of all such documents.

(b) Each parcel of Real Estate and the current use thereof complies with all applicable Requirements of Law (including building and zoning ordinances and codes) and (to the best of the Borrower's knowledge) the Borrower is not a non-conforming user of such Real Estate, and such Real Estate complies with all Insurance Requirements, except, in each such case, where noncompliance could not reasonably be expected to have a Material Adverse Effect.

(c) To the best of the Borrower's knowledge, no Taking has been commenced or is contemplated with respect to all or any portion of the applicable Real Estate or for the relocation of roadways providing access to such Real Estate.

(d) There are no current, pending or, to the best knowledge of the Borrower, proposed special or other assessments for public improvements, or otherwise
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affecting any Real Estate in a material  amount,  nor are there any contemplated improvements to such Real Estate that may result in such special or other assessments.

(e) None of the Borrower or any of its Subsidiaries has knowingly suffered, permitted or initiated the joint assessment of any parcel of Real Estate with any other real property constituting a separate tax lot.

(f) The Borrower and each of its Subsidiaries has obtained all material construction, building, occupancy and use permits, licenses, variances and certificates required by Requirements of Law to be obtained by such Person and necessary to the use and operation of each parcel of Real Estate. The use being made of each parcel of Real Estate is in conformity with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such parcel of Real Estate and any other restrictions, covenants or conditions affecting such parcel of Real Estate, except where such nonconformity could not foreseeably impair or prohibit the use of any Real Estate as now conducted.

(g) Except as set forth on Schedule 4.25(g), to the best knowledge of the Borrower, each parcel of Real Estate is free from material structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used.

(h) Except as set forth on Schedule 4.25(h), no Person has any possessory interest in any Real Estate or right to occupy any Real Estate except the Borrower or its Subsidiaries. There are no outstanding options to purchase or rights of first refusal affecting any Real Estate, except in favor of the Borrower or a Subsidiary. There are no outstanding restrictions on transferability affecting any Real Estate except for transfer restrictions contained in the Tidelands Lease.

(i) Except as set forth to the contrary in the Surveys of the Bay St. Louis Casino and the Boomtown Casino delivered to the Lenders prior to the Closing Date, each parcel of Real Estate has adequate rights of access to public ways to permit the Real Estate to be used for its current use and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of each parcel of Real Estate as used and enjoyed on the Closing Date are located in the public right-of-way abutting the premises or are furnished through recorded easements, and all such utilities are connected so as to serve such Real Estate without passing over other Property except for land of the utility company providing such utility service and except where permitted by easement. All roads necessary for the full utilization of each parcel of Real Estate for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Real Estate. Except for public streets and sidewalks and minor encroachments shown on the Surveys, none of the Borrower or any of its Subsidiaries uses or occupies any real property other than such Real Estate in connection with the use and operation of any Real Estate.

(j) Except as set forth to the contrary in the Surveys of the Bay St. Louis Casino and the Boomtown Casino delivered to the Lenders prior to the Closing Date, no building or structure constituting a parcel of Real Estate or any
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appurtenance  thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any parcel of Real Estate. All buildings, structures, appurtenances and equipment necessary for the use of each parcel of Real Estate for the purpose for which it is currently being used are located on the real property encumbered by such Mortgage.

(k) Each parcel of Real Estate, including each lease, has adequate available parking to meet operating requirements and (with respect to Real Estate located in the state of Pennsylvania) legal requirements.

(l) No portion of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition.

(m) The Mortgaged Property includes every parcel of Real Estate owned by the Borrower or any of its Subsidiaries, as well as every material interest in Real Estate consisting of a lease that expressly permits the tenant to mortgage its leasehold estate.

4.26 Acquisition Documentation. The Acquisition Documentation listed on Schedule
     4.26 attached hereto constitutes all of the material agreements, instruments and undertakings to which the Borrower or any of its Subsidiaries is bound or by which such Person or any of its property or assets is bound or affected relating to, or arising out of, the Acquisition (including, without limitation, any agreements, instruments or undertakings assumed pursuant to the Acquisition Agreements). None of such material agreements, instruments or undertakings have been amended, supplemented or otherwise modified, and all such material agreements, instruments and undertakings are in full force and effect. No party to any Acquisition Documentation is currently in default thereunder and no party thereto, or any other Person, has the right to terminate any Acquisition Documentation. Upon application of certain of the proceeds of the initial borrowing hereunder, the Acquisition shall have been consummated as set forth in
     Section 5.1(b).

4.27 Permits.(a) (a) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (or, in the case of Environmental Permits, result in the payment of a Material Environmental Amount), both before and after consummation of the Acquisition: (i) each of the Borrower and its Subsidiaries has obtained and holds all Permits required for all Real Estate and any other Property otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) all such Permits are in full force and effect, and each of the Borrower and its Subsidiaries has performed and observed all requirements of such Permits,
     (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to the Borrower or any of its Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such
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

     Person, (v) each of the Borrower and its Subsidiaries reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense, and (vi) the Borrower does not have any knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.

(b) Both before and after giving effect to the Acquisition, no consent or authorization of, filing with, Permit from, or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of, or enforcement of remedies (including, without limitation, foreclosure on the Collateral) pursuant to, this Agreement and the other Loan Documents other than (i) consents, approvals and Permits that have been obtained and are in full force and effect and (ii) consents and approvals of, and Permits (other than Environmental Permits) issued by, Governmental Authorities required in connection with any foreclosure on the Collateral pursuant to the Security Documents.

4.28 Leases.(a) (a) Both before and after giving effect to the Acquisition, each of the Borrower and its Subsidiaries has paid all payments required to be made by it under leases of real property where any of the Collateral is or may be located from time to time including, without limitation, the Ground Leases (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be); no landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such payments.


(b) Each of the material leases listed on Schedule 4.25 is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms. No such lease has been amended, modified or assigned in any manner except as set forth on Schedule 4.25. To the best of the Borrower's knowledge, there is not under any such lease any existing breach, default, event of default or event that, with or without notice or lapse of time or both, would constitute a breach, default or an event of default by the Borrower or any other party to such lease.

(c) The Borrower has not received any written notice of or made a written claim with respect to any breach or default of a lease that has not now been cured. No party to any lease has commenced any action or given or received any written notice for the purpose of terminating any such lease.

(d) With respect to each Ground Lease: (i) all necessary consents, if required, to the assignment of such Ground Lease to BTN, Inc. or BSL, Inc., as the case may be, have been obtained; (ii) the applicable Estoppel substantially in the form attached here as Exhibit O (x) has been obtained from the ground lessor and such Estoppel does not reveal any breach or default by any party thereto or any facts which could constitute a Material Adverse Effect, or (y) shall be subject to the requirements of Schedule 6.13; (iii) all necessary third party lease consents to the consummation of the transactions contemplated by the applicable Acquisition Agreement have been obtained.
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(e) Except for the Ground Leases and the leases set forth on Schedule 4.25, none of the Mortgaged Property is subject to any lease, sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of the Mortgaged Property or any portion thereof.

(f) The interest of the tenant under the Ground Leases is vested in BTN, Inc. or BSL, Inc., as applicable. With the execution and delivery of the subordination, non-disturbance and attornment agreements ("SNDAs") in the form attached hereto as Exhibit P by the fee mortgagees under the Suarez Lease and the Desporte Lease, and the obtaining of the agreement of the ground lessors under the McDermott Lease, the Gollott Lease and the Cvitanovich Lease that they will obtain SNDAs from any future fee mortgagees, any existing or future fee mortgage on all or any part of the Real Property encumbered by the Ground Leases is or will be at all times subject and subordinate to, and shall not attach to or encumber or otherwise affect, the lien of the applicable Mortgages. Once the Estoppels required under subsection (d) have been obtained, each Ground Lease will provide for reasonable leasehold mortgagee protections, including, without limitation, (i) notice and cure provisions benefiting any leasehold lender, (ii) provisions allowing any such leasehold lender to enter into a new lease with the fee owner of the applicable Real Property in the event of a termination of the Ground Lease following a bankruptcy or insolvency of the tenant and its subsequent rejection of such Ground Lease and (iii) provisions stating that the

Ground Lease cannot be amended, modified or terminated without the consent of the leasehold lender.

4.29 New Jersey Joint Venture(a) . (a) The ownership structure of the New Jersey Joint Venture is as set forth on Schedule 4.29(a).

(b) All of the Loan Parties' Guarantee Obligations and other contingent obligations with respect to the New Jersey Joint Venture are shown on Schedule 4.29(b) (which description includes the circumstances under which each such Guarantee Obligation and other contingent obligation may become payable).

(c) There have been no amendments or other modifications of the Debt Service Maintenance Agreement as of the Closing Date. As of the Closing Date, the Loan Parties have made aggregate payments under the Debt Service Maintenance
Agreement totaling $0 and the Loan Parties' total Debt Service Maintenance Obligations under and as defined in the Debt Service Maintenance Agreement equal $11,500,000.

4.30     Consent Solicitation.

     The Borrower has legally and successfully consummated a tender offer and consent solicitation for the Existing Notes and none of the Existing Notes outstanding at the commencement of the consent solicitation will remain outstanding after the application on the Closing Date of the proceeds of Loans made on the Closing Date.

SECTION 5.                      CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject
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

     to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Guarantor,
     (iii) the Intellectual Property Security Agreements, executed and delivered by a duly authorized officer of each applicable Loan Party, the Borrower and each Guarantor, (iv) each Acknowledgment and Consent, executed and delivered by a duly authorized officer of the Issuer (as defined in the Guarantee and Collateral Agreement) party thereto, (v) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each Loan Party party thereto, (vi) the Ship Mortgages, executed and delivered by each Loan Party party thereto, (vii) the Subordinated Intercompany Note, executed and delivered by a duly authorized officer of the Borrower and each of its Subsidiaries, and (viii) if requested by any Lender, for the account of such Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

(b) Acquisition, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the
     Lenders:

(i) the Acquisition shall have been consummated for an aggregate purchase price not exceeding $195,000,000 (plus any adjustment pursuant to Section 3.3.2 of each Acquisition Agreement), plus fees and expenses, pursuant to, and in strict compliance with, Acquisition Documentation satisfactory to the Administrative Agent and the Syndication Agent, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified;

(ii) the capital structure of the Borrower and each other Loan Party immediately after the Acquisition shall be as described in Schedule 4.15(a); and

(iii)the Borrower shall have legally and successfully consummated a tender offer and consent solicitation for the Existing Notes, all of which shall be paid on the Closing Date with the proceeds of Loans made on the Closing Date, and the Administrative Agent shall have received on the Closing Date evidence of completion of such tender offer and payment to the trustee of the Existing Notes of all amounts payable to the holders of the Existing Notes.

(c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its consolidated Subsidiaries for the 1997, 1998 and 1999 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower and its consolidated Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the
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

     consolidated financial condition of the Borrower and its Subsidiaries (including, as applicable, the Acquired Business), as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

(d) Approvals. All governmental and third party approvals (including, without limitation, Gaming Approvals, other regulatory approvals and landlords', contract counterparty and other consents) necessary or, in the discretion of the Agents, advisable in connection with the Acquisition, the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents (including, without limitation, the pledging of the Collateral as security for the Obligations pursuant to the Security Documents), the continuing operations of the Borrower or its Subsidiaries and the transactions contemplated hereby and by the Acquisition Documentation shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

(e) Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Syndication Agent or the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Loan Party may be a party.

(f) Termination of Existing Credit Facilities. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent and the Syndication Agent that the Existing Credit Facilities shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Syndication Agent and the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith including, without limitation, receipt by the Administrative Agent of satisfactory notices of relinquishment of security interest or the like with respect to Intellectual Property.

(g) Fees. The Lenders, the Arrangers, the Syndication Agent and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

(h) Business Plan. The Lenders shall have received a satisfactory business plan for fiscal years 2000-2007 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the final maturity of the Credit Facilities.
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(i)  Solvency.  The Lenders shall have received a Solvency  Certificate  (i) for the Borrower,  executed by the chief financial  officer of the Borrower and
     (ii) for each other Loan Party, executed by a duly authorized officer of each other Loan Party (such officer to be familiar with the financial condition and operations of such Loan Party), each of which shall document the solvency of the Borrower and each other Loan Party after giving pro forma effect to the Acquisition and the other transactions contemplated hereby.

(j) Maximum Borrowing. No more than $310,000,000 shall have been borrowed under this Agreement on the Closing Date; provided, that an additional $5,000,000 may be borrowed under this Agreement on the Closing Date if such additional $5,000,000 is immediately applied towards a required downpayment for the CRC Acquisition (or reimbursement of the Borrower for any such downpayment already made).

(k) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office, the United States Department of
     Transportation, the United States Coast Guard and the United States Copyright Office) in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all Property of the Loan Parties, and such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for Permitted Liens or Liens set forth in Schedule 4.19(a)-3.

(l) Environmental Matters. The Administrative Agent shall have received a written environmental assessment conforming to the standards of the ASTM "Standard Practice for Environmental Assessments: Phase I Environmental Site Assessment Process" regarding all Real Estate currently owned by the Borrower and regarding the Real Estate of the Acquired Business, prepared by an environmental consultant acceptable to the Agents, in form, scope, and substance satisfactory to the Agents, together with a letter from the environmental consultant permitting the Agents, the Lenders and their representatives to rely on the environmental assessment as if addressed to and prepared for each of them.

(m) No Material Adverse Effect. Since December 31, 1999, there shall have occurred no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

(n)  Market  Change.   Since  June  12,  2000,  there  shall  have  occurred  no
     development or event that has had or could reasonably be expected to have a material adverse effect on the financial or capital markets generally or in the markets for bank loan syndication, high yield debt or equity securities in particular or affecting the syndication of bank loans or high yield securities (or the refinancing thereof) that may have an adverse impact on the ability to syndicate the Facilities hereunder.
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(o)  No  Default.  No  Default or Event of Default  shall have  occurred  and be continuing on such date after giving effect to the extensions of credit and the other transactions contemplated to occur on such date.

(p) Ratings. The Borrower shall have received ratings, pro forma for the Acquisition and the financing contemplated hereby, equal to or greater than B1 and B+ on a senior basis from Moody's and S&P, respectively.

(q) Due Diligence. The Administrative Agent and Syndication Agent shall have completed, and be satisfied with the results of, their due diligence investigation of the Borrower, its Subsidiaries and the Acquired Business.

(r) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(s) Other Certifications. The Administrative Agent shall have received the following:

(i) a copy of the charter or other organizational document of the Borrower and each of its Subsidiaries and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Person is organized;

(ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Person is organized, dated reasonably near the date of the initial extension of credit, certifying that (A) such Person has paid all franchise taxes to the date of such certificate and (B) such Person is duly organized and in good standing under the laws of such jurisdiction;

(iii)a telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which any Loan Party that owns or leases any Mortgaged Property is organized certifying that such Loan Party is duly organized and in good standing under the laws of such jurisdiction on the date of the initial extension of credit, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and

(iv) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each jurisdiction listed on Schedule 5.1(s)(iv) in which the Borrower and each of its Subsidiaries is qualified as a foreign corporation or entity (which, with respect to the Borrower, shall include Mississippi), dated reasonably near the date of the initial extension of credit, stating that the Borrower and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity in each such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each such
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     jurisdiction  on the date of the initial  extension of credit as to the due qualification and continued good standing of each such Person as a foreign corporation or entity in each such jurisdiction on or about such date, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent.

(t) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i) the legal opinion of Morgan, Lewis & Bockius LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F;

(ii) each  legal  opinion   delivered  in  connection   with  the   Acquisition,
     accompanied  by a reliance  letter in favor of the Agents and the  Lenders;
     and

(iii)the legal opinion of local counsel in each of Mississippi, Pennsylvania and West Virginia and of such other special and local counsel as may be required by the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require including, without limitation, the first priority perfected status (without exception) of the Administrative Agent's Lien on all Vessels, Barges, ships and other floating or floatable Gaming Facilities comprising all or any part of the Bay St. Louis Casino or the Boomtown Casino.

(u) Pledged Stock; Stock Power; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral
         Agreement,   together  with  an  undated  stock  power  for  each  such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (including the Subordinated Intercompany Note) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

(v) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(w) Surveys. Except to the extent of those matters set forth on Schedule 6.13, the Administrative Agent and the Title Insurance Company shall have received maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them,
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         which maps or plats and the  surveys  on which they are based  shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein (collectively, the "Surveys" and each individually, a "Survey").

(x)      Title Insurance; Flood Insurance.

(i) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 form B (Amended 10/17/70 and 10/17/84) (or equivalent policies); and (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance reasonably acceptable to the Administrative Agent. The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

(ii) With respect to any Real Estate located in a special flood hazard area as designated by any federal governmental authorities, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and
     (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

(iii)The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

(y)  Insurance.   The   Administrative   Agent  shall  have  received  insurance
     certificates  satisfying the  requirements  of Sections 4.24 and 6.5 and of
     Section 5.3 of the Guarantee and Collateral Agreement.

(z) Appraisals. The Administrative Agent and the Syndication Agent shall have received appraisals of certain assets of the Borrower and its Subsidiaries
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     specified  by  the  Administrative  Agent  and  the  Syndication  Agent  by
     appraisers satisfactory to the Administrative Agent and the Syndication Agent, in form and substance satisfactory to the Administrative Agent and the Syndication Agent.

                  (aa) MGC Loan Report. The Administrative Agent shall have received a copy of the duly completed and executed MGC Loan Report.

                  (bb)  Miscellaneous.   The  Administrative  Agent  shall  have
         received such other documents, agreements, certificates and information as it shall reasonably request.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

SECTION 6.                    AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Arranger or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

6.1      Financial Statements.  Furnish to each Agent and each Lender:

(a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, (i) a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by BDO Seidman, LLP, or independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent and (ii) a narrative discussion and analysis of
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     the  financial  condition and results of operations of the Borrower and its consolidated Subsidiaries for such fiscal year, as compared to the previous fiscal year;

(b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year; and

(c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower (i) the unaudited consolidated statements of income of the Borrower and of each Operating Gaming Facility for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) a narrative discussion and analysis of the financial condition and results of operations of the Borrower and each Operating Gaming Facility for such month and the portion of the fiscal year through the end of such month, as compared to such comparable periods of the previous year.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (j), to the relevant Lender:

(a)  concurrently with the delivery of the financial  statements  referred to in
     Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b)  concurrently  with the  delivery of any  financial  statements  pursuant to
     Section 6.1 (a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, no Default or Event of Default exists except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance
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     Certificate  containing  all  information  and  calculations  necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein (including calculations necessary to determine any changes in the Applicable Margin pursuant to the Pricing Grid), in each case as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof, whether of the United States or otherwise, where any Loan Party keeps inventory or equipment (other than mobile goods) and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause
     (y) (or, in the case of the first such list so delivered, since the Closing
     Date);

(c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year on a monthly basis for the Borrower and each Operating Gaming Facility (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) as soon as available, and in any event within 50 days after the end of each fiscal year of the Borrower, a certificate containing all information and calculations necessary for determining the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio as of the end of such fiscal year, in a form supplied to the Borrower by the Administrative Agent;

(e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Surviving Debt Instrument, either Acquisition Agreement, any other Acquisition Documentation, any documentation regarding the Senior Subordinated Notes or the Governing Documents of the Borrower or any of its Subsidiaries;

(f) within five days after the same are sent, copies of all financial statements and reports that the Borrower or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower or any of its Subsidiaries may make to, or file with, the SEC;

(g) as soon as possible and in any event within ten days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or
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

     conditions, could reasonably be expected to result in the payment by the Borrower or any of its Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority may condition approval of, or any application for, an Environmental Permit or any other material Permit held by the Borrower or any of its Subsidiaries on terms and conditions that are materially burdensome to the Borrower or any of its Subsidiaries, or to the operation of any of its businesses (both before and after giving effect to the Acquisition) or any property owned, leased or otherwise operated by such Person;

(h) on the date of the occurrence thereof, notice that (i) any or all of the obligations under the indenture governing the Senior Subordinated Notes have been accelerated, or (ii) the trustee or the required holders of Senior Subordinated Notes has given notice that any or all such obligations are to be accelerated;

(i) to the extent not included in clauses (a) through (h) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation,
     (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of the Borrower or any of its Subsidiaries or otherwise,

(ii) press releases, (iii) statements or reports furnished to any other holder of the securities of the Borrower or any of its Subsidiaries, and (iv) regular, periodic and special securities reports) that the Borrower or any of its Subsidiaries is required to provide pursuant to the terms of any Surviving Debt Instrument or any documentation relating to the Senior Subordinated Notes; and

(j) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (and provide the Administrative Agent proof of such payment, discharge or satisfaction upon the Administrative Agent's request), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate existence, (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, including, without limitation, all Gaming Approvals and all permits, licenses, qualifications and findings of suitability required by any Gaming Authority, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (iii) file the MGC Loan Report with the Mississippi Gaming Commission no later than 15 days after the Closing Date and provide the Administrative Agent with evidence thereof; and (b) without limiting the other provisions of this Agreement or the other Loan Documents, comply with all
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Contractual  Obligations  and  Requirements  of Law  except to the  extent  that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance.(a) (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) Maintain all rights of way, easements, grants, privileges, licenses, certificates, and permits necessary or advisable for the use of any Mortgaged Property and will not, without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), consent to any public or private restriction as to the use of any Mortgaged Property.

(c) Maintain with financially sound and reputable insurance companies insurance on all its Property (including, without limitation, all inventory, equipment and vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event the Borrower and each of its Subsidiaries will maintain (i) property and casualty insurance on all Property on an all risks basis (including the perils of flood and quake, loss by fire, explosion and theft and such other risks and hazards as are covered by a standard extended coverage insurance policy), covering the repair or replacement cost of all such Property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), (ii) public liability insurance, and (iii) building law and ordinance coverage in such amount as to address to the satisfaction of the Administrative Agent any increased cost of construction, debris removal and/or demolition expenses incurred as a result of the application of any building law and/or ordinance. All such insurance with respect to the Borrower and each of its Subsidiaries shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause, (iii) contain a "Replacement Cost Endorsement" with a waiver of depreciation and a waiver of subrogation against any Secured Party, (iv) contain a standard noncontributory mortgagee clause naming the Administrative Agent (and/or such other party as may be designated by the Administrative Agent) as the party to which all payments made by such insurance company shall be paid, (v) if requested by the Administrative Agent, contain endorsements providing that none of the Borrower or any of its Subsidiaries, any Secured Party or any other Person shall be a co-insurer under
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such  insurance  policies,  and (vi) be  reasonably  satisfactory  in all  other respects to the Administrative Agent. Each Secured Party shall be named as an additional insured on all liability insurance policies of the Borrower and each of its Subsidiaries and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of each such Person.

(d) With respect to the Vessels and the Barges, maintain the insurance coverage set forth on Schedule 6.5(d).

     (e) Deliver to the  Administrative  Agent on behalf of the Secured Parties,
(i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of the Administrative Agent from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower or any of its Subsidiaries, and (v) promptly after such information is available to the Borrower or any of its Subsidiaries, full information as to any claim for an amount in excess of $500,000 with respect to any property and casualty insurance policy maintained by the Borrower or any of its Subsidiaries.

     (f) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 7.3 that arise by operation of law and other Liens permitted under Section 7.3(f)) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to Administrative Agent.

     (g) Preserve and protect the Lien status of each respective Ship Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 7.3 that arise by operation of law and other Liens permitted under Section 7.3(f)) is asserted against a Vessel or a Barge, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to Administrative Agent.

6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their respective independent certified public accountants.

6.7 Notices. Promptly give notice to the Administrative Agent and each Lender (and, in the case of subsection (a) only, the West Virginia Lottery Commission and the West Virginia Racing Commission) of:

(a)  the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount sought to be recovered from the Borrower or any of its Subsidiaries is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

(d) the following events, as soon as possible and in any event within 15 days after the Borrower or any of its Subsidiaries knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(f) any notice of default given to the Borrower or any of its Subsidiaries from a landlord in connection with any leased property where inventory of the Borrower or its Subsidiaries is located;

(g) promptly upon any Responsible Officer of the Borrower obtaining knowledge of the revocation or nonrenewal of any Permit relating to any Gaming Facility of any Loan Party or any other material Permit, written notice thereof together with such other information as may be reasonably available to the Borrower to enable the Lenders and their counsel to evaluate such Permit revocation or nonrenewal, and such other information as may be reasonably requested by Administrative Agent;

(h)  any change in the members of Borrower's board of directors;

(i) promptly upon any Person becoming a Subsidiary of the Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Borrower and (b) all of the data required to be set forth in Schedule 4.15(a) annexed hereto with respect to all Subsidiaries of the Borrower (it being understood that such written notice shall be deemed to supplement Schedule 4.15(a) annexed hereto for all purposes of this Agreement);

(j) promptly, and in any event within ten Business Days after any material contract of the Borrower or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to the Borrower or any of its Subsidiaries, as the case may be, or any new material contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

(k) promptly, and in any event within three Business Days after receiving notice thereof (and at least five Business Days prior to making any payment with respect thereto), any demand, request or notice to make any payment under the Debt Service Maintenance Agreement; and

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

6.8 Environmental Laws.(a) (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain and maintain in all material respects, and ensure that all tenants and subtenants obtain and maintain in all material respects, all applicable Environmental Permits.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.9 Interest Rate Protection. In the case of the Borrower, within 30 days after the earlier of (i) one year after the Closing Date (if the CRC Acquisition has not been consummated by such date) and (ii) the date that either the Borrower or CRC announces, or either the Administrative Agent or the Syndication Agent reasonably determines, that the Borrower is no longer seeking to acquire or CRC is no longer seeking to sell the CRC Acquired Business, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the weighted average aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

6.10 Additional Collateral, etc.(a) (a) With respect to any Property acquired after the Closing Date or, in the case of inventory or equipment, any Property moved after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraphs (b), (c) or (d) of this Section,
(y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected security interest, promptly (and, in any event, within 15 days following the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b)  With  respect  to any fee  interest  in any  real  property  having a value
(together with improvements thereon) of at least $1,000,000 (or otherwise necessary or useful to the operation of any Gaming Facility or contiguous with any other Mortgaged Property) acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly (and, in any event, within 30 days following the date of such acquisition) (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, subject only to Permitted Liens (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent a legal opinion relating to such Mortgage (and customary related issues), which opinion shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (and, in any event, within 30 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be,
(iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, an Intellectual Property Security Agreement, if applicable, and the Subordinated Intercompany Note and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement, if applicable, with respect to such new Subsidiary, including, without limitation, the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office, the execution and delivery by all necessary Persons of Control Agreements and the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement, if applicable, or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (and, in any event, within 30 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect a first priority security interest of the Administrative Agent thereon, (iii) cause such new Subsidiary to become a party to the Subordinated Intercompany Note, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e)  Notwithstanding  anything to the contrary in this Section 6.10,  paragraphs
(a), (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Closing Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

6.11     ERISA Documents.

     The Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, any or all of the following:
(i) a copy of each Plan (or, where any such Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each applicable Plan; (iii) for the three most recent plan years preceding the Administrative Agent's request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each applicable Plan; (iv) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; and
(vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan.
                                       83

6.12 Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in Section 4.16.

6.13 Post-Closing  Deliverables  and  Undertakings.   Comply  with  all  of  the
     obligations set forth on Schedule 6.13.

6.14 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

6.15 Gaming Facilities. To the extent not done so by the Closing Date, ensure that at all times each Gaming Facility of the Borrower or any other Loan Party continues to be self-managed or that any management contract for any such Gaming Facility is collaterally assigned (to the extent not prohibited under applicable Gaming Laws), with the consent of the manager thereunder, to the Administrative Agent for the benefit of the Secured Parties.

6.16 Registration of Barges. Use its best efforts to cause, as soon as possible after the Closing Date, the Barges to become (i) documented with the United States Coast Guard and (ii) subject to Ship Mortgages, in favor of the Administrative Agent, for the benefit of the Secured Parties, all in a manner reasonably satisfactory to the Administrative Agent.

SECTION 7.         NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Arranger or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1      Financial Condition Covenants.

(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                  (i)  Prior to consummation of the CRC Acquisition:

                                                                   Consolidated

                 Fiscal Quarter                                   Leverage Ratio

                 FQ3  2000                                      4.10:1.00
                 FQ4  2000                                      4.10:1.00
                 FQ1  2001                                      4.10:1.00
                 FQ2  2001                                      4.10:1.00
                 FQ3  2001                                      4.00:1.00
                 FQ4  2001                                      4.00:1.00
                 FQ1  2002                                      3.75:1.00
                 FQ2  2002                                      3.75:1.00
                 FQ3  2002                                      3.75:1.00
                 FQ4  2002                                      3.50:1.00
                 FQ1  2003                                      3.50:1.00
                 FQ2  2003                                      3.50:1.00
                 FQ3  2003                                      3.50:1.00
                 FQ4  2003                                      3.00:1.00
                 FQ1  2004                                      3.00:1.00
                 FQ2  2004                                      3.00:1.00
                 FQ3  2004                                      3.00:1.00
                 FQ4  2004                                      2.50:1.00
                 FQ1  2005                                      2.50:1.00
                 FQ2  2005                                      2.50:1.00
                 FQ3  2005                                      2.50:1.00
                 FQ4  2005 and thereafter                       2.50:1.00

                  (ii)  On and after consummation of the CRC Acquisition:

                                                                   Consolidated

                 Fiscal Quarter                                   Leverage Ratio

                 FQ3  2000                                      4.75:1.00
                 FQ4  2000                                      4.75:1.00
                 FQ1  2001                                      4.75:1.00
                 FQ2  2001                                      4.75:1.00
                 FQ3  2001                                      4.75:1.00
                 FQ4  2001                                      4.50:1.00
                 FQ1  2002                                      4.50:1.00
                 FQ2  2002                                      4.50:1.00
                 FQ3  2002                                      4.50:1.00
                 FQ4  2002                                      4.25:1.00
                 FQ1  2003                                      4.25:1.00
                 FQ2  2003                                      4.25:1.00
                 FQ3  2003                                      4.25:1.00

                 FQ4  2003                                      3.75:1.00
                 FQ1  2004                                      3.75:1.00
                 FQ2  2004                                      3.75:1.00
                 FQ3  2004                                      3.75:1.00
                 FQ4  2004                                      3.50:1.00
                 FQ1  2005                                      3.50:1.00
                 FQ2  2005                                      3.50:1.00
                 FQ3  2005                                      3.50:1.00
                 FQ4  2005 and thereafter                       3.00:1.00


(b) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of the Borrower for any period ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

                  (i)  Prior to consummation of the CRC Acquisition:

                                                                   Consolidated

                 Fiscal Quarter                                       EBITDA

                 FQ3  2000                                      $70,000,000
                 FQ4  2000                                      $75,000,000
                 FQ1  2001                                      $75,000,000
                 FQ2  2001                                      $75,000,000
                 FQ3  2001                                      $75,000,000
                 FQ4  2001                                      $80,000,000
                 FQ1  2002                                      $80,000,000
                 FQ2  2002                                      $80,000,000
                 FQ3  2002                                      $80,000,000
                 FQ4  2002                                      $85,000,000
                 FQ1  2003                                      $85,000,000
                 FQ2  2003                                      $85,000,000
                 FQ3  2003                                      $85,000,000
                 FQ4  2003                                      $87,500,000
                 FQ1  2004                                      $87,500,000
                 FQ2  2004                                      $87,500,000
                 FQ3  2004                                      $87,500,000
                 FQ4  2004                                      $90,000,000
                 FQ1  2005                                      $90,000,000
                 FQ2  2005                                      $90,000,000
                 FQ3  2005                                      $90,000,000
                 FQ4  2005 and thereafter                       $95,000,000

                  (ii)  On and after consummation of the CRC Acquisition:

                                                                   Consolidated

                 Fiscal Quarter                                       EBITDA

                 FQ3  2000                                      $100,000,000
                 FQ4  2000                                      $100,000,000
                 FQ1  2001                                      $105,000,000
                 FQ2  2001                                      $105,000,000
                 FQ3  2001                                      $105,000,000
                 FQ4  2001                                      $110,000,000
                 FQ1  2002                                      $110,000,000
                 FQ2  2002                                      $110,000,000
                 FQ3  2002                                      $110,000,000
                 FQ4  2002                                      $115,000,000
                 FQ1  2003                                      $115,000,000
                 FQ2  2003                                      $115,000,000
                 FQ3  2003                                      $115,000,000
                 FQ4  2003                                      $120,000,000
                 FQ1  2004                                      $120,000,000
                 FQ2  2004                                      $120,000,000
                 FQ3  2004                                      $120,000,000
                 FQ4  2004                                      $125,000,000
                 FQ1  2005                                      $125,000,000
                 FQ2  2005                                      $125,000,000
                 FQ3  2005                                      $125,000,000
                 FQ4  2005 and thereafter                       $130,000,000

(c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                             Consolidated Fixed
                                                                      Charge
                 Fiscal Quarter                                 Coverage Ratio

                 FQ3  2000                                      1.15:1.00
                 FQ4  2000                                      1.15:1.00
                 FQ1  2001                                      1.15:1.00
                 FQ2  2001                                      1.15:1.00
                 FQ3  2001                                      1.15:1.00
                 FQ4  2001                                      1.15:1.00
                 FQ1  2002                                      1.15:1.00
                 FQ2  2002 and thereafter                       1.25:1.00


(d) Maintenance of Net Worth. Maintain Consolidated Net Worth equal to or greater than the sum of (i) 90% of Consolidated Net Worth as of the Closing
                                       87

Date, (ii) 75% of Consolidated Net Income of the Borrower and its consolidated Subsidiaries since the Closing Date and (iii) 50% of the Net Cash Proceeds of the issuance or sale of Capital Stock of the Borrower or any of its consolidated Subsidiaries since the Closing Date.

(e) Consolidated Senior Leverage Ratio: On and after consummation of the CRC Acquisition permit the Consolidated Senior Leverage Ratio as at the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                                Consolidated
                 Fiscal Quarter                                 Senior Leverage
                                                                Ratio

                 FQ3  2000                                      2.75:1.00
                 FQ4  2000                                      2.75:1.00
                 FQ1  2001                                      2.75:1.00
                 FQ2  2001                                      2.75:1.00
                 FQ3  2001                                      2.75:1.00
                 FQ4  2001                                      2.50:1.00
                 FQ1  2002                                      2.50:1.00
                 FQ2  2002                                      2.50:1.00
                 FQ3  2002                                      2.50:1.00
                 FQ4  2002                                      2.25:1.00
                 FQ1  2003                                      2.25:1.00
                 FQ2  2003                                      2.25:1.00
                 FQ3  2003                                      2.25:1.00
                 FQ4  2003 and thereafter                       2.00:1.00


7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)  Indebtedness of any Loan Party created under any Loan Document;

(b) Unsecured Indebtedness of the Borrower to any Solvent Subsidiary and of any Wholly Owned Guarantor to the Borrower or any other Solvent Subsidiary; provided that such Indebtedness is evidenced by, and subject to the terms and conditions of, the Subordinated Intercompany Note and is otherwise subordinated in right of payment to the Obligations under the Loan Documents on terms and conditions satisfactory to the Administrative Agent;

(c) Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations) in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding, of which $10,000,000 of such $15,000,000 aggregate principal amount of Indebtedness may be secured by Liens permitted by Section 7.3(g) ;

(d) Indebtedness of the Borrower and its Subsidiaries outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

(e) Unsecured Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Guarantor;

(f) Unsecured Indebtedness of the Borrower to be created in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $200,000,000 (unless such Senior Subordinated Notes are issued pursuant to
     Section 7.8(e)(iii), in which case the $200,000,000 limitation shall not apply)), and Guarantee Obligations of any Guarantor in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the obligations of such Guarantor under the Guarantee and Collateral Agreement to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes are subordinated to the Obligations; provided that, (A) if such Senior Subordinated Notes are issued pursuant to
     Section 7.8(e)(iii) (as certified to the Administrative Agent by a Responsible Officer of the Borrower), the proceeds of the Senior Subordinated Notes are used by the Borrower (i) to consummate the CRC Acquisition as contemplated by Section 7.8(e) or (ii) if the CRC Acquisition is not consummated within 15 months after the Closing Date (or, if sooner, on the date that either the Borrower or CRC announces, or either the Administrative Agent or the Syndication Agent reasonably determines, that the Borrower is no longer seeking to acquire, or CRC is no longer seeking to sell to the Borrower, the CRC Acquired Business) either to (x) immediately effect a mandatory prepayment of the Loans pursuant to Section 2.12(a) or (y) immediately repay the Senior Subordinated Notes at a price no greater than 101% of the principal amount thereof; provided, further, that, until any such application of the proceeds of the Senior Subordinated Notes pursuant to this Section 7.2(f), all such proceeds shall be maintained in a segregated or escrow account (as determined by the Administrative Agent and the underwriter of the Senior Subordinated Notes) and invested in Cash Equivalents in a manner deemed satisfactory to the Administrative Agent to ensure the prompt and proper application of such proceeds in all circumstances (which may include Liens on such proceeds in favor of the Administrative Agent and the holders of the Senior Subordinated Notes) and (B) if such Senior Subordinated Notes are issued other than pursuant to Section 7.8(e), the Borrower shall, immediately effect a mandatory prepayment of the Loans pursuant to Section 2.12(a); and

(g)  Unsecured  Indebtedness of any Loan Party to be incurred in accordance with
     Section 7.8(j).

7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
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(a)  Liens for taxes not yet due or which are being  contested  in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Loan Party in conformity with GAAP;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

(d) deposits by or on behalf of the Borrower or any of its Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(c) so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) at any one time the amounts permitted to be secured under Section 7.2(c);

(h)  Liens created pursuant to the Security Documents;

(i)  Permitted Vessel Liens;

(j) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased; and

(k)  Liens  which  appear  on  the  final  title   policies  for  the  Mortgaged
     Properties.

7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:
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(a)  any Solvent  Subsidiary of the Borrower may be merged or consolidated  with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Guarantor (provided that the Guarantor shall be the continuing or surviving corporation), subject to at least 30 days prior written notice to the Administrative Agent; and

(b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Guarantor.

7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b)  the sale of inventory in the ordinary course of business;

(c)  Dispositions permitted by Section 7.4(b);

(d) the sale or issuance of any Subsidiary's Capital Stock (other than Disqualified Stock) to the Borrower or any Guarantor;

(e) the Disposition by the Borrower or any of its Subsidiaries of other assets having a fair market value not to exceed $5,000,000 in the aggregate for any fiscal year of the Borrower, provided, that the requirements of Section 2.12(b) are complied with in connection therewith; and

(f) any Recovery Event, provided, that the requirements of Section 2.12(b) are complied with in connection therewith.

7.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock (excluding Disqualified Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that (i) any Subsidiary may make Restricted Payments to the Borrower or any Guarantor and (ii) the Borrower may repurchase up to an aggregate of $10,000,000 of its Capital Stock (increasing to $15,000,000 after consummation of the CRC Acquisition).
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7.7  Limitation  on  Capital  Expenditures.  Make or commit to make any  Capital
Expenditure,   except  (i)  Maintenance  Capital   Expenditures  not  to  exceed
$12,000,000 in the aggregate in any fiscal year (increasing to $16,000,000 per fiscal year beginning with the first full fiscal year after consummation of the CRC Acquisition) and (ii) Capital Expenditures (other than Maintenance Capital Expenditures) of the Borrower and its Subsidiaries:

     (a) with respect to the Charles Town Gaming Facility, not to exceed $55,000,000 in the aggregate;

     (b) with respect to the Bay St. Louis Casino, not to exceed $32,500,000 in the aggregate;

     (c) with respect to the purchase of the Skrmetta Lease, not to exceed $20,000,000 in the aggregate;

     (d) after consummation of the CRC Acquisition, with respect to the expansion of, and the purchase of the ground lease relating to, Casino Rouge, not to exceed $20,000,000 in the aggregate;

     (e)  made with Reinvestment Deferred Amounts; and

     (f) additional Capital Expenditures not exceeding $20,000,000 in the aggregate (which may be used for the purposes set forth in clauses (i) and (ii)(a) through (e) above in excess of the limits set forth therein, or for other Capital Expenditures (or for any combination thereof)).

7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, a joint venture or any other Person (all of the foregoing, "Investments"), except:

(a) extensions of trade credit (including to gaming customers) in the ordinary course of business;

(b)      Investments in Cash Equivalents;

(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

(d) the Acquisition (including, without limitation, any adjustment pursuant to Section 3.3.2 of each Acquisition Agreement);

(e) the CRC Acquisition; provided that such acquisition is consummated within 15 months after the Closing Date; and provided, further, that each of the following conditions is satisfied:
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

(i) the Agents shall be reasonably satisfied with the structure and terms of the CRC Acquisition, including, without limitation, all legal and tax aspects thereof;

(ii) the capital structure of each Loan Party after the CRC Acquisition shall be reasonably satisfactory to the Agents;

(iii)the CRC Acquisition shall be financed by the Borrower's issuance of at least $200,000,000 in aggregate principal amount (or such amount less than $200,000,000 as may be consented to by the Supermajority Facility Lenders) of Senior Subordinated Notes;

(iv) the Borrower's ratings from Moody's and S&P after giving effect to the CRC Acquisition and the issuance of the Senior Subordinated Notes shall not be lower than at the Closing Date;

(v) there shall not have occurred or become known to the Agents any continuing Default or Event of Default under the Loan Documents (including pro forma for the CRC Acquisition and the financing thereof contemplated hereby);

(vi) all representations and warranties of the Borrower contained in this Agreement shall be true and correct after giving effect to the CRC Acquisition (after allowing for the updating of Schedules to this Agreement and the Guarantee and Collateral Agreement to reflect the acquisition by the Borrower of the assets comprising the CRC Acquired Business);

(vii)the Consolidated Leverage Ratio of the Borrower and its Subsidiaries (after giving effect to the CRC Acquisition) on the last day of the fiscal quarter ended most recently prior to the CRC Closing Date shall not exceed 4.50:1.00;

(viii) Consolidated EBITDA of the Borrower and its Subsidiaries (after giving effect to the CRC Acquisition) shall be at least equal to the amount set forth in Section 7.1(b)(ii) corresponding to the last day of the fiscal quarter ended most recently prior to the CRC Closing Date;

(ix) there shall not have occurred or become known to the Agents any event, development or circumstance since December 31, 1999 (the date of the most recent audited financial statements delivered to the Agents as of the date hereof) that has caused or could reasonably be expected to cause a Material Adverse Effect, or a material adverse condition or material adverse change in or affecting (A) the CRC Acquisition, (B) the condition (financial or otherwise), business, results of operations, assets, liabilities, property, management, prospects or value of (x) the Borrower and its Subsidiaries, taken as a whole, or (y) the CRC Acquired Business taken as a whole or that calls into question in any material respect any financial information and projections ("Projections") previously supplied to the Agents or any of the material assumptions on which the Projections were prepared or
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

     (C) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent or the Lenders thereunder;

(x) the Agents shall have completed, and shall be reasonably satisfied with the results of, their due diligence investigation of the CRC Acquired Business;

(xi) the Agents shall not have become aware after the date hereof of any information or other matter affecting the Borrower, its Subsidiaries, the CRC Acquired Business or the transactions contemplated hereby that is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Agents prior to the date hereof;

(xii)all governmental and third party approvals and consents, including Gaming Approvals and regulatory approvals, necessary or, in the sole discretion of the Agents, advisable in connection with the CRC Acquisition or the financing thereof contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the CRC Acquisition or the financing thereof contemplated hereby;

(xiii) the Agents shall have received satisfactory audited and unaudited (which have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 71) financial statements of the Borrower, the Guarantors and the CRC Acquired Business and all other completed or probable acquisitions (including pro forma financial statements) meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and all such financial statements shall be satisfactory in form to the Agents in their sole discretion;

(xiv)the Agents shall have received the results of a recent lien, tax lien, judgment and litigation search in each relevant jurisdiction with respect to the CRC Acquired Business, and such search results shall reveal no liens on any of the assets of the CRC Acquired Business except for liens permitted by the Loan Documents or liens to be discharged on or prior to the CRC Closing Date pursuant to documentation satisfactory to the Agents;

(xv) the Agents shall have received an appraisal of certain assets included in the CRC Acquired Business to be specified by the Agents by appraisers to the Agents, all in form and substance satisfactory to the Agents;

(xvi)the Agents shall have received a Solvency Certificate of the Borrower which shall document the Solvency of the Borrower and the Subsidiaries after giving pro forma effect to the CRC Acquisition and the other transactions contemplated hereby, all in form and substance satisfactory to the Agents;

(xvii) the Agents shall have received Phase I environmental reports (and where appropriate based upon such Phase I environmental reports and at the request of the Agents, Phase II environmental reports) with respect to certain real property included in the CRC Acquired Business from a firm satisfactory to the Agents, all in form and substance satisfactory to the Agents;
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

(xviii) the  Agents  shall be  satisfied  (in their  sole  discretion)  with the sufficiency of amounts available under the Revolving Credit Facility to meet the ongoing working capital needs of the Borrower and its Subsidiaries following the consummation of the CRC Acquisition and the other transactions contemplated hereby;

(xix)the Agents shall have received such legal opinions (including opinions (A) from counsel to the Borrower and its Subsidiaries, (B) delivered to the Borrower by counsel to the CRC Acquired Business, accompanied by reliance letters in favor of the Agents and (C) from such special and local counsel as may be required by the Agents), documents and other instruments as are customary for transactions of this type or as they may reasonably request;

(xx) the Agents shall have received such  corporate and other  documentation  as
     they  shall  reasonably  request  including,   without  limitation,   board
     resolutions, incumbency certificates and good standing certificates; and

(xxi)immediately after giving effect to the CRC Acquisition, the Administrative Agent, for the benefit of the Secured Parties, shall have a perfected security interest in all material Property formerly comprising the CRC Acquired Business;

(f)  Investments   in  assets  useful  in  the   Borrower's  or  the  applicable
     Subsidiary's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(g)  Capital Expenditures permitted by Section 7.7;

(h) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Guarantor;

(i)  up to $5,000,000 as a deposit in connection with the CRC Acquisition and up
     to  $2,000,000  to  extend  any  period   allowed  to  consummate  the  CRC
     Acquisition pursuant to the documentation governing the CRC Acquisition;

(j) the investment by any Loan Party of up to $30,000,000 in unsecured revenue bonds issued by the Mississippi Business Finance Corporation, an agency of the State of Mississippi chartered to promote the development of business within the State of Mississippi (on terms satisfactory to the Administrative Agent and the Syndication Agent), the proceeds of which shall be loaned to any other Loan Party to be used to make Capital Expenditures with respect to a hotel at the Bay St. Louis Casino, as permitted by Section 7.7(b) and to pay customary costs and expenses associated with the issuance of such bonds and the construction of such hotel, provided, however, that such revenue bonds are owned by the Borrower or one of its Subsidiaries;
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

(k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $10,000,000 during the term of this Agreement (increasing to $15,000,000 after consummation of the CRC Acquisition); and

(l) exercise of the Trackpower Warrant, provided, however, that such Investment shall not exceed $10,000,000 and provided that the shares received upon such exercise are promptly pledged to the Administrative Agent as Collateral hereunder.

7.9 Limitation on Optional Payments and Modifications of Indebtedness. (a) Except as expressly set forth in Section 7.2(f), make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness, other than the prepayment of Indebtedness incurred hereunder, (b) amend, modify or otherwise change, or consent or agree to or permit any amendment, modification, waiver or other change to, any of the terms (including, without limitation, the subordination terms) of (x) any Indebtedness (including the Indebtedness evidenced by the Debt Service Maintenance Agreement but excluding the Indebtedness hereunder) or (y) any other contingent obligation listed on Schedule 4.29(b) (other than, in the case of clause (x), any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee) or (c) amend or permit the amendment of its Governing Documents in any manner reasonably determined by the Administrative Agent to be adverse to the Lenders.

7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Subsidiary.

7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31 or change the Borrower's or any of its Subsidiaries' method of determining fiscal quarters.
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

7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), and (c) the indenture governing the Senior Subordinated Notes (to the extent not otherwise in conflict with this Agreement and the other Loan Documents).

7.14 Limitation on Restrictions on Subsidiary Distributions, etc. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Borrower or any of its Subsidiaries (or, in the case of clause (a) only, any Subsidiary of the Borrower) to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions under the indenture governing the Senior Subordinated Notes (to the extent not otherwise in conflict with this Agreement and the other Loan Documents), and (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary to the extent not otherwise prohibited hereby.

7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement (after giving effect to the Acquisition) or that are reasonably related thereto.

7.16 Limitation on Amendments to Acquisition Documentation. Amend, supplement, replace or otherwise modify (whether pursuant to a waiver granted by or to such Person or otherwise) or fail to enforce strictly the terms and conditions of any of the Acquisition Documentation except to the extent that any such amendment, supplement, modification or failure to enforce could not reasonably be expected to have a Material Adverse Effect.

7.17 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates in an aggregate notional amount not to exceed $175,000,000 at any one time outstanding.

7.18 Restriction on Leases. The Borrower shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than intercompany leases between the Borrower and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, at the time in effect during the then current fiscal year:
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(a)  the Consolidated Rental Payments shall not exceed (i) $5,750,000 before the
     consummation  of  the  CRC  Acquisition  and  (ii)  $6,250,000   after  the
     consummation of the CRC Acquisition; and

(b) the Consolidated Lease Occupancy Cost Payments shall equal the aggregate Consolidated Lease Occupancy Cost Payments which the Borrower or any of its Subsidiaries is obligated to pay according to any occupancy cost formula in any Operating Leases of real property to which the Borrower or any of its Subsidiaries currently is a party as lessee on the Closing Date or such lesser amount as may be negotiated by the Borrower or any of its Subsidiaries.

SECTION 8.                      EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or the terms of such other Loan Document, as the case may be; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a), Section 6.7(a), Section 7 or Section 5 of the Guarantee and Collateral Agreement or
     (ii) an "Event of Default" under and as defined in any Mortgage or Ship Mortgage; or

(d) Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan
     Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

(e)  The  Borrower  or any of its  Subsidiaries  shall (i) default in making any
     payment  of  any  principal  of  any   Indebtedness   (including,   without
     limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing,
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     securing or relating  thereto,  or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
     (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $1,000,000; or

(f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that
     (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)  (i) Any Person shall engage in any "prohibited  transaction" (as defined in
     Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the
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     Insolvency or Reorganization of, a Multiemployer Plan, (vi) the Borrower or
     any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(i) with respect to such fiscal year, (vii) the Borrower or any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(ii) with respect to such fiscal year or (viii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
     (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) Any Loan Party or any Affiliate of any Loan Party shall assert that any provision of any Loan Document is not in full force and effect; or

(l) (i) the Permitted Investors shall cease to own of record and beneficially an amount of common stock of the Borrower equal to at least 20% of the amount of common stock of the Borrower owned by the Permitted Investors of record and beneficially as of the Closing Date; (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the
     Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 15% of the outstanding common stock of the Borrower; (iii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (iv) a "change of
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     control" or similar event (howsoever  defined) with respect to the Borrower or any Guarantor under the documentation governing the Senior Subordinated Notes shall occur; or

(m) The Indebtedness under the Senior Subordinated Notes or any guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the documentation evidencing or governing the Senior Subordinated Notes, or any Loan Party, any Affiliate of any Loan Party or the holders (or any trustee on behalf of the holders) of at least 25% in aggregate principal amount of such Indebtedness shall so assert; or

(n)  The  Borrower  or  any of  its  Subsidiaries  shall  (i)  be  subject  to a
     suspension,   revocation,   denial  or  loss  of  a  material   license  or
     qualification or any other license or qualification issued or granted under any Gaming Law or by any Gaming Authority, or with respect to any Gaming Facility or be found not suitable by any Gaming Authority or under any applicable Gaming Laws or (ii) fail to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by a Gaming Authority; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other  amounts  owing under this  Agreement  and the other
     Loan  Documents  (including,   without  limitation,   all  amounts  of  L/C
     Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without
     limitation,   all   amounts  of  L/C   Obligations,   whether  or  not  the
     beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all remedies available under the Security Documents, including, without limitation, the Guarantee and Collateral Agreement, the Mortgages and the Ship Mortgages, or otherwise available under applicable law or otherwise. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and
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     unexpired  amount of such Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents. After all such
     Letters  of Credit  shall  have  expired  or been  fully  drawn  upon,  all
     Reimbursement   Obligations   shall  have  been  satisfied  and  all  other
     obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Loan Parties (or such other Person as may be lawfully entitled thereto).

SECTION 9.                THE AGENTS; THE ARRANGERS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Arranger, nor any Agent nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be (i) liable for any action
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lawfully  taken  or  omitted  to be  taken  by it or  such  Person  under  or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person's own gross negligence or willful misconduct in breach of a duty owed to the party asserting liability) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arrangers or the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or the other Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the requisite Lenders required under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or the requisite Lenders under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and Letters of Credit.

9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from
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taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Arrangers, the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Arranger or any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Arranger or any Agent to any Lender. Each Lender represents to the Arrangers and the Agents that it has, independently and without reliance upon any Arranger or any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of the Issuing Lender, its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Arranger or any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither any Arranger nor any Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Arranger or such Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Arranger and each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, the Acquisition Documentation or any documents
contemplated   by  or  referred  to  herein  or  therein  or  the   transactions
contemplated hereby or thereby or any action taken or omitted by such Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from such Arranger's or such Agent's gross negligence or willful misconduct in
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breach of a duty owed to such Lender.  The  agreements in this Section 9.7 shall survive the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

9.8 Arrangers and Agents in Their Individual Capacities. Each Arranger and each Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Arranger was not an Arranger and such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Arranger or an Agent, as the case may be, and the terms "Lender" and "Lenders" shall include each Arranger and each Agent in their respective individual capacities.

9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Each of the Syndication Agent and the Documentation Agents may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent or Documentation Agent, as applicable, hereunder, whereupon the duties, rights, obligations and responsibilities of such Syndication Agent or Documentation Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by any Arranger, any Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.
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9.11  The  Arrangers  and  the  Documentation  Agents.  The  Arrangers  and  the
Documentation Agents, in their respective capacities as such, shall have no duties or responsibilities (except, with respect to the Documentation Agents, as expressly set forth in Section 7.8(e)), and shall incur no liability, under this Agreement and the other Loan Documents.

SECTION 10.                  MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent, the Syndication Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender subject to such forgiveness, extension, reduction or increase; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or Supermajority Facility Lenders or amend the definition of Required Prepayment Lenders, reduce any percentage specified in, or otherwise modify the definition of, Required Revolving Credit Lenders, Required Tranche A Term Loan Lenders, Required Tranche B Term Loan Lenders or Aggregate Required Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release a material portion of the Collateral or release any material Guarantor from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (iv) amend, modify or waive any provision of Section 9 without the consent of any Arranger or any Agent directly affected thereby; (v) amend, modify or waive any provision of Section
2.6 or 2.7 without the written consent of the Swing Line Lender; (vi) amend, modify or waive any provision of Section 2.12 or Section 2.18 without the consent of each Lender directly affected thereby; (vii) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender; or (viii) amend, modify or waive any provision of Section 7.1 without the written consent of the Supermajority Facility Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall
                                      106
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be binding upon the Loan Parties, the Lenders, the Agents, the Arrangers and all
future holders of the Loans and Letters of Credit. In the case of any waiver, the Loan Parties, the Lenders, the Arrangers and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. In addition, this Agreement may be amended (or amended and restated) with the written consent of the Aggregate Required Lenders, the Arrangers, the Agents and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof, (y) to increase the Total Revolving Credit
Commitments (and to admit new Revolving Credit Lenders to fund new credit facilities or, with the written consent of a current Revolving Credit Lender, increase such Revolving Credit Lender's Revolving Credit Commitment) and (z) to
include   appropriately  the  Lenders  holding  such  new  or  increased  credit facilities in any determination of the Required Lenders, Required Prepayment Lenders, Majority Revolving Facility Lenders and Aggregate Required Lenders.

     Notwithstanding anything to the contrary in this Section 10.1, the parties to the Fee Letter may, (a) enter into written amendments, supplements or modifications to the Fee Letter (including amendments and restatements thereof) for the purpose of adding any provisions thereto or changing in any manner the rights thereunder of the parties thereto or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, (i) any of the requirements of the Fee Letter or (ii) any Default or Event of Default to the extent (and only to the extent) relating to the Fee Letter, it being understood that the waiver of any Default or Event of Default (or portion thereof) relating to any of the other Loan Documents may be accomplished only as set forth in the immediately preceding paragraph.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or one Business Day after being delivered, postage prepaid, to a reputable nationally recognized delivery service, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower, the Arrangers and the Agents, as follows and (b) in the case of the Lenders, as set forth on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:
                                      107
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     The Borrower:                      Penn National Gaming, Inc.
                                        Wyomissing Professional Center
                                        825 Berkshire Boulevard, Suite 200
                                        Wyomissing, Pennsylvania 19610
                                        Attention: Robert S. Ippolito
                                        Telecopy: (610) 376-2842
                                        Telephone: (610) 378-8384

     with a copy to:                    Morgan, Lewis & Bockius LLP
                                        1701 Market Street
                                        Philadelphia, PA 19103
                                        Attention:  Lawrence H. Berger
                                        Telecopy:  (215) 963-5299
                                        Telephone:  (215) 963-5480

     The Syndication Agent:             Lehman Commercial Paper Inc.
                                        3 World Financial Center
                                        New York, New York 10285
                                        Attention:  Andrew Keith
                                        Telecopy:  (212) 526-0242
                                        Telephone:  (212) 526-4059

     with a copy to:                    Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022
                                        Attention: Christopher R. Plaut
                                        Telecopy: (212) 751-4864
                                        Telephone: (212) 906-1200

     The Administrative Agent:          Canadian Imperial Bank of Commerce
                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attention:  Agency Services Group
                                        Telecopy:  (212) 856-3763
                                        Telephone:  (212) 856-4000

     with a copy to:                    Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022
                                        Attention: Christopher R. Plaut
                                        Telecopy: (212) 751-4864
                                        Telephone: (212) 906-1200

     The Lead Arranger:                 Lehman Brothers Inc.
                                        3 World Financial Center
                                        New York, New York 10285
                                        Attention:  Andrew Keith
                                        Telecopy:  (212) 526-0242
                                        Telephone:  (212) 526-4059

     with a copy to:                    Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022
                                        Attention: Christopher R. Plaut
                                        Telecopy: (212) 751-4864
                                        Telephone: (212) 906-1200

     The Co-Lead Arranger:              CIBC World Markets Corp.
                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attention:  Agency Services Group
                                        Telecopy:  (212) 856-3763
                                        Telephone:  (212) 856-4000

     with a copy to:                    Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022
                                        Attention: Christopher R. Plaut
                                        Telecopy: (212) 751-4864
                                        Telephone: (212) 906-1200

     The Documentation Agents:          The CIT Group/Equipment Financing, Inc.
                                        900 Ashwood Parkway, Suite 600
                                        Atlanta, Georgia 30338
                                       Attention: Barry Blailock, Assistant Vice
                                        President - Credit
                                        Telecopy: (770) 206-9295
                                        Telephone: (770) 551-7877
                                        First Union National Bank
                                        600 Penn Street, 3rd Floor
                                        P.O. Box 1102
                                        Reading, Pennsylvania 19603
                                      Attention: Tammy A. Reiter, Vice President
                                        Telecopy: (610) 655-1514
                                        Telephone: (610) 655-1162

                                        Wells Fargo Bank, N.A.
                                        5340 Kietzke Lane, #201
                                        Reno, Nevada 89511
                                        Attention: Rochanne Hackett
                                        Telecopy: (775) 689-6020
                                        Telephone: (775) 689-6007

Issuing Lender: As notified by the Issuing Lender to the Administrative Agent and the Borrower provided that any notice, request or demand to or upon any Agent or any Lender shall not be effective until received.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Arranger, any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Arrangers, the Administrative Agent and the Syndication Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (including the use of IntraLinks but excluding fees payable to syndicate members) and the development, preparation, negotiation, execution and performance of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to each of the Arrangers, the Administrative Agent and the Syndication Agent, (b) to pay or reimburse each Lender, each Arranger and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to each Arranger and each Agent, (c) to pay, indemnify, and hold each Lender, the Arrangers and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Arranger, each Agent, their respective affiliates, and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents, attorneys-in-fact and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit, the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party or any of the Real Estate or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 5 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and Letters of Credit and all other amounts payable hereunder and any assignment by any Lender of its rights and obligations hereunder pursuant to Section 10.6(c).

10.6 Successors and Assigns; Participations and Assignments.(a) (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Arrangers, the Agents, all future holders of the Loans and Letters of Credit and their respective successors and assigns, except that the Borrower may not assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of the Arrangers, the Agents and each Lender.

(b) Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the

Borrower, the Arrangers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except with respect to those issues addressed in clauses (i)-(vii) of Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Affiliate, Control Investment Affiliate or Affiliated Fund of the assigning Lender or of another Lender or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to any Eligible Assignee (any of the foregoing, an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Administrative Agent is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any Affiliate, Control Investment Affiliate or Affiliated Fund thereof) shall be in an aggregate principal amount of less than $1,000,000 or, after giving effect thereto, result in such assigning Lender having a Commitment and/or outstanding Loans in an aggregate amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor
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

shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is an Affiliate of the Assignor or a Person under common management with the Assignor), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register. The Administrative Agent shall, upon request of the Syndication Agent and/or the Borrower, promptly provide the Syndication Agent or the Borrower, as applicable, with an updated list of Lenders and their Commitments. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender, if any) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to such Assignee or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the Assignor or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

(f) Within forty-five (45) days after the effective date of any assignment of Loans that required the consent of the Borrower, the Borrower shall give notice of such assignment to the West Virginia Lottery Commission and the West Virginia Racing Commission.

(g) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. Any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights in connection with this Agreement to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that any foreclosure or other exercise of remedies by such trustee shall be subject to the provisions of this Section regarding assignments in all respects. No pledge described in the immediately preceding clause shall release such Lender from its obligations hereunder.

10.7 Adjustments; Set-off.(a) (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, upon the occurrence and during the continuance of any Default or Event of Default and without prior notice to the Borrower (but with the prior consent of the Administrative Agent, such consent not to be unreasonably withheld), any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof (other than with respect to certain syndication matters which may be agreed to among the Borrower and any of the Arrangers, the Administrative Agent and the Syndication Agent), and there are no promises, undertakings, representations or warranties by any Arranger, any Agent, any Lender or any Loan Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

10.13 [Intentionally omitted].

10.14 Acknowledgments. The Borrower hereby acknowledges that:


(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither any Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among the Borrower and the Lenders.

10.15Confidentiality.  Each of the Arrangers,  the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Arranger, any Agent or any Lender from disclosing any such information (a) to any Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

10.16 Release of Collateral and Guarantee Obligations.(a) (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

(b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than Obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (unless any such Letter of Credit is cash collateralized at 105% of the undrawn face amount thereof to the reasonable satisfaction of the Issuing Lender), upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements.

10.17 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

10.18 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent and the Syndication Agent a Lender Addendum duly executed by such Lender, the Borrower and each Agent.

10.19 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

10.20 WAIVERS OF JURY TRIAL. THE BORROWER, THE ARRANGERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PENN NATIONAL GAMING, INC.

By:  /s/ Robert S. Ippolito

     Name:  Robert S. Ippolito
     Title:  Chief Financial Officer

LEHMAN BROTHERS INC.,
as Lead Arranger

By: /s/ Jeffrey Goodwin

     Name:  Jeffrey Goodwin
     Title:  Vice President

CIBC WORLD MARKETS CORP.,
as Co-Lead Arranger

By:  /s/ Paul J. Chakmak

     Name: Paul J. Chakmak
     Title: Managing Director

LEHMAN COMMERCIAL PAPER INC.,
as Syndication Agent

By:       /s/ Jeffrey Goodwin

     Name:  Jeffrey Goodwin
     Title: Authorized Signatory

CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent

By: ___/s/ Paul J. Chakmak

     Name: Paul J. Chakmak
     Title: Managing Director

     CIBC World Markets Corp., as Agent

THE CIT GROUP/EQUIPMENT FINANCING, INC., as Documentation Agent

By:      /s/ Barry Blailock

     Name:  Barry Blailock
     Title: Assistant Vice President/Credit

FIRST UNION NATIONAL BANK,
as Documentation Agent

By:     /s/ Frank Kulp

     Name: Frank Kulp
     Title: Vice President

WELLS FARGO BANK, N.A.,
as Documentation Agent

By:   /s/ Rochanne L. Hackett

     Name: Rochanne L. Hackett
     Title: Vice President

                                                                      Annex A

                   A. PRICING GRID FOR REVOLVING CREDIT LOANS,
                    SWING LINE LOANS AND TRANCHE A TERM LOANS

                 (PRIOR TO CONSUMMATION OF THE CRC ACQUISITION)

============ =================== ======================= ==================
                                   Applicable

                                   Applicable Margin      Margin for Base
                Consolidated      for Eurodollar Loans      Rate Loans
   Level       Leverage Ratio
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
     I            x < 1.75               2.25%                 1.25%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    II        1.75 <= x < 2.25           2.50%                 1.50%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    III       2.25 <= x < 2.75           2.75%                 1.75%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    IV        2.75 <= x < 3.25           3.00%                 2.00%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
     V           3.25 <= x               3.25%                 2.25%
============ =================== ======================= ==================

                   B. PRICING GRID FOR REVOLVING CREDIT LOANS,
                    SWING LINE LOANS AND TRANCHE A TERM LOANS

             (IMMEDIATELY UPON CONSUMMATION OF THE CRC ACQUISITION)
============ =================== ======================= ==================
                                   Applicable

                                   Applicable Margin      Margin for Base
                Consolidated      for Eurodollar Loans      Rate Loans
   Level       Leverage Ratio
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
     I            x < 2.50               2.25%                 1.25%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    II        2.50 <= x < 3.00           2.50%                 1.50%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    III       3.00 <= x < 3.50           2.75%                 1.75%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    IV        3.50 <= x < 4.00           3.00%                 2.00%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
     V           4.00 <= x               3.25%                 2.25%
============ =================== ======================= ==================

Changes in the Applicable Margin with respect to Tranche A Term Loans, Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the next to occur of March 1, June 1, September 1 and December 1 of each year.

                    C. PRICING GRID FOR TRANCHE B TERM LOANS

============ =================== ======================= ==================
                                   Applicable

                Consolidated       Applicable Margin      Margin for Base
              Senior Leverage     for Eurodollar Loans      Rate Loans
   Level           Ratio
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
     I            x < 1.75               3.50%                 2.50%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    II        1.75 <= x < 2.25           3.50%                 2.50%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    III       2.25 <= x < 2.75           4.00%                 3.00%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
    IV        2.75 <= x < 3.25           4.00%                 3.00%
------------ ------------------- ----------------------- ------------------
------------ ------------------- ----------------------- ------------------
     V           3.25 <= x               4.00%                 3.00%
============ =================== ======================= ==================

Changes in the Applicable Margin with respect to Tranche B Term Loans resulting from changes in the Consolidated Senior Leverage Ratio shall become effective on the next to occur of March 1, June 1, September 1 and December 1 of each year, provided that no changes shall be made to the Applicable Margin with respect to Tranche B Term Loans prior to December 31, 2001.

If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Pricing Level shall be Level V. In addition, at all times while an Event of Default shall have occurred and be continuing, the Pricing Level shall be Level V.

                                                                      EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

     This Compliance Certificate is delivered to you pursuant to Section 6.2 of the Credit Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or modified from time to time, the "Credit Agreement"), among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

1. I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.

2.   I have reviewed and am familiar with the contents of this Certificate.

3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and to the best of my knowledge, no Default or Event of Default exists[, except [list all Defaults or Events of Default and all actions taken, planned or contemplated by the Borrower and its Subsidiaries to address and cure such Defaults or Events of Default]].

4. Attached hereto as Attachment 2 are the computations showing (i) compliance with the covenants set forth in Sections 7.1, 7.2, 7.5, 7.6, 7.7, 7.8 and
     7.18 of the Credit Agreement and (ii) changes in the Applicable Margin pursuant to the Pricing Grid, in a form previously supplied to us by the Administrative Agent.

                  IN WITNESS WHEREOF, I execute this Certificate this _____ day of ____, 200_.

                                     PENN NATIONAL GAMING, INC.


                                     By:
                                     Title:

                  The information described herein is as of ____________ __, 200_, and pertains to the period from __________ __, 20__ to ____________ __,
20__.

                        [Set forth Covenant Calculations]

                                                                       EXHIBIT C

                           FORM OF CLOSING CERTIFICATE

                  Pursuant to Section 5.1(r) of the Credit Agreement dated as of August __, 2000 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent, the undersigned [INSERT TITLE OF OFFICER] of [LOAN PARTY] (the "Company") hereby certifies as follows:

     1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct on and as of the date hereof with the same effect as if made on the date hereof.

     2. ____________________ is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

     3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made and/or Letters of Credit to be issued on the date hereof.

     4. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Closing Date except as set forth on Annex 1 hereto.

     The undersigned Corporate Secretary of the Company certifies as follows:

     1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

     2. The Company is a [corporation] duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     3. Attached hereto as Annex 2 is a true and correct copy of resolutions which were duly adopted as of ________________, 2000 by unanimous written consent of the Board of Directors of the Company, such resolutions have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and said resolutions have not been rescinded, revoked, amended or modified. Except as attached hereto as Annex 2, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Loan Documents to which the Company is a party.

     4. Attached hereto as Annex 3 is a true and complete copy of the By-Laws of the Company as in effect on the ------- date hereof.

     5. Attached hereto as Annex 4 is a true and complete copy of the Certificate of Incorporation of the Company, certified by the Secretary of _____________ of the ________________ of _________________, as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

     6. The named individuals on Annex 5, attached hereto and made a part hereof, are duly elected and qualified officers of the Company, each presently holds the office of the Company set forth opposite his name and has held such office since prior to August ___, 2000. The signature written opposite the name and title of each such officer is his genuine signature. Each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party. Annex 5 to this Certificate may be executed in counterparts and all such counterparts shall constitute one document not withstanding that all the officers are not signatories to the same counterpart.:

                  IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:                                                        Name:
Title:                                                       Title:
Date: ____________, 2000

                                                                      ANNEX 1

                          [Waived Conditions Precedent]

                  [Describe any conditions precedent waived on
                      Closing Date and terms of any waiver]

                                                                      ANNEX 2

                               [Board Resolutions]

                                                                      ANNEX 3

                                    [By-Laws]

                                                                      ANNEX 4

                         [Certificate of Incorporation]

                                                                      ANNEX 5

                                   [Officers]

Name                                  Office                       Signature

EXHIBIT E

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto ("Lenders"), Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule 1 hereto (the "Assignor") and the Assignee identified on Schedule 1 hereto (the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility" collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim created by Assignor; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date), provided, that Notes exchanged pursuant to clauses (i) or (ii) above shall be marked "Cancelled" and returned to the Borrower.

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.20(f) of the Credit Agreement.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent) together with a $3,500 processing fee (to the extent required under Section 10.6(e) of the Credit Agreement).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1

                          to Assignment and Acceptance

Name of Assignor: __________________________

Name of Assignee: __________________________

Effective Date of Assignment: _________________

Credit Facility Assigned  Principal Amount Assigned  Commitment Percentage Assig
------------------------  -------------------------  ---------
                          $--------------------      -------.------%



[Name of Assignor]                                           [Name of Assignee]

By:___________________________________                       By:________________
       Title:                                                       Title:
         Name:                                                        Name:

Accepted:
CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:___________________________________
     Title:
      Name:


Consented To (if applicable):
[PENN NATIONAL GAMING, INC.]

By:___________________________________
     Title:
      Name:
CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative
Agent

By:___________________________________
     Title:
      Name:

                                SCHEDULE A
                      FAIR VALUE BALANCE SHEET CALCULATIONS

------------------------------- -----------------------------------------
Loan Party                      Valuation      Asset Values Value of Liabilities
------------------------------- -----------------------------------------------
------------------------------- -----------------------------------------------
[Complete for each Loan Party]  $[____________]  $[____________] $[____________]

                                                                EXHIBIT G-1

                                FORM OF TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                                 New York, New York
                                                             __________ __, 2000

                  FOR VALUE RECEIVED, the undersigned, Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), hereby unconditionally promises to pay to ________ (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) ____________ DOLLARS ($_____), or, if less, (b) the unpaid principal amount of the Tranche [A][B] Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche [A][B] Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Tranche [A][B] Term Loan.

                  This Note (a) is one of the Term Notes referred to in the Credit Agreement dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                     PENN NATIONAL GAMING, INC.


                                     By:
                                     Name:

                                     Title:



                                   Schedule A

                                  to Term Note

          LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

---------- ------------------------ ------------------------- ------------------------ ------------------------- ------------------

                            Amount                                    Amount of Base Rate
      Amount of Base Rate   Converted to      Amount of Principal of  Loans Converted to    Unpaid Principal
Date  Loans                 Base Rate Loans   Base Rate Loans Repaid  Eurodollar Loans      Balance           Notation Made By
                                                                                                              of Base Rate Loans



                                   Schedule B

                                  to Term Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS
-------------- ---------------------- --------------------- ---------------------- --------------------------------- -----------
                       Amount Converted  Interest Period and   Amount of Principal Amount of Eurodollar Unpaid Principal
      Amount of        to Eurodollar     Eurodollar Rate with  of Eurodollar Loans Loans Converted to   Balance of         Notation
Date  Eurodollar Loans Loans             Respect Thereto       Repaid              Base Rate Loans      Eurodollar Loans   Made By



                                                                EXHIBIT G-2

                          FORM OF REVOLVING CREDIT NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                New York, New York
                                            __________ __, 200_

                  FOR VALUE RECEIVED, the undersigned, Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), hereby unconditionally promises to pay to ___________________ (the "Lender") or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) _________ DOLLARS ($______), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section
2.4 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of the Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

                  This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                         PENN NATIONAL GAMING, INC.


                                        By:
                                      Name:

                                     Title:

                                   Schedule A

                            to Revolving Credit Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS


                          Amount                                   Amount of Base Rate
      Amount of Base Rate Converted to     Amount of Principal of  Loans Converted to   Unpaid Principal
Date  Loans               Base Rate Loans  Base Rate Loans Repaid  Eurodollar Loans     Balance           Notation Made By
                                                                                                          of Base Rate Loans





                                   Schedule B

                            to Revolving Credit Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS
-------------- ---------------------- --------------------- ---------------------- ---------------------- ---------------------
                        Amount Converted  Interest Period and   Amount of Principal  Amount of Eurodollar  Unpaid Principal
      Amount of         to Eurodollar     Eurodollar Rate with  of Eurodollar Loans  Loans Converted to    Balance of       Notation
Date  Eurodollar Loans  Loans             Respect Thereto       Repaid               Base Rate Loans       Eurodollar Loans Made By


                                                                EXHIBIT G-3

                             FORM OF SWING LINE NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$_____________                            New York, New York
                                    _______________ __, 200_

                  FOR VALUE RECEIVED, the undersigned, Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), hereby unconditionally promises to pay ___________ (the "Swing Line Lender") or its registered assigns at the payment office specified in the Credit Agreement (as herein defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) ________ dollars ($___________), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to
Section 2.6 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.15 of such Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereto or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swing Line Loan.

                  This Note (a) is [one of] the Swing Line Notes[s] referred to in the Credit Agreement dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Swing Line Lender, the other banks and financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                     PENN NATIONAL GAMING, INC.


                                        BY:
                                      Name:

                                     Title:

                                   Schedule A

                               to Swing Line Note

                    LOANS AND REPAYMENTS OF SWING LINE LOANS

      Amount of              Amount of Principal of Swing Line  Unpaid Principal Balance of Swing
Date  Swing Line Loans       Loans Repaid                        Line Loans                         Notation Made By

EXHIBIT H

                        FORM OF PREPAYMENT OPTION NOTICE

Canadian Imperial Bank of Commerce
Attention: Agency Services Group
Telecopy No. (212) 856-3763

[Date]

Ladies and Gentlemen:

                  The undersigned, Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, refers to the Credit Agreement, dated as of August ___, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the
"Credit Agreement"), among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, the Administrative Agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.18(d) of the Credit Agreement of the Tranche B Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans shall be applied, pursuant to your instructions, either (i) pro rata to the Tranche B Term Loan held by you (the "Pro Rata Prepayment Amount"), or (ii) in an amount larger than your pro rata portion of the Tranche B Term Loan, based on your proportionate share of the portion of Tranche B Prepayment Amount declined by other Tranche B Term Loan Lenders (the "Supplemental Prepayment Amount"). The portion of the prepayment amount to be allocated to the Tranche B Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)    Total Tranche B Prepayment Amount                           $___________
(B)    Portion of Tranche B Prepayment Amount to be received by
       you (Pro Rata Prepayment Amount):                           $___________
(C) Prepayment Date (10 Business Days after the date of this ___________ Prepayment Option Notice)

                  Please sign this notice in the space provided below and indicate if you:

(a) WISH to receive the Pro Rata Prepayment Amount indicated in paragraph (B) above;

(b)  WISH to  receive  A  PROPORTIONATE  SHARE  OF the  SUPPLEMENTAL  Prepayment
     Amount;

                  (C) DO NOT WISH to receive ANY (OR PART) of the TrancHe B Prepayment Amount otherwise payable.

If you elect option (B), you will be notified shortly regarding what exact amount will be allocated to the Tranche B Term Loan held by you. If you elect option (C), please indicate below the percentage of the Tranche B Term Loan Prepayment Amount otherwise payable which you do not wish to receive.

                  Please return this notice as so completed via telecopy to the attention of [___________] at Canadian Imperial Bank of Commerce, 425 Lexington Avenue, New York, New York 10017, no later than [11:00] a.m., New York City time, no less than five (5) Business Days prior to the Prepayment Date, at Telecopy No. (212) 856-3763. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE PRO RATA PREPAYMENT AMOUNT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE AND NO PORTION OF ANY SUPPLEMENTAL PREPAYMENT AMOUNT.

        CANADIAN IMPERIAL BANK OF COMMERCE,
        as Administrative Agent

        By:
        Name:
        Title:



        Tranche B Lender, as Lender

        By:
        Name:
        Title:

Election of Prepayment Amount:

_____    Pro Rata Prepayment Amount
_____    Supplemental Prepayment Amount
_____    Percentage of Tranche B Prepayment

         Amount Declined (0-100%): _______%

EXHIBIT I

                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Credit Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement") among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. _______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.20 (f) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that: ----

(a)  the  Non-U.S.   Lender  is  not  subject  to   regulatory  or  other  legal
     requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                            [NAME OF NON-U.S. LENDER]

                                                          By:
                                      Name:

                                     Title:

Date:

EXHIBIT J

                             FORM OF LENDER ADDENDUM

                  Reference is made to the Credit Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among Penn National Gaming, Inc., a Pennsylvania corporation, the banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.18 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.

                  THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                           [Signature page to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ____ day of ______________, 200_.

                                 Name of Lender

                                                          By:
                                      Name:

                                     Title:

Accepted and agreed:

PENN NATIONAL GAMING, INC.


By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE, as
Administrative Agent

By:
Name:
Title:

                         COMMITMENTS AND NOTICE ADDRESS

1.                               Name of Lender:     _________________________
         Notice Address:         ___________________________________
                                 ===================================
         Attention:              ___________________________________
         Telephone:              ___________________________________
         Facsimile:              ___________________________________

2.       Revolving Credit Commitment:

3.       Tranche A Term Loan Commitment:

4.       Tranche B Term Loan Commitment:

EXHIBIT K

                          FORM OF SOLVENCY CERTIFICATE

                  This Solvency Certificate (this "Certificate") is delivered in connection with that certain Credit Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the
"Credit Agreement"), among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), each bank and other financial institution or entity from time to time party thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Brothers Commercial Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent. Capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement.

                  For purposes of this Certificate, "Transactions" means (i) the fulfillment of all conditions to the making of Loans and the issuance of Letters of Credit under the Credit Agreement and the funding of such Loans and Letters of Credit, if any, on the Closing Date and the use of the proceeds thereof, (ii) the execution and delivery of the Loan Documents, (iii) the repayment of outstanding Indebtedness on the Closing Date, (iv) the Acquisition, and (v) the payment of all fees, costs and expenses associated with the foregoing.

                  I hereby certify on behalf of the Loan Parties as follows:

                  1. I am the duly qualified and acting Chief Financial Officer of the Borrower and a duly authorized officer of each other Loan Party (such officer to be familiar with the financial condition and operations of such Loan Party), and in such capacity am a senior financial officer with responsibility for the management of the financial affairs of such Loan Party and the preparation of financial statements of such Loan Party. I, together with other officers of the Loan Parties, acted on behalf of each Loan Party in connection with the negotiation and execution of the Credit Agreement and the other Loan Documents and the Acquisition Documentation, in each case, to which any Loan Party is a party. In connection with the following certifications, I have reviewed the financial statements of the Loan Parties.

                  2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Loan Parties for the purpose of discussing the meaning of its contents and the purpose for which it is to be used. I have made such investigations and inquiries as I have deemed to be necessary and prudent, and have reviewed the Credit Agreement, the Notes and the other Loan Documents and the Acquisition Documentation, in each case, to which any Loan Party is a party. I am providing this certificate solely in my capacity as an officer of each Loan Party.

                  3. The audited consolidated [and consolidating] balance sheets of the Borrower and its consolidated Subsidiaries as at [last three audited balance sheet dates], and the related consolidated [and consolidating] statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from [_____________], present fairly the consolidated [and consolidating] financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated

[and consolidating] results of its operations and its consolidated [and consolidating] cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). After due inquiry, I have concluded that the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. After due inquiry, I have concluded that during the period from [date of last audited balance sheet] to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of their respective businesses or Properties.

                  4. In connection with the negotiation and execution of the Credit Agreement and the other Loan Documents and the Acquisition Documentation to which any Loan Party is a party, I have caused the preparation of, and I have reviewed, forecasted consolidated [and consolidating] balance sheets, income statements, cash flow statements and capitalization statements prepared by management of the Borrower on a basis consistent with its historical financial statements, for the period commencing on the Closing Date and ending on the seventh anniversary thereof (the "Projections"). The Projections attached hereto as Exhibit A give effect to the consummation of the Transactions. The Projections were prepared on the basis of information available at [date of last audited balance sheet]. Supporting details and a statement of the assumptions underlying the Projections and including, without limitation, a calculation of compliance with the covenants contained in Sections 7.1, 7.2, 7.5, 7.6, 7.7, 7.8 and 7.18 of the Credit Agreement are attached to the Projections as Annexes 1 and 2, respectively. In my opinion, after diligent inquiry, the Projections represent a good faith estimate by the Borrower's senior management of the Loan Parties' financial condition and the most probable course of their business after consummation of the Transactions. I know of no facts which have occurred since [date of last audited balance sheet] which would lead me to believe that the Projections are inaccurate in any material respect.

                  5. In connection with the preparation of the Projections, I have made such investigations and inquiries as I deem necessary and prudent therefor and specifically have relied on historical information, sales, costs and other data supplied by the supervisory personnel of the Loan Parties directly responsible for their operations. The assumptions upon which the Projections are based are stated therein, which assumptions I believe are reasonable. Based thereon, I believe that the Projections, taken as a whole over the periods reflected in the Projections, provide reasonable estimates of future performance of the Loan Parties.

                  6. In connection with the negotiation and execution of the Credit Agreement and the other Loan Documents and the Acquisition Documentation, in each case, to which any Loan Party is a party, I have also prepared or caused to be prepared under my supervision the unaudited pro forma consolidated [and consolidating] balance sheet of the Borrower and its consolidated Subsidiaries as at [___________] (including the notes thereto) (the "Pro Forma Balance Sheet") attached hereto as Exhibit B, which Pro Forma Balance Sheet gives effect to the Transactions. After diligent inquiry, I believe that the Pro Forma Balance Sheet has been prepared based on the best information available to the Loan Parties as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at [___________], assuming that the Transactions had actually occurred on the Closing Date. After diligent inquiry, I believe that the Pro Forma Balance Sheet is accurate and complete in all material respects. I know of no facts which have occurred since [___________] which would lead me to believe that the Pro Forma Balance Sheet includes any untrue statement of a material fact or omits to state a material fact required to be stated therein pursuant to the Loan Documents or otherwise necessary to make the statements therein, in light of the circumstances under which the Pro Forma Balance Sheet is to be used, not misleading.

                  7. Attached as Annex 1 to the Pro Forma Balance Sheet are the estimated accounting adjustments to the consolidated [and consolidating] balance sheet of the Borrower and its consolidated Subsidiaries as at [___________] as required by GAAP to reflect and give effect to such Transactions.

                  8. I have also prepared a pro forma consolidated [and consolidating] summary balance sheet attached hereto as Exhibit C (the "Fair Value Balance Sheet"), as of the Closing Date and giving effect to the Transactions. Such Fair Value Balance Sheet was not prepared in accordance with GAAP, but has been prepared to show what I believe, after diligent inquiry, to be the fair market value of the assets of the Loan Parties and their respective liabilities, contingent or otherwise, after giving effect to the Transactions.

                  9. For purposes of delivering this Certificate, including the preparation of the Projections, the Pro Forma Balance Sheet and the Fair Value Balance Sheet delivered herewith, I have:

                  (a) reviewed the appraisals, solvency opinions and fairness opinions, if any, delivered or required to be delivered on or before the date hereof pursuant to the Loan Documents and the Acquisition Documentation and attached hereto as Exhibit D;

                  (b) consulted with counsel for the Loan Parties concerning, among other matters, pending and threatened litigation, uninsured risks, guaranties of obligations of other Persons and other contingent obligations and have included as a liability in my conclusions my best judgment as to the maximum realistic exposure of each Loan Party to liabilities which would not be included in reserves otherwise reflected on the consolidated [and consolidating] balance sheet of the Borrower and its consolidated Subsidiaries as of [last audited balance sheet date];

(c) consulted with the chief executive officer and controller of each Loan Party and reviewed the financial statements of each Loan Party;

                  (d) consulted with, and reviewed reports prepared by the accountants referred to in paragraph 3 above with respect to the financial statements of the Loan Parties and their respective assets and liabilities; and

                  (e) made such other investigations and inquiries as I have deemed appropriate and have taken into account the nature of the particular business anticipated to be conducted by the Loan Parties after consummation of the Transactions.

                  Based upon the foregoing, I have reached the following conclusions:

                  (A) No Loan Party is now, and the consummation of the Transactions will not render any Loan Party, "insolvent" as defined below. I understand that in this context, "insolvent" means that the present fair salable value of assets of each Loan Party is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. I have assumed that in this context "fair salable value" means the price available upon the sale of such assets by a willing seller to a willing buyer, where material information as to the asset and the market for such asset is known to both, and where the sale is executed with commercially reasonable promptness. I also understand that (i) the term "debts" includes any liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  My conclusion is supported by an analysis of the Fair Value Balance Sheet. A valuation of each Loan Party on the basis thereof would reflect the positive value for such Loan Party set forth on Schedule A attached hereto, representing the difference between the asset values and liabilities of such Loan Party as set forth on such Schedule.

                  (B) No Loan Party will incur, and no Loan Party intended to incur or believed that it would incur, debts beyond its ability to pay as they mature as a result of the consummation of the Transactions. I have based my conclusion in part on the Projections which demonstrate that each Loan Party will have sufficient cash flow and cash resources after paying all of its scheduled anticipated indebtedness (including, without limitation, in the case of the Borrower, scheduled payments by the Borrower under the Credit Agreement and the Notes and on any outstanding Letters of Credit) and other indebtedness and liabilities permitted under the Credit Agreement. I have concluded that the realization of the current assets in the ordinary course of business of each Loan Party will be sufficient to pay recurring current debt, short-term debt and long-term debt service of such Loan Party as such debts mature and that the cash flow and cash resources (including earnings plus non-cash charges to earnings and, to the extent permitted under the Credit Agreement, the disposition of assets held for sale) of such Loan Party will be sufficient to provide cash necessary to repay indebtedness and liabilities of such Loan Party (including, in the case of the Borrower, the indebtedness and liabilities of the Borrower under the Credit Agreement, the Notes and any outstanding Letters of Credit as such debts and liabilities mature.

                  (C) The consummation of the Transactions will not leave any Loan Party with property remaining in its hands constituting "unreasonably small capital." I have assumed for purposes of reaching this conclusion that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by each Loan Party in light of the Projections and available credit capacity.

                  (D) No Loan Party has executed the Credit Agreement, the Notes, any Letters of Credit, any other Loan Documents or any Acquisition Documentation, in each case, to which such Loan Party is a party or made any transfer or incurred any obligations in connection with the Transactions, with actual intent to hinder, delay or defraud either present or future creditors.

                  I understand that the Secured Parties are relying on the truth and accuracy of the foregoing in connection with each extension of credit to the Borrower pursuant to the Credit Agreement and the other Loan Documents.

                  I represent the foregoing information to be, to the best of my knowledge and belief, after diligent inquiry, true, correct and complete and execute this Solvency Certificate as the Chief Financial Officer of each Loan Party as of [____________ __,] 200_.

                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, each of the undersigned has caused this Solvency Certificate to be duly executed and delivered as of the date first above written.

BACKSIDE, INC.                                    BSL, INC.


By: _________________________________             By: __________________________
         Name:                                             Name:
         Title:                                            Title:
BTN, INC.                                         CASINO HOLDING, INC.


By: _________________________________             By: __________________________
         Name:                                             Name:
         Title:                                            Title:
EBET USA.COM, INC.                                MILL CREEK LAND, INC.


By: _________________________________             By: __________________________
         Name:                                             Name:
         Title:                                            Title:
MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION      NORTHEAST CONCESSIONS, INC.


By: _________________________________
         Name:                                    By: __________________________
         Title:                                            Name:
                                                           Title:
PENN NATIONAL GAMING, INC.                        PENN NATIONAL GSFR, INC.



By: _________________________________             By: __________________________
         Name:                                             Name:
         Title:                                                       Title:
                                                     [continued]

PENN NATIONAL GAMING OF WEST VIRGINIA, INC.  PNGI CHARLES TOWN GAMING LIMITED
                                                LIABILITY COMPANY



By: _________________________________       By: _______________________________
         Name:                                       Name:
         Title:                                      Title:
PNGI CHARLES TOWN FOOD & BEVERAGE LLC       PNGI POCONO, INC.


By: _________________________________
         Name:                              By: _______________________________
         Title:                                      Name:
                                                     Title:
PENN NATIONAL HOLDING COMPANY               PENN NATIONAL SPEEDWAY, INC.


By: _________________________________       By: _______________________________
         Name:                                       Name:
         Title:                                      Title:
PENNSYLVANIA NATIONAL TURF CLUB, INC.       STERLING AVIATION INC.


By: _________________________________
         Name:                              By: _______________________________
         Title:                                      Name:
                                                     Title:
TENNESSEE DOWNS, INC.                       THE DOWNS RACING, INC.


By: _________________________________       By: _______________________________
         Name:                                       Name:
         Title:                                      Title:
                                                     [continued]
WILKES-BARRE DOWNS, INC.


By: _________________________________
         Name:
         Title:

EXHIBIT A

                                   PROJECTIONS

                               See following pages

ANNEX 1 TO EXHIBIT A

                       SUPPORTING DETAILS FOR PROJECTIONS

                               See following pages

ANNEX 2 TO EXHIBIT A

              CALCULATIONS DEMONSTRATING COMPLIANCE WITH COVENANTS

                               See following pages

EXHIBIT B

                             PRO FORMA BALANCE SHEET

                               See following pages

ANNEX 1 TO EXHIBIT B

                        ESTIMATED ACCOUNTING ADJUSTMENTS

                               See following pages

     EXHIBIT C

                            FAIR VALUE BALANCE SHEET

                               See following pages

     EXHIBIT D

                             APPRAISALS AND OPINIONS

     EXHIBIT L

            FORM OF INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number: 1                                        Dated:  [__________], 200_

                  FOR VALUE RECEIVED, the Borrower and each of its Subsidiaries (collectively, the "Group Members" and each, a "Group Member") which is a party to this intercompany subordinated demand promissory note (the "Promissory Note") promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory
Note is referred to herein as a "Payor" and each Group Member r which makes loans and advances pursuant to this Promissory Note is referred to herein as a "Payee"), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), each bank and other financial institution or entity from time to time party thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Market Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent (in such capacity and including its successors and assigns, the "Administrative Agent"), and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent.

                  The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee or, at the Administrative Agent's option following the occurrence and during the continuation of an Event of Default, at the rate per annum then applicable to Base Rate Loans under the Revolving Credit Facility or, following expiration or termination of the Revolving Credit Commitments, the rate applicable to Base Rate Loans thereunder immediately prior to such expiration or termination, in each case, plus 2.0% per annum. Interest shall be due and payable on the last day of each month commencing after the date hereof or at such other times as may be agreed upon in writing from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

                  Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note has been pledged by each Payee to the Administrative Agent, for the benefit of the Secured Parties, as security for such Payee's Obligations, if any, under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents to which such Payee is a party. Each Payor acknowledges and agrees that the Administrative Agent and the other Secured Parties may exercise all the rights of the Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

                  Each Payee agrees that any and all claims of such Payee against any Payor or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Obligations until all of the Obligations have been performed and paid in full in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated; provided, that each Payor may make payments to the applicable Payee so long as no Default or Event of Default shall have occurred and be continuing; and provided, further, that all loans and advances made by a Payee pursuant to this Promissory Note shall be received by the applicable Payor subject to the provisions of the Credit Agreement including, without limitation, the provisions thereof relating to mandatory prepayment. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor (whether constituting part of the security or collateral given to the Administrative Agent or any Secured Party to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Administrative Agent or any other Secured Party in such assets. Except as expressly permitted by the Credit Agreement, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been performed and paid in full in immediately available funds, no Letters of Credit are outstanding and the Commitments under the Credit Agreement have been terminated.

                  If all or any part of the assets of any Payor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Payor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Payor is dissolved or if (except as expressly permitted by the Credit Agreement) all or substantially all of the assets of any Payor are sold, then, and in any such event, any payment or distribution of any kind or character, whether in cash, securities or other investment property, or otherwise, which shall be payable or deliverable upon or with respect to any indebtedness of such Payor to any Payee ("Payor Indebtedness") shall be paid or delivered directly to the Administrative Agent for application to any of the Obligations, due or to become due, until the date on which the Obligations shall have been performed and paid in full in immediately available funds, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. Each Payee irrevocably authorizes, empowers and appoints the Administrative Agent as such Payee's attorney-in-fact (which appointment is coupled with an interest and is irrevocable) to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Payee such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of such Payee or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Promissory Note. Each Payee also agrees to execute, verify, deliver and file any such proofs of claim in respect of the Payor Indebtedness requested by the Administrative Agent. The Administrative Agent may vote such proofs of claim in any such proceeding (and the applicable Payee shall not be entitled to withdraw such vote), receive and collect any and all dividends or other payments or disbursements made on Payor Indebtedness in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as otherwise expressly permitted under the Credit Agreement, should any payment, distribution, security or other investment property or instrument or any proceeds thereof be received by any Payee upon or with respect to Payor Indebtedness owing to such Payee prior to such time as the Obligations have been performed and paid in full in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated, such Payee shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the Secured Parties, and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Secured Parties, in precisely the form received (except for the endorsement or assignment of such Payee where necessary or advisable in the Administrative Agent's judgment), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be segregated from the other assets of such Payee and held in trust by such Payee as the property of the Administrative Agent, for the benefit of the Secured Parties. If such Payee fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers, employees or representatives are hereby irrevocably authorized to make the same. Each Payee agrees that until the Obligations have been performed and paid in full in immediately available funds, no Letters of Credit are outstanding and the Commitments have been terminated, such Payee will not (i) assign or transfer, or agree to assign or transfer, to any Person (other than in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement or otherwise) any claim such Payee has or may have against any Payor, (ii) discount or extend the time for payment of any Payor Indebtedness, or (iii) otherwise amend, modify, supplement, waive or fail to enforce any provision of this Promissory Note.

                  Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Group Member to any other Group Member, and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

                  THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an "Additional Payor"). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

                  This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                            [Signature page follows]

                  IN WITNESS WHEREOF, each Payor has caused this Intercompany Subordinated Demand Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

BACKSIDE, INC.                                  BSL, INC.


By: _________________________________           By: __________________________
         Name:                                           Name:
         Title:                                          Title:
BTN, INC.                                       CASINO HOLDING, INC.


By: _________________________________           By: __________________________
         Name:                                           Name:
         Title:                                          Title:
EBET USA.COM, INC.                              MILL CREEK LAND, INC.


By: _________________________________           By: __________________________
         Name:                                           Name:
         Title:                                          Title:
MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION    NORTHEAST CONCESSIONS, INC.


By: _________________________________
         Name:                                  By: __________________________
         Title:                                          Name:
                                                         Title:
PENN NATIONAL GAMING, INC.                      PENN NATIONAL GSFR, INC.



By: _________________________________           By: __________________________
         Name:                                           Name:
         Title:                                          Title:
                                                     [continued]

PENN NATIONAL GAMING OF WEST VIRGINIA, INC.     PNGI CHARLES TOWN GAMING LIMITED
                                                 LIABILITY COMPANY



By: _________________________________       By: _______________________________
         Name:                                       Name:
         Title:                                      Title:
PNGI CHARLES TOWN FOOD & BEVERAGE LLC       PNGI POCONO, INC.


By: _________________________________
         Name:                              By: _______________________________
         Title:                                      Name:
                                                     Title:
PENN NATIONAL HOLDING COMPANY               PENN NATIONAL SPEEDWAY, INC.


By: _________________________________       By: _______________________________
         Name:                                       Name:
         Title:                                      Title:
PENNSYLVANIA NATIONAL TURF CLUB, INC.       STERLING AVIATION INC.


By: _________________________________
         Name:                              By: _______________________________
         Title:                                      Name:
                                                     Title:
TENNESSEE DOWNS, INC.                       THE DOWNS RACING, INC.


By: _________________________________       By: _______________________________
         Name:                                       Name:
         Title:                                      Title:
                                                     [continued]
WILKES-BARRE DOWNS, INC.


By: _________________________________
         Name:
         Title:

     SCHEDULE A

                                  TRANSACTIONS

                                       ON

                INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE


                                                                Outstanding
                                                                Principal

                                                                Balance from

                              Amount of        Amount of        Payor to
                              Advance This   Principal Paid     Payee This

Date  Name of Payor   Name of Payee   Date   This Date   Date   Notation Made By

                                   ENDORSEMENT

     FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to ___________________________________________ all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated [__________], 200_ (as amended, supplemented, replaced or otherwise modified from time to time, the "Promissory Note"), made by Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), and each other Subsidiary of the Borrower or any other Person that becomes a party thereto, and payable to the undersigned. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

                  The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Loan Documents on the date of the
Promissory Note. From time to time after the date thereof, additional Subsidiaries of the Group Members shall become parties to the Promissory Note (each, an "Additional Payee") and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement. Upon delivery of such counterpart signature page to the Payors, notice of which is hereby waived by the other Payees, each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof. Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder. This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

                  Dated:  ________________

                            [Signature page follows]

BACKSIDE, INC.                                 BSL, INC.


By: _________________________________          By: ___________________________
         Name:                                          Name:
         Title:                                         Title:
BTN, INC.                                      CASINO HOLDING, INC.


By: _________________________________          By: ___________________________
         Name:                                          Name:
         Title:                                         Title:
EBET USA.COM, INC.                             MILL CREEK LAND, INC.


By: _________________________________          By: ___________________________
         Name:                                          Name:
         Title:                                         Title:
MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION   NORTHEAST CONCESSIONS, INC.


By: _________________________________
         Name:                                 By: ___________________________
         Title:                                         Name:
                                                        Title:
PENN NATIONAL GAMING, INC.                     PENN NATIONAL GSFR, INC.



By: _________________________________          By: ___________________________
         Name:                                          Name:
         Title:                                         Title:
                                                     [continued]

PENN NATIONAL GAMING OF WEST VIRGINIA, INC.    PNGI CHARLES TOWN GAMING LIMITED
                                               LIABILITY COMPANY



By: _________________________________          By: ____________________________
         Name:                                          Name:
         Title:                                         Title:
PNGI CHARLES TOWN FOOD & BEVERAGE LLC          PNGI POCONO, INC.


By: _________________________________
         Name:                                 By: ____________________________
         Title:                                         Name:
                                                        Title:
PENN NATIONAL HOLDING COMPANY                  PENN NATIONAL SPEEDWAY, INC.


By: _________________________________          By: ____________________________
         Name:                                          Name:
         Title:                                         Title:
PENNSYLVANIA NATIONAL TURF CLUB, INC.          STERLING AVIATION INC.


By: _________________________________
         Name:                                 By: ____________________________
         Title:                                         Name:
                                                        Title:
TENNESSEE DOWNS, INC.                          THE DOWNS RACING, INC.


By: _________________________________          By: ____________________________
         Name:                                          Name:
         Title:                                         Title:
                                                     [continued]
WILKES-BARRE DOWNS, INC.


By: _________________________________
         Name:
         Title:

     EXHIBIT M

                               NOTICE OF BORROWING

                                 August 7, 2000

Canadian Imperial Bank of Commerce,
   as Administrative Agent
425 Lexington Avenue
New York, New York  10017

Attention:  Agency Services Group

                           Penn National Gaming, Inc.

Ladies and Gentlemen:

                  Pursuant to Section 2.2 of that certain Credit Agreement, dated as of August 8, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among Penn National Gaming, Inc., a Pennsylvania corporation (the "Borrower"), , each bank and other financial institution or entity from time to time party thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent (the "Administrative Agent"), and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent, the Borrower hereby gives the Administrative Agent irrevocable notice that the Borrower hereby requests the Term Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Term Loans:

  1.       The Business Day of the proposed Term Loans is August 8, 2000.

  2.       The Type of the proposed Term Loans are Base Rate Loans.

  3.       The aggregate amount of the proposed Term Loans is $275,000,000.

                  The Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Term Loans:

                  (a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct on and as of the date hereof as if made on and as of the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.

                  (b) No Default or Event of Default has occurred and is continuing on the date hereof, or would result from the proposed Term Loans or the application of the proceeds thereof.

                  The Borrower agrees that, if prior to the time of the proposed Term Loans any of the foregoing certifications shall cease to be true and correct, the Borrower shall forthwith notify the Administrative Agent thereof in writing (any such notice, a "Non-Compliance Notice"). Except to the extent, if any, that prior to the time of the proposed Term Loans, the Borrower shall deliver a Non-Compliance Notice to the Administrative Agent, each of the foregoing certifications shall be deemed to be made additionally on the date of the proposed Term Loans as if made on such date.

                                Very truly yours,

                                                    PENN NATIONAL GAMING, INC.


                                                    By:
                                      Name:

                                     Title:

     EXHIBIT O


                     LESSOR CONSENT AND ESTELLE CERTIFICATE

                     LESSOR CONSENT AND ESTELLE CERTIFICATE

--------------------------------------------------------------------------------



                     LESSOR CONSENT AND ESTOPPEL CERTIFICATE

                                       by:

                      _________________________, as Lessor

                               for the benefit of

           Canadian Imperial Bank of Commerce, as Administrative Agent

                   and the Secured Parties (as defined below)

                                                        -----------------------


                              __________ ___, 2000

-------------------------------------------------------------------------------
This instrument affects real and personal property situated, lying and being in the City of _________________, County of __________, State of Mississippi, known as follows:

     See Exhibit A to this Lessor Consent and Estoppel Certificate. ---------





RECORD AND RETURN TO:

Latham & Watkins
885 Third Avenue, Suite 1000
New York, New York  10022-4802

Attn:    David Stewart, Esq.

                     LESSOR CONSENT AND ESTOPPEL CERTIFICATE

                  THIS LESSOR CONSENT AND ESTOPPEL CERTIFICATE (this "Certificate") is made as of __________ ___, 2000 by _________________
("Lessor") to and for the benefit of Canadian Imperial Bank of Commerce, as administrative agent ("Agent") for the Secured Parties (capitalized terms not otherwise defined in this Certificate shall have the meanings assigned them in the Mortgage, as defined below).

                                    RECITALS

A.       Lessor owns the property described on Exhibit A and commonly known as
                            in              ,

---------------------------    -------------
Mississippi (the "Site").
                  ----

B. ______________ ("Lessee"), is the holder of the leasehold estate granted by the lease described in Schedule 1 attached hereto and made a part hereof (as it may be amended, restated, renewed, modified or supplemented from time to time, collectively, the "Lease").

C. Agent and the Secured Parties have agreed to make extensions of credit (the "Loan") to Penn National Gaming, Inc. ---- ("Borrower").

D. Borrower is a member of a group of affiliated companies that includes Lessee and the proceeds of the Loan will be used in part to enable Borrower to make valuable transfers to Lessee in connection with the operation of its business.

E. The Loan is guaranteed by Lessee and certain affiliates of Lessee pursuant to a Guarantee and Collateral Agreement (the "Guarantee"), and in order to secure its obligations under the Guarantee, Lessee has agreed to enter into a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing in favor of Agent and the Secured Parties, dated on or about the date hereof (as it may be amended, restated, renewed, modified or supplemented from time to time, the "Mortgage"), encumbering Lessee's leasehold interest in the Site.

         NOW, THEREFORE, Lessor, knowing that Agent and the Secured Parties will rely on this Certificate in accepting the Mortgage and in making the Loan, hereby states, certifies, confirms, acknowledges, represents, warrants, acknowledges and agrees as follows.

     1. Consent to Mortgage. To the extent required under the Lease, Lessor consents to Lessee's execution and delivery of the Mortgage to Agent and the Secured Parties.

                  2.    Validity   of   Lease.    The   Lease    commenced    on
_________________, _____ and is valid and in full force and effect, in accordance with its terms. The term of the lease expires on ________________, _____ and has the following renewal options, exercisable by Lessee:
___________________. The Lease has not been surrendered, canceled, terminated or abandoned, whether in writing or pursuant to a purported oral surrender, cancellation, termination or abandonment.

                  3. Lease Amendment and Assignment. The Lease has not been supplemented, modified or amended (orally or in writing) except as indicated on
Schedule 1. Attached hereto as Exhibit B is a true and complete copy of the Lease and all modifications, amendments and supplements thereto. The Lease will not be supplemented, modified or amended (orally or in writing) while the Loan is outstanding without Agent's prior written consent. Lessor agrees that Lessee may freely assign, sublet or further mortgage its interest in the Lease without first obtaining Lessor's consent.

4. No Termination. Lessor has not commenced any pending action or sent any presently effective notice to Lessee (or received any presently effective notice from Lessee) for the purpose of terminating the Lease. Lessor is not presently entitled to terminate the Lease.

5. No Defaults. Lessor has not given any notice of default to Lessee, other than as to any default(s) that have been cured. Lessor is not presently aware of any fact or circumstance that, with the passage of time or the giving of notice, or both, would constitute a default under the Lease.

6. Rent. All rent has been paid under the Lease through and including the rent payable for each rent payment period through July 31, 2000. As of the date hereof, no rent or any other payments are presently due under the Lease.

7. Mortgage Holder. This Certificate is notice to Lessor that Agent and the Secured Parties are leasehold mortgagees. Lender is entitled to all rights, privileges, and protections that apply to a holder of a mortgage under the Lease, if any, and Lessor agrees that Agent, as administrative agent for the Secured Parties, shall be made an additional insured and loss payee/mortgagee under all insurance policies required to be maintained under the Lease.

8. No Other Leasehold Lender or Other Party with Rights to the Site. Lessor has not received notice of any mortgage encumbering the Lease other than the Mortgage, and no notice of any leasehold lenders other than Agent and the Secured Parties. There are no leases, licenses, outstanding options, rights of first refusal or other similar rights relating to the Site benefiting any party other than Lessee.

9. No Fee Lender. As of the date hereof, there is no mortgage executed by Lessor encumbering Lessor's interest in the Site and no such mortgage is permitted under the terms of the Lease.

10. New Lease. If the Lease, without the consent of Agent, as administrative agent for the Secured Parties, is terminated for any reason, including, without limitation, as a result of the rejection of the Lease in bankruptcy by Lessee, prior to its stated term, as such term may include any applicable renewal or extension periods, then Lessor shall, upon written request from Agent and/or the Secured Parties, made within sixty (60) days after such termination, enter into a new lease of the Site with Agent, as administrative agent for the Secured Parties. The new lease shall be on the same terms and conditions as the Lease (including, without limitation, any rights or options to extend the terms of the Lease or acquire the Site) and shall have the same priority as the Lease. Lessor's obligation to enter into the new lease shall be conditioned upon the following: (a) Agent and/or the Secured Parties shall have cured all monetary defaults and commenced, and diligently prosecuted, the cure of all reasonably curable non-monetary defaults; and (b) Agent and/or the Secured Parties shall reimburse Lessor for all reasonable costs and expenses incurred in entering into the new lease.

                  11. Right to Terminate, Abandon or Renew Lease or Purchase Site. No surrender or termination of the Lease by Lessee pursuant to any provision of the Lease or otherwise shall be valid or shall bind Agent and the Secured Parties without Agent's consent. If Lessee fails to exercise any right or option under the Lease to renew the term of the Lease or to purchase all or any portion of the Site, Lessor shall provide notice of such failure to Agent, as administrative agent for the Secured Parties, and shall grant Agent, as administrative agent for the Secured Parties, an additional thirty (30) day period in which to exercise such right or option on behalf of Lessee. Lessor agrees that it shall not exercise any termination rights in may have under the Lease as a result of a condemnation or casualty without the prior written consent of the Agent, as administrative agent for the Secured Parties.

     12. Inconsistency with Lease. To the extent that this Certificate conflicts in any way with the Lease, this Certificate is intended to modify and supersede the Lease. Any such conflict shall be resolved in favor of this Certificate.

                  13. Reliance on Certificate; Successors and Assigns. This Certificate may be relied upon by Agent, the Secured Parties, any assignee of the Lease, and any title insurance company, and shall bind the successors and assigns of the parties. This Certificate is not intended to limit any rights of Agent or the Secured Parties under the Lease.

                  14. Due Authorization, Execution and Delivery. Lessor is duly authorized to execute this Certificate, and this Certificate has been duly executed and delivered by Lessor. No consent by any court, agency, bureau, or other third party, governmental or nongovernmental (other than any such consents that have been actually obtained), is required for Lessor to execute and deliver this Certificate.

                  15. Right to Cure. Agent, as administrative agent for the Secured Parties, is entitled to duplicate copies of any notices of default provided to Lessee as long as Agent, as administrative agent for the Secured Parties, is the holder of the Mortgage. Lessor acknowledges that Lender shall, in the event of such a default under the Lease by Lessee, have the same rights to dispute such default or to cure or cause to be cured such default as Lessee would have under the Lease, provided that if Agent, as administrative agent for the Secured Parties, has diligently commenced to cure such default, but such default cannot reasonably be cured with the cure period provided in the Lease, Agent shall have up to an additional thirty (30) days to cure such default.

16. No Merger. In the event that Lessee acquires title to the fee interest in the Site, there will not be a merger of the fee and leasehold estates.

                  17. Notices. All notices required to be sent to Agent, as administrative agent for the Secured Parties, pursuant to this Certificate or the Lease shall be effective only if in writing and given by hand delivery, by registered or certified United States Mail, or by nationally recognized overnight courier addressed to the following address or to such different address as Agent may specify:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           New York, NY 10017
                           Attn: Legal - Penn National

                           with a copy to:

Morgan Lewis and Bocks LPL
                           1701 Market Street

                           Philadelphia, Pennsylvania 19103
                           Attn: ___________

                           and a copy to:

                           Lehman Brothers Inc.
                           3 World Financial Center
                           New York 10285
                           Attn:  Thomas Gurney

                           and a copy to:

                           Lithium & Watkins
                           885 Third Avenue, Suite 1000
                           New York, NY 10022
                           Attn: Chris Platt, Esq.

18.  Counterparts.   This   Certificate   may  be  executed  in  any  number  of
     counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one document.

                  IN WITNESS WHEREOF, Lessor has executed and delivered this Certificate as of the Effective Date.

                 LESSOR:

                  --------------------------------

                  Name:___________________________



                                                      [Insert Notary]

                                   Schedule 1

                                 Lease Documents

                                    Exhibit A

                                Legal Description

                                   (attached)

                                    Exhibit B

                                  Copy of Lease

     EXHIBIT P

                          SUBORDINATION, ATTORNMENT AND

                            NONDISTURBANCE AGREEMENT

                                     between

                                  ("Mortgagee")

                                       and

                                   ("Tenant")

                        Dated as of ______________, 200_

                              Record and Return to:

                                Latham & Watkins

                          885 Third Avenue, Suite 1000

                          New York, New York 10022-4802

                          Attention: Chris Plaut, Esq.

                            L&W File No. 023299-0129

             SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT

     THIS SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT (this "Agreement"), made as of __________________, 200_ --------- (the "Effective
Date"), by and between , a , having an office -------------- ----------------------------------------- ------------------------------- at
("Mortgagee"),  and  ,  a  ,  having   -----------------------------------------
--------- ------------------------  ------------------------------- an office at
("Tenant"). ------------------------------- ------

                              W I T N E S S E T H :

                  WHEREAS, Mortgagee is the owner and holder of the mortgages between Mortgagee, as mortgagee, and , as mortgagor ("Landlord"), set forth on Exhibit "B" annexed hereto and made a part hereof (said mortgages, as the same have been or may hereafter be amended, increased, renewed, refinanced, modified, consolidated, replaced, combined, supplemented, substituted, spread and extended being hereinafter collectively referred to as the "Mortgage"), encumbering the land located in the [Town or City of __________, County of __________ and State of _________], which land is more particularly described on Exhibit "A" annexed hereto and made a part hereof, and the buildings, improvements, and other items of property more fully described in the Mortgage (such land, buildings, improvements and other property being hereinafter referred to collectively as the "Mortgaged Premises");

                  WHEREAS, Tenant has entered into a lease with Landlord, as landlord, dated as of ______________, 200_ (the "Lease"), by which Landlord demised to Tenant all or a portion of the Mortgaged Premises (the "Leased Premises");

                  WHEREAS, a true and complete copy of the Lease has been delivered to Mortgagee by Tenant, the receipt of which is hereby acknowledged;

                  WHEREAS, Mortgagee, as a condition to making the loan(s) secured by the Mortgage, required that all leases affecting the Mortgaged Premises be and continue to be subordinate in every respect to the Mortgage; and

                  WHEREAS,   Mortgagee   and  Tenant   desire  to  confirm   the
subordination of the Lease to the Mortgage and to provide for the nondisturbance of Tenant by Mortgagee as set forth herein.

                  NOW,   THEREFORE,   in  consideration  of  the  covenants  and
agreements contained herein, and intending to be legally bound, Mortgagee and Tenant agree as follows:

1. The Lease, its terms and conditions, and the lien thereof (if any) now are and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage, its terms and the lien thereof. The provisions of this Agreement shall be self-operative, and no further instrument shall be necessary to effectuate the terms hereof. Nevertheless, Tenant, upon request, shall execute and deliver any certificate or other instrument that Mortgagee may reasonably request to confirm the subordination by Tenant referred to above.

2. In the event of any default on the part of Landlord, arising out of or accruing under the Mortgage, whereby Mortgagee might have the right to take any action in Foreclosure (as defined below) with respect to the Mortgaged Premises, Mortgagee shall not pursue any of its rights with respect to such default unless and until Mortgagee has given written notices of such default to Tenant and any leasehold mortgagee whose address shall have been previously furnished to Mortgagee in writing (but not later than the time that Tenant notifies Landlord of such default or claim) at the address or addresses set forth herein, or the successor or assign of either, whose name and address previously shall have been furnished to Tenant in writing (but not later than the time that Tenant notifies Landlord of such default or claim) and has granted to Tenant and/or its leasehold mortgagee a reasonable time, which shall be not less than the greater of (i) the period of time granted to Landlord under the Mortgage, or (ii) thirty
(30) days, after the giving of such notice by Mortgagee to Tenant and its leasehold mortgagee, if any, to cure or to undertake the elimination of the basis for such default, after the time when Landlord shall have become entitled under the Mortgage to cure the cause of such default; it being expressly understood that (a) if such default or claim cannot reasonably be cured within such cure period, Tenant and/or its leasehold mortgagee shall have such additional period of time to cure same as it reasonably determines is necessary, so long as it continues to pursue such cure with reasonable diligence, and (b) Tenant's and its leasehold mortgagee's right to cure any such default shall not be deemed to create any obligation for Tenant or such leasehold mortgagee to cure or to undertake the elimination of any such default.

3. As long as Tenant shall be in possession of the Leased Premises, the Lease shall be in full force and effect, and Tenant is in compliance with the terms of this Agreement and no default exists under the Lease beyond applicable cure periods, nor has any event occurred that with the giving of notice or the passage of time or both would entitle Landlord to terminate the Lease or would cause, without any further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant under the Lease (collectively, the "Nondisturbance Conditions"), Mortgagee shall not name Tenant as a party defendant in any action for foreclosure of the Mortgage or other enforcement thereof (unless required by law), nor shall the Lease be terminated by Mortgagee in connection with or by reason of foreclosure or other proceedings for the enforcement of the Mortgage or by reason of a transfer of Landlord's interest, if any, in the Mortgaged Premises or under the Lease pursuant to a conveyance in lieu of foreclosure (or similar device) (any of the foregoing, a "Foreclosure"), nor shall Tenant's use or possession of the Leased Premises be interfered with by Mortgagee, unless Landlord would have had such right.

4. If Landlord's interest in the Mortgaged Premises is terminated by reason of a Foreclosure (the party succeeding to Landlord's interest, if any, in the Mortgaged Premises or under the Lease, by Foreclosure or any other method, being hereinafter referred to, together with such party's successors and assigns, as "Successor"), then upon Successor's succeeding to Landlord's interest, if any, in the Mortgaged Premises, Tenant shall be bound to Successor, and, except as provided in this Agreement, Successor shall be bound to Tenant, under all the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if Successor were Landlord, and Tenant does hereby agree to attorn to Successor, including Mortgagee if it be the Successor, as Tenant's landlord; affirm Tenant's obligations under the Lease; and make payments of all sums due under the Lease to Successor. Such attornment, affirmation and agreement shall be effective and self-operative without the execution of any further instruments. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any Foreclosure.

5. If and to the extent that the Lease or any provision of law shall entitle Tenant to notice of any fee mortgagee, Tenant acknowledges and agrees that this Agreement shall constitute said notice to Tenant of the existence of the Mortgage.

6. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto (and shall benefit any Successor), and the successors and assigns of the foregoing, provided, however, this Agreement shall not be binding upon any assignee of Mortgagee acquiring the loan secured by the Mortgage in connection with a refinancing thereof.

7. Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage or modify the terms thereof. By executing and delivering this Agreement, Mortgagee shall not be deemed to have (i) waived any default under the Mortgage, (ii) modified the Mortgage in any manner, or (iii) waived any rights or remedies it possesses under the Mortgage or otherwise. In the event any conflict, inconsistency or ambiguity exists between the terms, covenants and conditions of the Lease and the terms, covenants and conditions of the Mortgage, the terms, covenants and conditions of the Mortgage shall control, except as specifically and expressly set forth herein.

8. Tenant further agrees that if there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease relating to nondisturbance by Mortgagee, the terms and provisions hereof shall be controlling.

9. All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must be in writing and mailed to the party to whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. A copy of all notices to Mortgagee shall also be sent to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, Attention: Chris Plaut, Esq. A copy of all notices to Tenant shall also be sent to: Canadian Imperial Bank of Commerce, 425 Lexington Avenue, New York, New York 10017, Attn: Agency Services Group. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

10. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

11. Each party shall execute and deliver, upon the request of the other, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate to fully implement or to further evidence the understandings and agreements contained in this Agreement. This Agreement may be executed in any number of counterparts.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the Effective Date.


Tenant:                                                            Mortgagee:
------                                                             ---------


By:                                                                By:
   -----------------------------------------
Name:                                                              Name:
     ---------------------------------------
Title:                                                             Title:
      --------------------------------------

                                 ACKNOWLEDGMENTS



-----------------------------------------------
                                   EXHIBIT "A"

                        Description of Mortgaged Premises

-----------------------------------------------
                                   EXHIBIT "B"

                             Description of Mortgage

                                                        EXECUTION COPY

-------------------------------------------------------------


                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                           PENN NATIONAL GAMING, INC.



             and certain Subsidiaries of Penn National Gaming , Inc.



                                   in favor of

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Administrative Agent

                           Dated as of August 8, 2000

---------------------------------------------------------------

                                TABLE OF CONTENTS

Page

SECTION 1.        DEFINED TERMS                                         2
1.1      Definitions                                                    2
1.2      Other Definitional Provisions.                                 8
SECTION 2.        GUARANTEE                                             9
2.1      Guarantee.                                                     9
2.2      Right of Contribution.                                         10
2.3      No Subrogation.                                                10
2.4      Amendments, etc. with respect to the Borrower Obligations.     10
2.5      Guarantee Absolute and Unconditional.                          11
2.6      Reinstatement.                                                 12
2.7      Payments.                                                      12
SECTION 3.        GRANT OF SECURITY INTEREST                            12
SECTION 4.        REPRESENTATIONS AND WARRANTIES                        14
4.1      Representations in Credit Agreement.                           14
4.2      Title; No Other Liens.                                         14
4.3      Perfected First Priority Liens.                                14
4.4      Exact Legal Names, Chief Executive Office and Jurisdiction
         of Formation.                                                  15
4.5      Inventory, Equipment and Books and Records.                    15
4.6      Farm Products.                                                 15
4.7      Investment Property.                                           15
4.8      Receivables.                                                   16
4.9      Contracts.                                                     16
4.10     Intellectual Property.                                         17
4.11     Vehicles.                                                      19
4.12     Excluded Funds.                                                19
SECTION 5.        COVENANTS                                             19
5.1      Covenants in Credit Agreement.                                 19
5.2      Delivery and Control of Instruments, Chattel Paper and
         Investment Property.                                           19
5.3      Maintenance of Insurance.                                      20
5.4      Payment of Obligations.                                        21
5.5      Maintenance of Perfected Security Interest; Further
         Documentation.                                                 21
5.6      Changes in Locations, Name, etc.                               22
5.7      Notices.                                                       22

5.8      Investment Property.                                           23
5.9      Receivables.                                                   24
5.10     Contracts.                                                     24
5.11     Intellectual Property.                                         24
5.12     Excluded Funds and Outstanding Winnings.                       27
SECTION 6.        REMEDIAL PROVISIONS                                   27
6.1      Certain Matters Relating to Receivables.                       27
6.2      Communications with Obligors; Grantors Remain Liable.          28
6.3      Pledged Securities.                                            28
6.4      Proceeds to be Turned Over To Administrative Agent.            29
6.5      Application of Proceeds.                                       29
6.6      Code and Other Remedies.                                       30
6.7      Registration Rights.                                           31
6.8      Waiver; Deficiency.                                            32
SECTION 7.        THE ADMINISTRATIVE AGENT                              32
7.1      Administrative Agent's Appointment as Attorney-in-Fact, etc.   32
7.2      Duty of Administrative Agent.                                  34
7.3      Execution of Financing Statements.                             34
7.4      Authority of Administrative Agent.                             35
SECTION 8.        MISCELLANEOUS                                         35
8.1      Amendments in Writing.                                         35
8.2      Notices.                                                       35
8.3      No Waiver by Course of Conduct; Cumulative Remedies.           35
8.4      Enforcement Expenses; Indemnification.                         36
8.5      Successors and Assigns.                                        36
8.6      Set-Off.                                                       36
8.7      Counterparts.                                                  37
8.8      Severability                                                   37
8.9      Section Headings                                               37
8.10     Integration.                                                   37
8.11     GOVERNING LAW.                                                 37
8.12     Submission To Jurisdiction; Waivers.                           37
8.13     Acknowledgments.                                               38
8.14     Additional Grantors.                                           38
8.15     Releases.                                                      38
8.16     WAIVER OF JURY TRIAL.                                          39
8.17     Further Assurances.                                            39

                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 8, 2000, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Administrative Agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of August 8, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book-running manager (in such capacity, the "Lead Arranger"), CIBC WORLD MARKETS CORP., as co-lead arranger and co-book-running manager (in such capacity, the "Co-Lead Arranger"; together with the Lead Arranger, the "Arrangers"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), the Administrative Agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent (in such capacity, the "Documentation Agents"; together with the Administrative Agent and the Syndication Agent, the "Agents"), and (ii) the other Secured Parties (as hereinafter defined).

                              W I T N E S S E T H:
                                                         - - - - - - - - - -

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

                  NOW, THEREFORE, in consideration of the premises and to induce the Arrangers, the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 11.               DEFINED TERMS

11.1     Definitions

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined and, to the extent any such future definition is no less expansive or inclusive, in any future version of the New York UCC: Accounts, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Entitlement Order, Equipment, Farm Products, Financial Asset, Goods, Instruments, Inventory, Securities Account, Securities Intermediary, Security, Security Entitlement and Uncertificated Security.

(b)      The following terms shall have the following meanings:

     "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time.

     "Borrower Obligations": the collective reference to the Obligations (as defined in the Credit Agreement).

     "Collateral": as defined in Section 3.

     "Collateral  Account":  (i)  any  collateral  account  established  by  the
Administrative  Agent as provided in Section  6.1    or 6.4 or
(ii) any cash collateral account established as provided in Sections 2.12(e), 2.18(d) or 8 of the Credit Agreement.

     "Contracts": the contracts and agreements listed in Schedule 7 as the same may be amended, supplemented, replaced or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate, and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

     "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

     "Copyrights": (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

     "Deposit Account": as now or hereafter defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

     "Excluded Assets": (i) collectively, Copyright Licenses, Trademark Licenses or Patent Licenses as to which any Grantor is the licensee, sub-licensee or the equivalent to the extent the grant by such Grantor of a security interest therein pursuant to this Agreement in its right, title and interest therein (A) is prohibited by the terms of any contract, agreement, instrument, license or permit governing the terms of such Intellectual Property without the consent of any other party thereto (other than the Borrower or any of its Subsidiaries),
(B) would give any other party (other than the Borrower or any of its Subsidiaries) to such contract, agreement, instrument, license or permit the right to terminate its obligations thereunder, or (C) is permitted only upon obtaining consents from the other parties thereto (other than the Borrower or any of its Subsidiaries) which have not been obtained; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument, license or permit, or in the Proceeds from the Disposition of any such contract, agreement, instrument, license or permit, (ii) to the extent so required by West Virginia law and with respect to the Charles Town Gaming Facility only, (x) all monies and other funds on account of purses, taxes and breeders funds distributable from pari-mutual commissions as a result of wagering on live racing or simulcast or export signals, (y) all monies and other funds on account of pension contributions, host fees, and simulcast transmission fees and transmission costs ((x) and (y) collectively, "Excluded Funds") and (z) all monies payable to customers with respect to outstanding winning tickets ("Outstanding Winnings"), (iii) the West Virginia Racing License and (iv) (1) any limited partnership interest as to which any Grantor is a partner or the equivalent, (2) the FR Park Note and (3) the Pennwood Stock, in each case to the extent the grant by such Grantor of a security interest therein pursuant to this Agreement in its right, title and interest therein (A) is prohibited by the terms of any contract, agreement, instrument, license or permit in effect on the Closing Date governing the terms thereof without the consent of any other party thereto (other than the Borrower or any of its Subsidiaries), (B) would give any other party (other than the Borrower or any of its Subsidiaries) to such contract, agreement, instrument, license or permit the right to terminate its obligations thereunder, or (C) is permitted only upon obtaining consents from the other parties thereto (other than the Borrower or any of its Subsidiaries) which have not been obtained.

     "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in material adverse tax consequences to the Borrower; provided, however, that a Foreign Subsidiary that is treated as a pass-through entity for United States federal income tax purposes shall not be an Excluded Foreign Subsidiary while so treated.

     "Excluded Foreign Subsidiary Voting Stock": the voting Capital Stock of any Excluded Foreign Subsidiary.

     "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America

     "FR Park Note": that certain Registered Subordinated Secured Promissory Note, dated January 28, 1999, as amended (Registered Note Number 102), which is evidence of a loan made by Penn National Gaming, Inc., to FR Park Racing, L.P.

     "General Intangibles": all "general intangibles" as such term is defined in the Uniform Commercial Code in effect in the State of New York on the date hereof and, to the extent any such future definition is no less expansive or inclusive, in any future version of the New York UCC, and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures and all licenses and permits issued by any Gaming Authorities and other Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, (iv) all rights of such Grantor to receive any tax refunds, and (v) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument, indenture, license or permit (A) is not prohibited by applicable law (including any Gaming Law), would not permit the issuing Governmental Authority thereof to terminate, suspend, revoke or restrict such license or permit, or is permitted by applicable law only with the consent of the applicable Governmental Authority and such consent has been obtained and
(B) is not prohibited by such contract, agreement, instrument, indenture, license or permit without the consent of any other party thereto (other than the Borrower or any of its Subsidiaries), would not give any other party (other than the Borrower or any of its Subsidiaries) to such contract, agreement, instrument, indenture, license or permit the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (other than the Borrower or any of its Subsidiaries); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument, indenture, license or permit, or in the Proceeds from the Disposition of any such contract, agreement, instrument, indenture, license or permit.

     "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

     "Guarantors": the collective reference to each Grantor other than the Borrower.

     "Hedge Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries, including, without limitation, the Subordinated Intercompany Note.

     "Investment Property": the collective reference to (i) all "investment property" as such term is defined in the Uniform Commercial Code in effect in the State of New York on the date hereof and, to the extent any such future definition is no less expansive or inclusive, in any future version of the New York UCC, and, in any event, including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Excluded Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock"), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting "investment property" as so defined, all Pledged Notes, all Pledged Stock, all Pledged Security Entitlements and all Pledged Commodity Contracts.

     "Issuers":  the collective  reference to each issuer of a Pledged Security.

     "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

     "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Patents": (i) all patents, patent applications and patentable inventions, including, without limitation, each patent and patent application identified in
Schedule 6, (ii) all inventions and improvements  described and claimed therein,
(iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-art, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

     "Pennwood Stock": those shares of Capital Stock of Pennwood Racing, Inc., owned by Penn National Holding Company.

     "Pledged Commodity Contracts": all commodity contracts listed on Schedule 2 and all other commodity contracts to which any Grantor is party from time to time.

     "Pledged Debt Securities": the debt securities listed on Schedule 2, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

     "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than any Excluded Assets and other than promissory notes in an aggregate principal amount not to exceed $250,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

     "Pledged  Securities":   the  collective  reference  to  the  Pledged  Debt
Securities, the Pledged Notes and the Pledged Stock.

     "Pledged Security Entitlements": all security entitlements with respect to the financial assets listed on Schedule 2 and all other security entitlements of any Grantor.

     "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect (other than any Excluded Assets); provided that in no event shall more than 66% of the total outstanding Excluded Foreign Subsidiary Voting Stock of any Excluded Foreign Subsidiary be required to be pledged hereunder.

     "Proceeds": all "proceeds" as such term is defined in the Uniform Commercial Code in effect in the State of New York on the date hereof, and to the extent any such future definition is no less expansive or inclusive, in any future version of the New York UCC, and, in any event, including, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

     "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

     "Secured Parties": collectively, the Arrangers, the Agents, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto that has agreed to be bound by the provisions of Section 7.2 hereof as if it were a party hereto and by the provisions of Section 9 of the Credit Agreement as if it were a Lender party thereto.

     "Securities Act": the Securities Act of 1933, as amended.
                                       7

     "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Trademarks": (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

     "Trade Secret License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Trade Secrets": (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

     "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any jurisdiction and, in any event including, without limitation, the vehicles listed on Schedule 8 and all tires and other appurtenances to any of the foregoing.

1.2 Other Definitional Provisions.(a) (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

(d) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be.

SECTION 12.                                GUARANTEE

12.1 Guarantee.(a) (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state and other laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and Guarantor Obligations shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated or have expired, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired.

12.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

12.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or Grantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor or Grantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by the Borrower on account of the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall not have been paid in full, any Letter of Credit is outstanding or the Commitments remain in effect, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite

Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

12.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

12.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

12.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Administrative Agent located at the Payment Office specified in the Credit Agreement.

SECTION 13.                 GRANT OF SECURITY INTEREST

     Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

(a)      all Accounts (including, without limitation, "markers");

(b)      all Chattel Paper;

(c)      all Contracts;

(d)      all Deposit Accounts;

(e)      all Documents;

(f) all Equipment (including, without limitation, gaming tables, casino chips, slot machines, video lottery terminals and other gaming devices and equipment and any centralized or supporting devices or equipment);

(g)      all General Intangibles;

(h)      all Instruments;

(i)      all Intellectual Property;

(j)      all Inventory;

(k)      all Investment Property;

(l)      all Vehicles;

(m)  all  Goods  and other  personal  property  not  otherwise  described  above including, without limitation, all vessels, ships, barges or other craft (collectively, "Vessels"), as the same may be redocumented, recertified, rebuilt ------- and/or reconstructed, together with all of their boilers, engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings and gaming machinery, equipment and accessories relating to gaming operations, including, but not limited to, communication systems, visual and electronic surveillance systems and transportation systems, tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel, all gaming equipment and devices, gaming and financial equipment, computer equipment, calculators, adding machines, video game and slot machines, and any other electronic equipment of every nature used in connection with the operation of the Vessels, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumbwaiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including, but not limited to, silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including but not limited to, bars, glassware, bottles and tables used in connection with the Vessels, all chaise lounges, hot tubs, swimming pool heaters and equipment, and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the Vessels, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by Grantor or in which Grantor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereafter be appropriated for use on or in connection with the operation of the Vessels, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to the Vessels, and all other appurtenances to the Vessels appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessels;

(n) all bank accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts;

(o)  all money;

(p)  all letter of credit rights;

(q)  all books and records pertaining to the Collateral; and

(r) to the extent not otherwise included above, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

                  Provided, however, that none of the Excluded Assets shall constitute Collateral.

SECTION 14.                                    REPRESENTATIONS AND WARRANTIES

                  To induce the Arrangers, the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

14.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor's knowledge.

14.2 Title; No Other Liens. Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, except for Permitted Liens. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement or as are to be terminated as contemplated by the Credit Agreement.

14.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on
Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral except for Permitted Liens.

14.4 Exact Legal Names, Chief Executive Office and Jurisdiction of Formation. On the date hereof, such Grantor's exact legal name, jurisdiction of formation or organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4. The jurisdiction of each such Grantor's organization or formation is required to maintain a public record showing the Grantor to have been organized or formed.

14.5 Inventory, Equipment and Books and Records. On the date hereof, the Inventory and the Equipment (other than mobile goods) and the books and records pertaining to the Collateral are kept at the locations listed on Schedule 5.

14.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

14.7 Investment Property.(a) (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor and 65% of the Capital Stock of certain of its first-tier foreign subsidiaries or, in the case of Excluded Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Excluded Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) The ownership interests held by Penn National Gaming of West Virginia, Inc., in PNGI Charles Town Gaming, LLC, and held by PNGI Charles Town Gaming, LLC, in PNGI Charles Town Food & Beverage, LLC, are not represented by certificates and constitute General Intangibles hereunder and under the applicable Uniform Commercial Code.

(d) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

(f) Each Issuer that is a Subsidiary of the Borrower but that is not a Grantor hereunder has executed and delivered to the Administrative Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.

14.8 Receivables.(a) (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(b)  None of the obligors on any Receivables is a Governmental Authority.

(c) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

14.9 Contracts.(a) (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

(b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

(d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof.

(e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims (other than claims of the Secured Parties created hereunder).

(f) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

(g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(h)  None of the parties to any Contract is a Governmental Authority.

(i) Each party (other than such Grantor) to each Contract selected by the Administrative Agent has executed and delivered to the Administrative Agent a consent, in substantially the form of Exhibit B (with such changes as may be agreed by the Administrative Agent), to the assignment of the Contracts to the Administrative Agent pursuant to this Agreement.

(j) The Contracts are all of the material contracts of the Loan Parties as of the Closing Date.

14.10 Intellectual Property.(a) (a) Schedule 6 lists all Intellectual Property registered with the United State Patent and Trademark Office, the United States Copyright Office or any other similar office and all other material Intellectual Property owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 6, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and is otherwise entitled to use all such Intellectual Property, without limitation, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below.

(b) On the date hereof, all Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 6, on the date hereof (i) none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the use of any Intellectual Property.

(d) The rights of such Grantor in or to the Intellectual Property do not conflict with or infringe upon the rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party. There is currently no infringement or unauthorized use of any item of Intellectual Property.

(e) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

(f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party, (iii) alleging that any material Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, or (iv) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property. To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon the Intellectual Property or upon the rights of such Grantor therein. Except as set forth in Schedule 6 hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any part of the Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property

(g) With  respect  to each  Copyright  License,  Trademark  License  and  Patent
License: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(h) Except as set forth in Schedule 6, such Grantor has performed all acts and has paid all required fees and taxes to maintain each and every item of Intellectual Property in full force and effect and to protect and maintain its interest therein. Such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright included in the Intellectual Property.

(i) To the best of such Grantor's knowledge, none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person; (ii) to the best of such Grantor's knowledge, no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) to the best of such Grantor's knowledge, no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.

(j) Such Grantor has made all filings and recordations necessary to adequately protect its interest in its Intellectual Property including, without limitation, recordation of its interests in the Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the United States Copyright Office and in corresponding national and international copyright offices.

(k) Such Grantor has taken all steps to use consistent standards of quality in the manufacture, distribution and sale of all products sold and provision of all services provided under or in connection with any item of Intellectual Property and has taken all steps to ensure that all licensed users of any kind of Intellectual Property use such consistent standards of quality.

14.11 Vehicles. Schedule 8 is a complete and correct list of all Vehicles owned by such Grantor on the date hereof. The aggregate net book value of all Vehicles owned by all Grantors is less than $700,000.

14.12 Excluded Funds. The Borrower estimates in good faith that the average monthly amount of Excluded Funds generated during the first 6 months of 2000 did not exceed $1,000,000.

SECTION 15.                                             COVENANTS

                  Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated or expired:

15.1 Covenants in Credit Agreement. Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

15.2 Delivery and Control of Instruments, Chattel Paper and Investment Property.(a) (a) If any of the Collateral shall be or become evidenced or represented by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(b) If any of the Collateral shall be or become evidenced or represented by an Uncertificated Security, upon the request of the Administrative Agent, such Grantor shall cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit D.

(c) If any of the Collateral shall be or become evidenced or represented by a Security Entitlement, upon the request of the Administrative Agent, such Grantor shall cause the Securities Intermediary with respect to such Security Entitlement either (i) to identify in its records the Administrative Agent as having such Security Entitlement against such Securities Intermediary or (ii) to agree in writing with such Grantor and the Administrative Agent that such Securities intermediary will comply with Entitlement Orders originated by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit E.

(d) If any of the Collateral shall be or become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Administrative Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit F.

(e) If any of the Collateral shall be or become evidenced or represented by or held in a Securities Account or a Commodity Account, such Grantor shall, in the case of a Securities Account, comply with Section 5.2(c) with respect to all Security Entitlements carried in such Securities Account and, in the case of a Commodity Account, comply with Section 5.2(d) with respect to all Commodity Contracts carried in such Commodity Account.

                  (f) With respect to any Deposit Accounts or other bank accounts of the Loan Parties, upon the request of the Administrative Agent, such Loan Parties will cause such Deposit Accounts and other bank accounts to become subject to the sole dominion and control of the Administrative Agent.

15.3 Maintenance of Insurance.(a) (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on all its property (including, without limitation, all Inventory, Equipment and Vehicles) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event such Grantor will maintain, (i) property and casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake and loss by fire, explosion and theft), covering the repair or replacement cost of all such property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), and (ii) public liability insurance. All such insurance with respect to such Grantor shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

(b) Pursuant to Section 6.5(e) of the Credit Agreement, such Grantor will deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of the Administrative Agent from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $500,000 with respect to any property and casualty insurance policy maintained by such Grantor. Each Secured Party shall be named as additional insured on all such liability insurance policies of such Grantor and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

(c) The Borrower shall deliver to the Administrative Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Borrower to the Administrative Agent of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

15.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

15.5 Maintenance of Perfected Security Interest; Further Documentation.(a) (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section
4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto (or, in the case of Deposit Accounts, taking sole dominion and control thereof).

15.6 Changes in Locations, Name, etc. Such Grantor will not, except upon 10 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral shall be kept:

(i) permit any of the Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral to be kept at a location other than those listed on Schedule 5;

(ii) change its jurisdiction of organization or formation or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(iii) change its name (or any part thereof), identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

15.7 Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of: -------

(a) any Lien (other than any Permitted Lien) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

15.8  Investment  Property.(a)  (a) If such  Grantor  shall  become  entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged

Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

15.9 Receivables.(a) (a) Other than in the ordinary course of business consistent with its past practice and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

15.10 Contracts.(a) (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

(b) Such Grantor will not amend, modify, terminate, waive or fail to enforce any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value or status of such Contract as Collateral or otherwise have a Material Adverse Effect.

(c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

(d) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract.

15.11 Intellectual Property.(a) (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act
                                       24
whereby such Trademark may become invalidated or impaired in any way.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in the Intellectual Property.

(f) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

(g) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within fifteen days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Secured Parties' security interest in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(h) Such  Grantor  will take all  reasonable  and  necessary  steps,  including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(i) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any Intellectual Property, or abandon any application or any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor's business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in which case, such Grantor shall give prompt notice of any such abandonment to the Administrative Agent in accordance herewith.

(j) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the
Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(k) Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not now a part of the Intellectual Property Collateral (the "After-Acquired Intellectual Property"), (i) the provisions of
Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) it shall give prompt (and, in any event within 15 days after the date of such acquisition) written notice thereof to the Administrative Agent in accordance herewith, and (iv) it shall provide the Administrative Agent promptly (and, in any event within 15 days after the date of such acquisition) with an amended Schedule 6 hereto and amended schedules to the Intellectual Property Security Agreement reflecting the acquisition of such After-Acquired Intellectual Property. Such Grantor authorizes the Administrative Agent to modify this Agreement by amending
Schedule 6 hereto and to modify the schedules to the Intellectual Property Security Agreement if such Grantor fails to provide the Administrative Agent with satisfactory amended schedules hereto or thereto within the time period required hereunder (and will cooperate with the Administrative Agent in effecting any such amendment) to include any After-Acquired Intellectual Property which becomes part of the Intellectual Property Collateral under this Section, and to record any such modified agreement with the United States Patent and Trademark Office, the United States Copyright Office, or any other applicable Governmental Authority.

(l) Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit C in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

15.12 Excluded Funds and Outstanding Winnings. At all times keep segregated from the Collateral all Excluded Funds and Outstanding Winnings and remit such funds to the appropriate Person or Persons as and when required by law or Contractual Obligation.

SECTION 16.                                             REMEDIAL PROVISIONS

16.1 Certain Matters Relating to Receivables.(a) (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time (but in no event more than two times in any twelve month period (unless an Event of Default has occurred and is continuing)), upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within five Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

16.2 Communications with Obligors; Grantors Remain Liable.(a) (a) The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent. No such Grantor shall give, provide or deliver alternative instructions unless the Administrative Agent expressly confirms in writing that the Obligations (other than Obligations in respect of any Specified Hedge Agreement) have been repaid in full, and the Commitments have been terminated and all Letters of Credit have been cancelled or cash collateralized as provided in Section 8.15.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

16.3 Pledged Securities.(a) (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

16.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

16.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may, notwithstanding the provisions of Section 2.12 of the Credit Agreement, apply all or any part of Proceeds constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;
                  -----

                  Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

                  Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

                  Fourth, any balance of such Proceeds remaining after the Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated or expired shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

16.6 Code and Other Remedies.(a) (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative

Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this
Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Administrative Agent or its designee with such Grantor's know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

16.7 Registration Rights.(a) (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock or the Pledged Debt Securities pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock or the Pledged Debt Securities pursuant to this
Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

16.8 Waiver; Deficiency. Each Guarantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC as in effect on the date hereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

                      SECTION 17. THE ADMINISTRATIVE AGENT

17.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.(a) (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;
     (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

                  Anything in this Section 7.1 (a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

17.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

17.3 Execution of Financing Statements. Pursuant to the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral (including any amendments thereto, or continuation or termination statements thereof) without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Collateral (including any amendments thereto, or continuation or termination statements thereof) without the express prior written approval by the Administrative Agent, which approval may be given or withheld in the Administrative Agent's sole discretion. Each Grantor approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of the Administrative Agent.

17.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 18.                                                    MISCELLANEOUS

18.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

18.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in
Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

18.3 No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18.4 Enforcement Expenses; Indemnification.(a) (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

(b) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

(e) Each Grantor agrees that the provisions of Section 2.20 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein

18.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

18.6 Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

18.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

18.8 Severability Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.9 Section Headings The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

18.11GOVERNING  LAW.  THIS  AGREEMENT  SHALL BE GOVERNED BY, AND  CONSTRUED  AND
     INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE ------------- OF NEW YORK.

18.12Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally: -----------------------------------

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

18.13    Acknowledgments.  Each Grantor hereby acknowledges that:
         ---------------

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

18.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit
Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

18.15 Releases.(a) (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of any Specified Hedge Agreement) shall have been paid in full, the Commitments have been terminated or expired and no Letters of Credit shall be outstanding (unless any such Letter of Credit is cash collateralized at 105% of the undrawn face amount thereof to the reasonable satisfaction of the Issuing Lender), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be Disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such Disposition will be applied in accordance therewith.

18.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

18.17 Further Assurances. In the event of any change in any applicable law (including, without limitation, the New York UCC as in effect on the date hereof), the Grantors will promptly (and, in any event, within 15 Business Days of the Administrative Agent's request therefor) enter into any modifications or amendments of this Agreement, execute and deliver such other documents, agreements and instruments, and take such other actions as the Administrative Agent may deem necessary or advisable in its sole discretion to ensure that the Secured Parties continue enjoy at least the same rights and priorities afforded to them under this Agreement as of the date hereof (after giving effect to any filings or other actions specified on Schedule 3).

                            [signature pages follow]

                 IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BACKSIDE, INC.                               BSL, INC.


By: /s/ Robert S. Ippolito                By: /s/ Robert S. Ippolito
Name:  Robert S. Ippolito                 Name:  Robert S. Ippolito
Title:  Assistant Secretary               Title:  Secretary/Treasurer

BTN, INC.                                 CASINO HOLDING, INC.

By: /s/ Robert S. Ippolito                By: /s/ Robert S. Ippolito
Name:  Robert S. Ippolito                 Name:  Robert S. Ippolito
Title:  Secretary/Treasurer               Title:  Secretary/Treasurer

EBET USA.COM, INC.                        MILL CREEK LAND, INC.

By: /s/ Robert S. Ippolito                By: _/s/ Robert S. Ippolito
Name:  Robert S. Ippolito                 Name:  Robert S. Ippolito
Title:  Secretary/Treasurer               Title:  Assistant Secretary

MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION NORTHEAST CONCESSIONS, INC.

By: /s/ Robert S. Ippolito
Name:  Robert S. Ippolito                  By: /s/ Robert S. Ippolito
Title:  Secretary/Treasurer                Name:  Robert S. Ippolito
                                           Title:  Treasurer/Vice President

PENN NATIONAL GAMING, INC.                   PENN NATIONAL GSFR, INC.

By: /s/ Robert S. Ippolito                  By:/s/ Robert S. Ippolito
Name:  Robert S. Ippolito                   Name:  Robert S. Ippolito
Title:  Chief Financial Officer             Title:  Secretary/Treasurer

                                   [continued]

                         [continued from previous page]

PENN NATIONAL GAMING OF WEST VIRGINIA, INC.
                             PNGI CHARLES TOWN GAMING LIMITED LIABILITY COMPANY
                                            By: Penn National Gaming of West
                                                Virginia, Inc.,
                                                Managing Member
By: /s/ Robert S. Ippolito                By: /s/ Robert S. Ippolito
Name:  Robert S. Ippolito
Title:  Secretary/Treasurer               Name:  Robert S. Ippolito
                                          Title:  Secretary/Treasurer

PNGI CHARLES TOWN FOOD & BEVERAGE LIMITED LIABILITY COMPANY  PNGI POCONO, INC.
By:       PNGI Charles Town Gaming
            Limited Liability Company
            Member

By:  Penn National Gaming of              By: /s/ Robert S. Ippolito
West Virginia, Inc.,                      Name:  Robert S. Ippolito
     Managing Member                      Title:  Secretary/Treasurer

By: /s/ Robert S. Ippolito
Name:  Robert S. Ippolito
Title:  Secretary/Treasurer

PENN NATIONAL HOLDING COMPANY                 PENN NATIONAL SPEEDWAY, INC.


By: /s/ Robert S. Ippolito                  By: /s/ Robert S. Ippolito
Name:  Robert S. Ippolito                   Name:  Robert S. Ippolito
Title:  Secretary/Treasurer                 Title:  Secretary

PENNSYLVANIA NATIONAL TURF CLUB, INC.       STERLING AVIATION INC.


By: /s/ Robert S. Ippolito
Name:  Robert S. Ippolito                   By: /s/ Robert S. Ippolito
Title:  Secretary/Treasurer                 Name:  Robert S. Ippolito
                                            Title:  Secretary/Treasurer

                                   [continued]

                         [continued from previous page]


TENNESSEE DOWNS, INC.                               THE DOWNS RACING, INC.


By: /s/ Robert S. Ippolito               By: /s/ Joseph A. Lashinger
    Name:  Robert S. Ippolito                 Name:  Joseph A. Lashinger
    Title:  Secretary                         Title:  Secretary/Treasurer

                                   [continued]

                         [continued from previous page]

WILKES BARRE DOWNS, INC.


By: /s/ Robert E. Abraham
         Name:  Robert E. Abraham
         Title:  Secretary/Treasurer

                                   [continued]

                         [continued from previous page]



CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent

By:/s/ Paul J. Chakmak
Name:  Paul J. Chakmak
Title:  Managing Director

        CIBC World Markets Corp., as Agent

Exhibit A to Guarantee and Collateral Agreement

                           ACKNOWLEDGMENT AND CONSENT

                  The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of August __, 2000 (the "Agreement"), made by the Grantors parties thereto for the benefit of Canadian Imperial Bank of Commerce, as administrative agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

                  1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

                  2. The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in
Section 4.7 and Schedule 2.

          3. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

                  4. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.

                                                     [NAME OF ISSUER]


                                                     By

                                      Name:

                                     Title:

                                                     Address for Notices:




                                                     Fax:

Exhibit B to Guarantee and Collateral Agreement

                                 FORM OF CONSENT

                                   [To follow]

Exhibit C to Guarantee and Collateral Agreement

                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

                  This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of _______ ___, 200_ (as amended, supplemented or otherwise modified from time to time, the "Intellectual Property Security Agreement"), is made by _____________, a _____________, (the "Grantor") in favor of Canadian Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

                  WHEREAS, Penn National Gaming, Inc., a Pennsylvania corporation has entered into a Credit Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), with the banks and other financial institutions and entities from time to time party thereto, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent. Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement.

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantor and the other Guarantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of August __, 2000, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

                  WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantor has granted a security interest in certain Property, including, without limitation, certain Intellectual Property of the Grantor to the Administrative Agent for the ratable benefit of the Secured Parties, and has agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. The Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of the Grantor's right, title and interest in and to the following (the "Intellectual Property Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Grantor's Obligations:

(a) (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the "Trademarks");

(b) (i) all patents, patent applications and patentable inventions, including, without limitation, each patent and patent application identified in Schedule 1,
(ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-art, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

(c) (i) all copyrights, whether or not the underlying works of authorship have been published, and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto ("Copyrights");

(d) (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto (collectively, the "Trade Secrets");

(e) (i) all licenses or agreements, whether written or oral, providing for the grant by or to the Grantor of: (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and
(iv) all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto; and

(f)      any and all proceeds of the foregoing.

Recordation.   The  Grantor   authorizes  and  requests  that  the  Register  of
Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

Execution in Counterparts. This Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, ------------- the law of the State of New York.

Conflict Provision. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

                  IN  WITNESS   WHEREOF,   the   undersigned   has  caused  this
Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

                                                     [NAME OF GRANTOR]


                                                     By:
                                      Name:

                                     Title:

                                                        [ACKNOWLEDGEMENT PAGE]


STATE OF NEW YORK)
                                    ) ss:
COUNTY OF NEW YORK)

                  On __________, 2000, before me, the undersigned, personally appeared _________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument as __________________ of [name of company], and acknowledged to me that said corporation executed it pursuant to its by-laws or a resolution of its board of directors.

                            Notary Public in and for

                                                     said County and State

                             My Commission Expires:

Schedule 1

                                   COPYRIGHTS

                                     PATENTS

                                   TRADEMARKS

                                  TRADE SECRETS

                         INTELLECTUAL PROPERTY LICENSES

Exhibit D to Guarantee and Collateral Agreement

                            FORM OF CONTROL AGREEMENT

                  This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Control Agreement") dated as of _______ ___, 200_, is made by and among _______________, a __________ corporation (the
"Grantor"), Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), and ____________, a ____________ corporation (the "Issuer").

                  WHEREAS, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the "Pledged Securities"), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the "Collateral") pursuant to a Guarantee and Collateral Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent.

                  WHEREAS, the following terms which are defined in Articles 8 and 9 of the New York Uniform Commercial Code in effect in the State of New York on the date hereof (the "New York UCC") are used herein as so defined: Adverse Claim, Control, Instruction, Proceeds and Uncertificated Security.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Notice of Security Interest. The Grantor, the Administrative Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Administrative Agent's security interest in the Collateral. The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Administrative Agent's security interest in the Collateral. The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Administrative Agent's security interest in the Collateral and, upon request by the Administrative Agent, to register the Administrative Agent as the registered owner of any or all of the Pledged Securities. The Issuer acknowledges that the Administrative Agent has control over the Collateral.

                  SECTION 2. Collateral. The Issuer hereby represents and warrants to, and agrees with the Grantor and the Administrative Agent that (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of [__________], (ii) the Pledged Securities are uncertificated securities, (iii) the issuer's jurisdiction is, and during the term of this Control Agreement shall remain, the State of [____________], (iv)
Schedule 1 contains a true and complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Administrative Agent and the Grantor in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

                  SECTION 3. Control. The Issuer hereby agrees, upon written direction from the Administrative Agent and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Administrative Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Administrative Agent and to pay over to the Administrative Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Administrative Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person.

                  SECTION 4. Other Agreements. The Issuer shall notify promptly the Administrative Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Securities or the Collateral, the provisions of this Control Agreement shall control.

     SECTION 5. Protection of Issuer. The Issuer may rely and shall be protected in acting upon any notice, -------------------- instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 2. Termination. This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Administrative Agent that (i) all of the obligations secured by the Collateral have been paid in full in immediately available funds, or (ii) all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.

SECTION 3. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor's and the Administrative Agent's addresses as set forth in the Guarantee and Collateral Agreement, and to the Issuer's address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

                  [Name of Issuer]
                  [Address of Issuer]
                  Attention:
                  Telephone: (     )      -
                              -----  -----
                  Telecopy:  (     )      -
                              -----  -----

SECTION 4. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

SECTION 5. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 6. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Administrative Agent.

SECTION 8. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

SECTION 9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

                     [NAME OF GRANTOR]


                     By:
      Name:

     Title:

                     CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent


                     By:
      Name:

                              Title:  Managing Director
                                 CIBC World Markets Corp., as Agent

                     [NAME OF ISSUER]


                     By:
      Name:

     Title:

Schedule 1 to Exhibit D to Guarantee and Collateral Agreement

Exhibit E to Guarantee and Collateral Agreement

                            FORM OF CONTROL AGREEMENT

                  This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Control Agreement") dated as of _______ ___, 200_, is made by and among _______________, a __________ corporation (the
"Grantor"), Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), and ____________, a ____________ corporation (the "Broker").

                  WHEREAS, the Broker maintains for the Grantor a securities account, Account No. _________________ (the "Pledged

Account"), in the name of the Grantor.
-------

                  WHEREAS, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the Pledged Account, the financial assets and any free credit balance carried therein, all security entitlements with respect thereto, and all additions thereto and substitutions and proceeds thereof (collectively, the "Collateral") pursuant to a Guarantee and Collateral Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent.

                  WHEREAS, the following terms which are defined in Articles 8 and 9 of the New York Uniform Commercial Code in effect in the State of New York on the date hereof (the "New York UCC") are used herein as so defined: Adverse Claim, Commodity Account, Commodity Contract, Control, Entitlement Order, Financial Asset, Instruction, Investment Property, Proceeds, Securities Account, Securities Intermediary, Securities Intermediary's Jurisdiction and Security Entitlement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Notice of Security Interest. The Grantor, the Administrative Agent and the Broker are entering into this Control Agreement to perfect, and to confirm the priority of, the Administrative Agent's security interest in the Collateral. The Broker acknowledges that this Control Agreement constitutes written notification to the Broker of the Administrative Agent's security interest in the Collateral. The Broker agrees to promptly make all necessary entries or notations in its books and records to reflect the Administrative Agent's security interest in the Collateral. The Broker acknowledges that the Administrative Agent has control over the Pledged Account, all financial assets contained therein from time to time, and all security entitlements with respect thereto.

SECTION 2. Collateral; Pledged Account. (a) The Grantor hereby represents and warrants to, and agrees with the Administrative Agent and the Broker that, all investment property (other than any commodity contract or commodity account) held by the Broker for the Grantor is and shall be credited to the Pledged Account.

(b) The Broker hereby represents and warrants to, and agrees with the Grantor and the Administrative Agent that (i) the Broker is a securities intermediary with respect to the Grantor and the Pledged Account is a securities account,
(ii) all assets, property and items from time to time carried in the Pledged Account, including, without limitation, any investment property, are, and will continue to be, financial assets, (iii) the securities intermediary's jurisdiction is, and during the term of this Control Agreement shall remain, the State of New York, (iv) Schedule 1 contains a true and complete statement of the Pledged Account and the financial assets carried therein and any free credit balance therein as of the date hereof, (v) no financial asset included in the Collateral is registered in the name of, payable to the order of, or specially indorsed to, the Grantor, which has not been indorsed to the Broker or in blank, and (vi) the Pledged Account is and shall remain a cash account, and the Broker will not extend, directly or indirectly, any "purpose credit" (within the meaning of such term under Regulation T of the Board of Governors of the Federal Reserve System of the United States) to the Grantor in respect of the Pledged Account.

(c) The Administrative Agent hereby instructs the Broker, and the Broker hereby confirms and agrees that, unless the Administrative Agent shall otherwise direct the Broker in writing, the investment property (other than any commodity contract or commodity account) from time to time held by the Broker for the Grantor shall be credited only to, and carried only in, the Pledged Account.

SECTION 3. Control. The Broker hereby agrees, upon written direction from the Administrative Agent and without further consent from the Grantor, (a) to comply with all instructions, entitlement orders and directions of any kind originated by the Administrative Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Administrative Agent and to pay over to the Administrative Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Administrative Agent, not to comply with the instructions, entitlement orders or directions of any kind originated by the Grantor or any other person.

SECTION 4. Other Agreements; Termination; Successor Brokers. The Broker shall simultaneously send to the Administrative Agent copies of all notices given and statements rendered pursuant to the Pledged Account. The Broker shall notify promptly the Administrative Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral. As long as the Guarantee and Collateral Agreement remains in effect, neither the Grantor nor the Broker shall terminate the Pledged Account without thirty (30) days' prior written notice to the other party and the Administrative Agent. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Account or the Collateral, the provisions of this Control Agreement shall control. In the event the Broker no longer serves as Broker for the Collateral, the Pledged Account and the financial assets carried therein shall be transferred to a successor broker or custodian satisfactory to the
Administrative Agent, provided, that prior to such transfer, such successor broker or custodian shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance satisfactory to the Administrative Agent.

SECTION 5. Protection of Broker. The Broker may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 6. Termination. This Control Agreement shall terminate automatically upon receipt by the Broker of written notice executed by the Administrative Agent that (i) all of the obligations secured by the Collateral have been paid in full in immediately available funds, or (ii) all of the Collateral has been released, whichever is sooner, and the Broker shall thereafter be relieved of all duties and obligations hereunder.

SECTION 7. Waiver; Priority of Administrative Agent's Interests. Other than with respect to its fees and customary commissions with respect to the Pledged Account, the Broker hereby waives its right to set off any obligations of the Grantor to the Broker against any or all of the Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Broker may have against the Collateral, either now or in the future in connection with the Pledged Account are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Credit Agreement, the Guarantee and Collateral Agreement, and all other documents related thereto, whether for principal, interest (including, without limitation, interest as provided in the Credit Agreement, whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. Except for the foregoing and claims and interests of the Administrative Agent and the Grantor in the Collateral, the Broker does not know of any claim to or security interest or other interest in the Collateral.

SECTION 8. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor's and the Administrative Agent's addresses as set forth in the Guarantee and Collateral Agreement, and to the Broker's address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

                  [Name of Broker]
                  [Address of Broker]
                  Attention:
                  Telephone: (     )      -
                              -----  -----
                  Telecopy:  (     )      -
                              -----  -----

SECTION 9. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

SECTION 10. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 11. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Administrative Agent.

SECTION 13. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

SECTION 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

                   [NAME OF GRANTOR]


                   By:
    Name:

   Title:

                   CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent


                   By:
    Name:

                            Title:  Managing Director
                               CIBC World Markets Corp., as Agent

                   [NAME OF BROKER]


                   By:
    Name:

   Title:

Exhibit F to Guarantee and Collateral Agreement

                            FORM OF CONTROL AGREEMENT

                  This CONTROL AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "Control Agreement") dated as of _______ ___, 200_, is made by and among _______________, a __________ corporation (the
"Grantor"), Canadian Imperial Bank of Commerce, as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined in the Guarantee and Collateral Agreement referred to below), and ____________, a ____________ corporation (the "Broker").

                  WHEREAS, the Broker maintains for the Grantor a commodity account, Account No. _________________ (the "Pledged

Account"), in the name of the Grantor.
-------

                  WHEREAS, the Grantor has granted to the Administrative Agent for the benefit of the Secured Parties a security interest in the Pledged Account, the commodity contracts and any free credit balance carried therein, and all additions thereto and substitutions and proceeds thereof (collectively, the "Collateral") pursuant to a Guarantee and Collateral Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among the Grantor and the other persons party thereto as grantors in favor of the Administrative Agent.

                  WHEREAS, the following terms which are defined in Articles 8 and 9 of the New York Uniform Commercial Code in effect in the State of New York on the date hereof (the "New York UCC") are used herein as so defined: Commodity Account, Commodity Contract, Commodity Intermediary's Jurisdiction, Control and Proceeds.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Notice of Security Interest. The Grantor, the Administrative Agent and the Broker are entering into this Control Agreement to perfect, and to confirm the priority of, the Administrative Agent's security interest in the Collateral. The Broker acknowledges that this Control Agreement constitutes written notification to the Broker of the Administrative Agent's security interest in the Collateral. The Broker agrees to promptly make all necessary entries or notations in its books and records to reflect the
Administrative Agent's security interest in the Collateral. The Broker acknowledges that the Administrative Agent has control over the Pledged Account and all commodity contracts and any free credit balance carried therein from time to time.

SECTION 2. Collateral; Pledged Account. (a) The Grantor hereby represents and warrants to, and agrees with the Administrative Agent and the Broker that, all commodity contracts carried by the Broker on its books for the Grantor are and shall be credited to the Pledged Account.

(b) The Broker hereby represents and warrants to, and agrees with the Grantor and the Administrative Agent that (i) the Broker is a commodity intermediary with respect to the Grantor and the Pledged Account is a commodity account, (ii) the commodity intermediary's jurisdiction is, and during the term of this Control Agreement shall remain, the State of New York, (iii) Schedule 1 contains a true and complete statement of the Pledged Account and the commodity contracts and any free credit balance carried therein as of the date hereof, and (iv) the Pledged Account is and shall remain a cash account, and the Broker will not extend, directly or indirectly, any "purpose credit" (within the meaning of such term under Regulation T of the Board of Governors of the Federal Reserve System of the United States) to the Grantor in respect of the Pledged Account.

(c) The Administrative Agent hereby instructs the Broker, and the Broker hereby confirms and agrees that, unless the Administrative Agent shall otherwise direct the Broker in writing, all commodity contracts carried by the Broker on its books for the Grantor shall be credited only to, and carried only in, the Pledged Account.

                  SECTION 3. Control. The Broker hereby agrees, upon written direction from the Administrative Agent and without further consent from the Grantor, (a) to apply any value distributed on account of the commodity contracts carried in the Pledged Account as directed by the Administrative Agent, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Administrative Agent and to pay over to the Administrative Agent all proceeds and other value therefrom or otherwise distributed with respect thereto without any setoff or deduction, and (b) except as otherwise directed by the Administrative Agent, not to apply any value distributed on account of any commodity contract carried in the Pledged Account as directed by the Grantor or any other person.

                  SECTION 4. Other Agreements; Termination; Successor Brokers. The Broker shall simultaneously send to the Administrative Agent copies of all notices given and statements rendered pursuant to the Pledged Account. The Broker shall notify promptly the Administrative Agent and the Grantor if any other person asserts any lien, encumbrance, claim or security interest in or against any of the Collateral. As long as the Guarantee and Collateral Agreement remains in effect, neither the Grantor nor the Broker shall terminate the Pledged Account without thirty (30) days' prior written notice to the other party and the Administrative Agent. In the event of any conflict between the provisions of this Control Agreement and any other agreement governing the Pledged Account or the Collateral, the provisions of this Control Agreement shall control. In the event the Broker no longer serves as Broker for the Collateral, the Pledged Account, the commodity contracts and any free credit balance carried therein shall be transferred to a successor broker, custodian or futures commission merchant satisfactory to the Administrative Agent, provided, that prior to such transfer, such successor broker, custodian or futures commission merchant shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance satisfactory to the Administrative Agent.

SECTION 5. Protection of Broker. The Broker may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

                  SECTION 6. Termination. This Control Agreement shall terminate automatically upon receipt by the Broker of written notice executed by the Administrative Agent that (i) all of the obligations secured by the Collateral have been paid in full in immediately available funds, or (ii) all of the Collateral has been released, whichever is sooner, and the Broker shall thereafter be relieved of all duties and obligations hereunder.

                  SECTION 7. Waiver; Priority of Administrative Agent's Interests. Other than with respect to its fees and customary commissions with respect to the Pledged Account, the Broker hereby waives its right to set off any obligations of the Grantor to the Broker against any or all of the Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Broker may have against the Collateral, either now or in the future in connection with the Pledged Account are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Credit Agreement, the Guarantee and Collateral Agreement, and all other documents related thereto, whether for principal, interest (including, without limitation, interest as provided in the Credit Agreement, whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. Except for the foregoing and claims and interests of the Administrative Agent and the Grantor in the Collateral, the Broker does not know of any claim to or security interest or other interest in the Collateral.

                  SECTION 8. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, to the Grantor's and the Administrative Agent's addresses as set forth in the Guarantee and Collateral Agreement, and to the Broker's address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

                  [Name of Broker]
                  [Address of Broker]
                  Attention:
                  Telephone: (     )      -
                              -----  -----
                  Telecopy:  (     )      -
                              -----  -----

SECTION 9. Amendments in Writing. None of the terms or provisions of this Control Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties hereto.

                  SECTION 10. Entire Agreement. This Control Agreement and the Guarantee and Collateral Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  SECTION 11. Execution in Counterparts. This Control Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 12. Successors and Assigns. This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Administrative Agent.

                  SECTION 13. Governing Law and Jurisdiction. This Control Agreement has been delivered to and accepted by the Administrative Agent and will be deemed to be made in the State of New York. THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

                  SECTION 14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

                        [NAME OF GRANTOR]


                        By:
         Name:

        Title:

                   CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent


                        By:
         Name:

                                 Title:  Managing Director
                                    CIBC World Markets Corp., as Agent

                        [NAME OF BROKER]


                        By:
         Name:

        Title:

Annex 1 to Guarantee and Collateral Agreement
                          FORM OF ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT, dated as of ____________, 200__, made by ______________________, a _______________ corporation (the "Additional
Grantor"), in favor of Canadian Imperial Bank of Commerce , as administrative agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions and entities (the "Lenders") parties to the Credit Agreement referred to below, and (ii) the other Secured Parties (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H:
                                                         - - - - - - - - - -

     WHEREAS, Penn National Gaming, Inc. (the "Borrower"), the Lenders, Lehman Brothers Inc., as lead arranger and book-running manager, CIBC World Markets Corp., as co-lead arranger and co-book-running manager, Lehman Commercial Paper Inc., as syndication agent, the Administrative Agent, and The CIT Group/Equipment Financing, Inc., First Union National Bank and Wells Fargo Bank, N.A., each as documentation agent, have entered into a Credit Agreement, dated as of August __, 2000 (as amended, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"); ----------------

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of August __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Secured Parties;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _____________ to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION  AGREEMENT SHALL BE GOVERNED BY, AND
     CONSTRUED   AND    INTERPRETED    IN   ACCORDANCE    WITH,   THE   LAW   OF
     ---------------------- THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                              [ADDITIONAL GRANTOR]


                                                     By:
                                      Name:

                                     Title:

                                       2